Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under The Securities Act of 1933

BioCorRx Inc.
(Exact name of Registrant as specified in its charter)

Nevada	8093	90-0967447
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2390 East Orangewood Avenue

Suite 575

Anaheim, California 92086

(714) 462-4880

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Brady Granier, President and Chief Executive Officer

Lourdes Felix, Chief Financial Officer and Chief Operating Officer

BioCorRx Inc.

2390 East Orangewood Avenue

Suite 575

Anaheim, California 92086

(714) 462-4880

(Name, address, including zip code, and telephone number

including area code, of agent for service)

With Copies to:

Joseph M. Lucosky Steven A. Lipstein Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large-Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1) (4)		Amount of Registration Fee
Units (2)	$11,500,000	(3)	$1,393.80
Common Stock, par value $0.001 per share, included in the units	$—	(5)	$—	(5)
Warrants to purchase Common Stock, included in the units (6)	—	(5)	—	(5)
Shares of Common Stock, underlying the Warrants to purchase Common Stock (6)	$17,250,000		$2,090.70
Total	$28,750,000		$3,484.50

____________

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Each unit consists of one share of common stock, $0.001 par value per share, of the Registrant (the “Common Stock”) and one warrant to purchase one share of Common Stock.

(3)

Includes shares of the Common Stock and/or warrants to purchase Common Stock which may be issued upon exercise of a 45-day option granted to the underwriters, to cover over-allotments, if any, equal to 15% of the number of units sold in the offering.

(4)

Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(5)	Included in the price of the units. No fee required pursuant to Rule 457(g) under the Securities Act.

(6)	The warrants are exercisable at a per share price of 150% of the unit offering price.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED FEBRUARY 14, 2019

Units

BioCorRx Inc.

This is a firm commitment public offering of ____ units, each unit consisting of one share of our common stock, $0.001 par value per share (the “Common Stock”), and one warrant to purchase one share of Common Stock, of BioCorRx Inc. The warrants included within the units are exercisable immediately, have an exercise price of $ ___ per share, 150% of the public offering price of one unit, and expire five years from the date of issuance.

The units will not be issued or certificated. Purchasers will receive only shares of Common Stock and warrants. The shares of Common Stock and warrants may be transferred separately, immediately upon issuance. The offering also includes the shares of Common Stock issuable from time to time upon exercise of the warrants.

Our Common Stock is presently quoted on the OTCQB Marketplace under the symbol “BICX”. The last reported sales price for our Common Stock as reported on the OTCQB on February 13, 2019 was $5.00. We have applied to have our Common Stock and warrants listed on The NASDAQ Capital Market under the symbols “BICX” and “BICXW,” respectively. No assurance can be given that our application will be approved. There is no established public trading market for the warrants. No assurance can be given that a trading market will develop for the warrants.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total(2)
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

____________

(1)

Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to         , the representative of the underwriters. See “Underwriting” for a description of compensation payable to the underwriters.

(2)	Assumes no exercise of the over-allotment option to purchase shares and/or warrants we have granted to the underwriters as described below.

A 1:100 reverse stock split of the Common Stock (the “Reverse Stock Split”) was effected on January 22, 2019. All share and per share information in this prospectus have been retroactively adjusted to give effect to the Reverse Stock Split, including the financial statements and notes thereto.

We have granted a 45-day option to the representative of the underwriters to purchase up to an aggregate of additional shares of Common Stock and/or warrants equal to 15% of the Common Stock and warrants underlying the units sold in the offering, solely to cover over-allotments, if any.

The underwriters expect to deliver our shares and warrants to purchasers in the offering on or about,                       2019.

The date of this prospectus is _______, 2019

You should rely only on information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus or in any free writing prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Through and including          , 2019 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31 and our fiscal years ended December 31, 2017 and 2016 are sometimes referred to herein as fiscal years 2017 and 2016, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” refer to BioCorRx Inc., a Nevada corporation, and its subsidiaries.

Business Overview

We have developed and own the rights to an innovative alcoholism and opioid addiction treatment program, called BioCorRx® Recovery Program that empowers patients to succeed in their overall recovery. We offer a comprehensive medication-assisted treatment (“MAT”) program that combines non-addictive medication coupled with cognitive behavioral therapy (CBT) modules and peer recovery support and tracking. We have been operating for over 8 years and over 1,000 patients have been treated with our program since we began operating. The addiction treatment services reported cost from provider to patient is an average of $10,000 per patient and a portion is sometimes covered by insurance according to treatment providers. This amount varies due to various factors, the major ones being, type of insurance policy and patients’ out-of-network deductibles. In addition, there are the service provider expenses, and surgery center costs (if not done in the medical provider’s office). Services may also be provided to private-pay patients, by licensed providers, at discounted rates due to financial difficulties.

The BioCorRx® Recovery Program is a comprehensive addiction program which includes peer support and CBT modules (typically completed in 16 sessions on average but not limited to), coupled with a naltrexone implant. The implant is specifically compounded with a prescription from a medical doctor for each individual and is designed to release naltrexone into the body over multiple months. The naltrexone implant means a single administration, long acting naltrexone pellet(s) that consists of a naltrexone formulation in a biodegradable form that is suitable for subcutaneous implantation in a particular patient.

Our subsidiary, BioCorRx Pharmaceuticals, is focused on acquiring and the development of sustained release naltrexone products for the treatment of addiction and other possible disorders. Specifically, the company is developing injectable and implantable naltrexone with the goal of future regulatory approval with the Food and Drug Administration. Our pipeline includes BICX101 for the treatment of opioid addiction and alcoholism as well as BICX102 for the same indications.

In August 2017, the Company announced that it had decided to seek U.S. Food and Drug Administration (the “FDA”) approval on BICX102 in advance of BICX101. Product candidate BICX102 is a long-acting naltrexone implant that can last several months being developed for opioid dependence and alcohol use disorders. The pre-IND meeting date for BICX102 took place on January 24, 2018. On February 12, 2018, the Company announced that the FDA deemed the 505(b)(2) pathway as an acceptable route for approval for BICX102; the Company plans to apply for dual indications, both opioid use disorder and alcohol use disorder, within the same application. A grant application was submitted to the National Institutes of Health on May 14, 2018 for funding the development and study plans for BICX102.

On January 17, 2019, the Company received a Notice of Award from the United States Department of Health and Human Services for a grant from the National Institutes of Health (“NIH”) in support of BICX102 from the National Institute on Drug Abuse. The grant provides for (i) $2,842,430 in funding during the first year and (ii) $2,831,838 during the second year subject to the terms and conditions specified in the grant, including satisfactory progress of project and the availability of funds.

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Treatment Philosophy

Our alcoholism and opioid addiction treatment program empowers patients to succeed. A detailed description of our treatment philosophy is as follows:

Medical Intervention: It is essential to significantly reduce a patient’s cravings for alcohol and opioids in order to fully break the cycle of addiction. We have built our BioCorRx® Recovery Program around a state-of-the-art, minimally invasive, biodegradable implant of naltrexone. The naltrexone in the implant is an FDA-approved pharmaceutical used for the treatment of alcoholism and opioid addiction. A licensed medical professional surgically inserts a marble-sized pellet(s) under the skin in the lower abdomen. The pellet is absorbed into the body and typically dissolves within months following the procedure in most patients depending on their metabolism and other factors.

Focus on Treatment: Unlike many other addiction treatment programs, we focus primarily on the treatment of alcohol and opioid addiction.

Comprehensive Approach: Alcoholism and opioid addiction are complex diseases that need programs specifically designed to treat the body, the mind, and the spirit of one suffering from addiction. We have created a comprehensive recovery program that includes state-of-the-art medical intervention, individually tailored peer support and cognitive behavioral therapy (CBT) modules used by trained addiction specialists. Our program typically lasts for up to 6 months from the initial surgical procedure of inserting the naltrexone pellet(s) to the last peer support session. We believe that through our comprehensive treatment method, clients will have the highest possible chances of recovery from alcohol and opioid dependency.

Program Description

We offer a comprehensive and highly effective alcohol and opioid addiction treatment program. Our proprietary program is designed to offer treatment and healing to both the body and the mind of those suffering from addiction. Our alcoholism and opioid addiction treatment program is a two-part program that includes: (i) the insertion of a naltrexone implant that is believed to reduce physical cravings of alcohol and opioids by a trained physician; and (ii) peer support and CBT that focuses on the psycho-social aspects of addiction. The following is a detailed description of our treatment program.

Naltrexone Implant: Our unique program has reduced physical cravings for numerous patients suffering from alcoholism and opioid addiction. Our implant is believed to reduce cravings over the period of multiple months in most patients depending on their metabolism and other factors. During this time, the program focuses on addressing the mental dependence on alcohol and/or opioids. The implant is a naltrexone pellet(s) that is the size of a marble and inserted via an outpatient surgical procedure into the lower abdomen of the patient. The naltrexone pellets will be absorbed by the body over time and will automatically dissolve and not need to be removed unless otherwise required.

All procedures to place the naltrexone pellets into patients are performed at several independently owned and licensed provider locations. There are approximately 18 licensed providers throughout the United States that offer the BioCorRx® Recovery Program. Locations of the provider locations offering our program can provided by calling our toll free number (888) 993-1099. The procedures are performed by a licensed medical professional. We do not intend for this website address to be an active link or to otherwise incorporate by reference the contents of the website into this prospectus.

The naltrexone implant is produced by select compounding pharmacies contracted by BioCorRx Inc. We entered into an asset purchase agreement (the “Trinity Purchase Agreement”) dated August 20, 2018 with Trinity Compound Solutions, Inc. (“Trinity”). In accordance with the Trinity Purchase Agreement, the Company purchased the worldwide contractual rights, except for New Zealand and Australia, for the naltrexone implant formulation from Trinity. The purchase price for the naltrexone implant was $20,000 cash and 20,000 shares of the Company’s Common Stock. Half of the $20,000 will be paid upon the completion of a training program and half was paid upon the transfer of the naltrexone implant. The shares were issued in December 2018. The naltrexone implant is part of the MAT program (see above). This cannot be sold in New Zealand and Australia due to the limitations imposed by the Trinity Purchase Agreement.

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The naltrexone implant is one or two small pellets that are inserted beneath the skin in the subcutaneous fat located in the lower abdomen. The implant procedure is an outpatient procedure that takes approximately 20-30 minutes. A local anesthetic is administered before the pellets are implanted and the patient is free to leave the clinic and return to normal activities within a few hours of the procedure in most cases. The pellets are biodegradable and will gradually dissolve in the human body. The pellets contain a medicine called naltrexone, which has been shown to block receptors in the brain that crave alcohol and opioids. Naltrexone is an FDA approved medication and all patients are required to obtain a prescription for the medication from a medical doctor. The doctors employed by the licensed providers are responsible for evaluating the patients, determining if the patient is a candidate and, if so, writing the prescription. The prescription is then presented to compounding pharmacies contracted by Trinity that produce the pellets using naltrexone as the core ingredient. BioCorRx does not compound, manufacture or handle the naltrexone implants.

Once the pellet is implanted in the patient, they are usually free to return to work on the next business day and will be contacted by a peer support specialist and/or therapist within a few days if not prior to the procedure to begin the behavioral portion of the program.

BioCorRx® Recovery Program CBT: We developed a CBT program to assist patients in addressing their dependence on alcohol and/or opioids. Prior to, or upon receiving the naltrexone implant, each patient will typically speak with a counselor/therapist. This counselor/therapist will treat the patient for the next several weeks following the implant using the program modules in combination with their own skill sets to help them cope with and address their dependence on alcohol and/or opioids. It usually takes approximately 16 sessions to complete the program modules.

As part of the peer support and CBT program, peer support specialists/counselors focus on bringing family and friends into the recovery process. This provides emotional support for patients and allows them to understand that they have people that care for them and want them to remain sober. The peer support portion of the program typically lasts for 6 months.

Marketing Strategy

We have and will continue to use a variety of advertising and marketing channels to increase exposure and awareness about our BioCorRx® Recovery Program. In addition to word of mouth from patients and providers, we are focusing on building strategic relationships with private insurance and government payers.

Competition

We believe we are one of the leading companies offering a MAT program that is focused on substance abuse treatment in the United States specific to naltrexone therapy. Many treatment providers operate in a broader behavioral healthcare sector without focusing primarily on substance abuse with MAT. We believe our core focus on MAT and scalable program gives us with an advantage over competitors in terms of building our brand and marketing our program to potential customers.

We believe the primary competitive factors affecting our business include:

•	Quality of clinical programs and services;

•	Reputation and brand recognition;

•	Senior management experience including key opinion leaders in addiction; and

•	Sustained release naltrexone products used to treat substance abuse.

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Growth Strategy

There has been a significant focus on increasing access to MAT for opioid addiction. The development of new effective treatments has risen and is of great importance given the devasting effects of opioid use disorder. In February 2018, the FDA announced its plan to expand MAT for opioid dependence by providing new guidance to the industry. We believe MAT is becoming more recognized as the gold standard of care for the treatment of substance use disorder. The intended purpose of MAT for opioid use disorder includes a decrease in illicit opioid use, decreased mortality, and improved long-term sobriety.

We have developed a program that we believe helps patients battle their mental and physical addiction to alcohol and opioids more effectively than traditional methods. We are currently operating in Anaheim, California and market nationally. We are constantly seeking and contracting with additional independent treatment providers in the United States and ramping up efforts to establish pilot programs with local and state government entities.

Our strategic growth also includes product research and development pipelines with significant market opportunities being developed under our subsidiary BioCorRx Pharmaceuticals. Development of BICX102 is an essential element to grow the business and gain payer acceptance; the product candidate is a long-acting naltrexone implant that can last several months being developed for opioid dependence and alcohol use disorders.

Government Regulation and Approvals

All surgical procedures need to be performed by a licensed medical professional.

The naltrexone implant does not require regulatory approval because naltrexone is already an FDA approved medication. Once the physician writes a prescription for naltrexone implant, a pharmacist can put it into a compounded form under U.S. compounding laws and then distribute the compounded medication directly to the ordering physician treating the intended patient. The pharmacy is required to be properly licensed in each state to which the implant is being distributed.

Intellectual Property/Licensing Rights

On August 20, 2018, we entered into the Trinity Purchase Agreement with Trinity. In accordance with the Trinity Purchase Agreement, the Company purchased the worldwide contractual rights, except for New Zealand and Australia, for the naltrexone implant formulation from Trinity. The purchase price for the naltrexone implant was $20,000 cash and 20,000 shares of the Company’s Common Stock. Half of the $20,000 will be paid upon the completion of a training program and half was paid upon the transfer of the naltrexone implant. The shares were issued in December 2018. The naltrexone implant is part of the MAT program (see above). This cannot be sold in New Zealand and Australia due to the limitations imposed by the Trinity Purchase Agreement.

The BioCorRx CBT program/modules used in the BioCorRx® Recovery Program are protected by copyright.

On January 26, 2016, the Company entered into an asset purchase agreement to acquire intellectual and contractual rights for all of North America with the option for Central and South America for naltrexone implant formulas created by the Seller for 24 months upon receipt of the intellectual property for a fee of $55,648. The Company, within the first 12 months has the right to purchase perpetual rights for above territories for a one-time fee, financed over 5 years.

On July 28, 2016, the Company and Therakine, Ltd., an Irish private company limited by shares (“Therakine”), entered into a Development, Commercialization and License Agreement (the “Therakine Agreement”). Therakine has know-how and patents related to sustained release drug delivery technology (the “Technology”). Pursuant to the Therakine Agreement, Therakine granted the Company an exclusive license to utilize the Technology in developing injectable naltrexone products to treat patients suffering addiction to opioids, methamphetamines, cocaine, or alcohol. The Company is permitted to sell on a worldwide basis the products that utilize the Technology. The Therakine Agreement expires when the Company’s last valid claim to Therakine’s patents expires. Upon expiration of the Agreement, the licenses granted will become irrevocable and fully paid up.

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The Company agreed to pay, in return for the license to the Technology, up to $2,750,000 in milestone payments and royalties ranging from 5% to 12% of net sales of products that use the Technology with aggregate payments per year of not less than $250,000. The Company is also required to pay a percentage of any sublicense income it receives related to products that use the Technology. In the event Therakine enters into a license agreement with a third party for products unrelated to injectable naltrexone that use the Technology, Therakine will pay the Company a percentage of its income from these products. As of December 31, 2017, the Company has paid an aggregate of $250,000 of which $75,000 is held in escrow until certain drug levels are met.

In 2016, the Company assigned and Therakine agreed to assign the rights under the Therakine Agreement, to BioCorRx Pharmaceuticals, Inc., the Company’s majority owned subsidiary.

On October 12, 2018, BioCorRx Pharmaceuticals, Inc., the Company’s majority owned subsidiary, acquired $15,200 of Therakine Biodelivery GmBH patent families consisting of approximately 11 patents pending and 1 issued patent. The patent families are subject to a Development, Commercialization and License agreement between the Company and Therakine, Ltd. These patents were first licensed to the Company in July 2018 and subsequently were purchased in October 2018.

Material Agreements

On April 5, 2013, the Company granted licensing rights for ten years in the State of Arizona to Kryptonite Investments LLC (“Kryptonite Investments”). In accordance with the terms and provisions of the license agreement: (i) the license shall be granted by the Company to Kryptonite Investments upon payment of $300,000 to the Company as evidenced by that certain convertible debenture agreement (the “Debenture”); and (ii) the Company shall grant to Kryptonite Investments the exclusive rights to the License to use, sell and offer for sale in the state of Arizona. Kryptonite Investments shall pay the Company a license fee, which shall be payable as either: (i) an upfront License Fee less 10% discount for total of $270,000 if paid within 30 days of date that all principal and interest is repaid by the Company for the Debenture; or (ii) payable as the licensee performs procedures to begin within 30 days of principal and interest being paid in full for the Debenture by the Company.

On July 7, 2014, the Company and Kryptonite Investments entered into a Restatement of Sublicense Agreement, which fully restates material terms of agreement. The execution date of the original License Agreement shall remain the effective date of the Restatement and all obligations.

On November 30, 2015, the Company and Kryptonite Investments entered into an amendment of Restatement of Sublicense Agreement, which amends certain terms of agreement. The execution date of the original License Agreement shall remain the effective date of the Restatement and all obligations.

On December 13, 2013, the Company granted licensing rights for ten years in the state of Connecticut for $350,000 for the up-front license fee to JPL, LLC. During the term of the license agreement, a royalty fee equal to 10% of the revenues generated as well as an agreed upon program fee upon the order of the Counseling Programs.

On December 10, 2015, the Company entered into a royalty agreement (the “Alpine Agreement”) with Alpine Creek Capital Partners LLC (“Alpine Creek”). In accordance with the terms and provisions of the Alpine Agreement, Alpine Creek paid the Company an aggregate of $405,000, payable as follows: (a) a deposit in the amount of $55,000, which Alpine Creek paid to the Company on November 20, 2015, (b) cancellation of that certain secured promissory note, dated October 19, 2015, issued by the Company to Alpine Creek in the aggregate principal amount of $55,000 and (c) within two (2) business days from December 10, 2015, Alpine Creek paid $295,000 to the Company.

In consideration for the $405,000 payment, with the exception of treatments conducted in certain territories, the Company agreed to pay Alpine Creek fifty percent (50%) of the Company’s gross profit for each BioCorRx® Recovery Program sold in the United States that includes procurement of the Company’s implant product until the Company has paid Alpine Creek $1,215,000. The Company agreed that, in the event it had not paid Alpine Creek $1,215,000 within twenty-four (24) months of December 10, 2015, the Company was to continue to pay Alpine Creek fifty percent (50%) of the Company’s gross profit from the sale of each treatment until the Company has paid Alpine Creek an aggregate of $1,620,000, with the exception of treatments conducted in certain territories. Upon the Company’s satisfaction of these obligations, the Company shall pay Alpine Creek $100 for each treatment sold in the United States that includes procurement of the Company’s implant product, into perpetuity. As of January 31, 2019, the Company has paid $27,800 to Alpine Creek. $96,120 is accruing interest and owed to Alpine Creek as of December 31, 2018.

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Competitive Advantages/Operational Strengths

•	According to the National Institute on Drug Abuse better outcomes are shown with MAT for treatment of substance abuse than without it;
•	The combination of MAT with CBT counseling can help sustain recovery;
•	Senior management experience; and
•	Key opinion leaders in addiction consultants.

Our Risks and Challenges

An investment in our securities involves a high degree of risk including risks related to the following:

•	We have received an opinion from our independent registered public accounting firm expressing substantial doubt regarding our ability to continue as a going concern;
•	We have historically generated limited revenue and expect to incur significant operating losses for the foreseeable future;
•	Having inadequate financial or other resources to complete the development of our product candidates; and
•	The likelihood of our future success must be considered in light of the expenses, difficulties, complications and delays often encountered in connection with clinical trials that will be conducted on the development of new solutions to substance use disorders. These potential challenges include, but are not limited to, unanticipated clinical trial delays, changes to the regulatory and competitive landscape and additional costs and expenses that may exceed our current budget estimates.

Northbridge Investment Agreement

On February 9, 2018, the Company entered into the Investment Agreement and a Registration Rights Agreement with Northbridge. Under the terms of the Investment Agreement, Northbridge has agreed to provide the Company with up to ten million dollars ($10,000,000) of funding in the form of purchases of shares of the Company’s Common Stock. A registration statement on Form S-1 registering these future shares was declared effective by the Securities and Exchange Commission (the “SEC”) on September 12, 2018.

The Company has the right to deliver drawdown notices to Northbridge and Northbridge will be obligated to purchase registered shares of the Company’s Common Stock based on the investment amount specified in each drawdown notice. The maximum amount that the Company shall be entitled to draw down in each drawdown notice shall be equal to twice the average of the daily trading volume for the Common Stock during the twelve trading days preceding the drawdown notice date, so long as such amount does not exceed 4.99% of the outstanding shares of the Company. Pursuant to the Investment Agreement, Northbridge and its affiliates will not be permitted to purchase and the Company may not deliver drawdown notices to Northbridge that would result in Northbridge’s beneficial ownership totaling more than 4.99% of the outstanding Common Stock. The price of each registered share shall be equal to 80% percent of the average of the three lowest closing prices of the Common Stock during the twelve trading days preceding the date the applicable drawdown notice is delivered to Northbridge. Drawdown notices may be delivered by the Company to Northbridge until the earlier of thirty-six (36) months after the SEC first declares the registration statement on Form S-1 effective or the date on which Northbridge has purchased an aggregate of $10,000,000 worth of put registered shares. The Company has not yet delivered any drawdown notices to Northbridge.

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Where You Can Find More Information

Our website address is www.biocorrx.com. We do not intend for our website address to be an active link or to otherwise incorporate by reference the contents of the website into this prospectus. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Going Concern Considerations

As reflected in our unaudited consolidated financial statements as of September 30, 2018, the Company had cash of $245,373 and a working capital deficit of $4,895,457. During the nine months ended September 30, 2018, the Company used net cash in operating activities of $1,386,206. The Company has not yet generated any significant revenues and has incurred net losses since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Historically, we have been able to raise funds to support our business operations.

While we believe in the viability of our strategy to generate sufficient revenues and in our ability to raise additional funds through the completion of this offering, there can be no assurance that we will be able to generate sufficient revenues or complete this offering, raise anticipated proceeds, or that any other debt or equity financing will be available or, if available, that it will be available on terms acceptable to us. If we fail to complete this offering or raise anticipated proceeds, we may not be able to continue operations and as such our independent auditor’s report will continue to contain an uncertainty paragraph expressing substantial doubt as to our ability to continue as a going concern.

Corporate Information

We were incorporated as Cetrone Energy Company on January 28, 2008 in the State of Nevada. On October 31, 2011, we completed a reverse acquisition transaction through a share exchange with Fresh Start Private, Inc. (“FSP”), whereby we acquired all of the issued and outstanding shares of FSP in exchange for 370,000 shares of our Common Stock, which represented approximately 31.3% of our total shares outstanding immediately following the closing of the share exchange. As a result of the share exchange, FSP became our wholly-owned subsidiary. The share exchange transaction with FSP was treated as a reverse acquisition, with FSP as the acquirer and the Company as the acquired party.

On January 7, 2014, we filed an amendment to our articles of incorporation (the “Articles”) changing our name to BioCorRx Inc. Effective July 5, 2016, the Company amended the Articles to increase the authorized shares of capital stock of the Company from two hundred million (200,000,000) shares of Common Stock, and eighty thousand (80,000) shares of preferred stock, both $.001 par value respectively, to five hundred twenty five million (525,000,000) shares of Common Stock ($0.001 par value), and six hundred thousand (600,000) shares of preferred stock (no par value), respectively.

 On July 28, 2016, we formed BioCorRx Pharmaceuticals, Inc., a Nevada Corporation, for the purpose of developing certain business lines. In connection with the formation, the, the newly formed sub issued 24.2% ownership to officers of the Company with the Company retaining 75.8%.

On November 23, 2016, the Company filed a certificate of designations, rights and preferences with the Secretary of State of the State of Nevada pursuant to which the Company set forth the designation, powers, rights, privileges, preferences and restrictions of the Series B Preferred Stock.

On January 16, 2018, majority stockholders holding 59% of the voting equity voted to amend the Articles to increase the authorized shares of capital stock (the “Share Increase”) of the Company from five hundred twenty five million (525,000,000) shares of Common Stock, $.001 par value per share, and six hundred thousand (600,000) shares of preferred stock, $0.001 par value per share, to seven hundred fifty million (750,000,000) shares of Common Stock ($0.001 par value per share) and six hundred thousand (600,000) shares of preferred stock ($0.001 par value per share). The Share Increase took effect on May 10, 2018.

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On January 16, 2018, majority stockholders holding 59% of the voting equity voted to grant discretionary authority to the Board of Directors of the Company (the “Board”), at any time or times for a period of 12 months after the date of the written consent, to adopt an amendment to our Articles to effect a reverse split of our issued and outstanding Common Stock in a range of not less than 1-for-5 and not more than 1-for-500. On January 16, 2019, the Board approved and we filed an amendment to the Articles to effect a 1-for-100 reverse stock split (the “Reverse Stock Split”). The Reverse Stock Split was approved by the Financial Industry Regulatory Authority on January 18, 2019 and took effect on January 22, 2019.

Our executive offices are located at 2390 East Orangewood Avenue, Suite 575, Anaheim, California 92806, and our telephone number is (714) 462-4880. Our website is www.biocorrx.com. Our website and the information contained in, or accessible through, our website will not be deemed to be incorporated by reference into this prospectus and does not constitute part of this prospectus.

THE OFFERING

Securities offered by us:

units, each consisting of one share of Common Stock and one warrant to purchase one share of Common Stock. Each warrant will have an exercise price of $ per share (150% of the public offering price per unit), is exercisable immediately and will expire five years from the date of issuance.

Offering Price	$ per unit

Common Stock outstanding before the offering as of February 13, 2019:	2,599,847 shares

Option to purchase additional units:	We have granted the underwriters a 45-day option to purchase up to additional units at the public offering price as set forth on the cover of this prospectus, solely to cover over-allotments, if any.

Use of proceeds:

We intend to use the net proceeds of this offering for the following purposes: working capital, retiring trade payables, marketing, development of product pipeline, technology development for our weight loss program, legal fees, other corporate expenses, acquisitions of complementary products, product candidates, technologies or businesses, and repayment of loans (used for general corporate expenses).

See “Use of Proceeds” section on page 23.

Risk factors:

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 11 before deciding to invest in our securities.

Trading Symbol:

Our Common Stock is presently quoted on the OTCQB Marketplace under the symbol “BICX”. We have applied to have our Common Stock and warrants listed on The NASDAQ Capital Market under the symbols “BICX” and “BICXW” respectively.

Lock-up:

We and our directors, officers and principal stockholders have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of 90 days after the date of this prospectus. See “Underwriting” section on page 62.

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SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statements of operations data for the years ended December 31, 2017 and 2016 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary consolidated statements of operations data for the nine months ended September 30, 2018 and 2017 and the consolidated balance sheets data as of September 30, 2018 are derived from our unaudited consolidated financial statements that are included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods, and the results for the nine months ended September 30, 2018 are not necessarily indicative of our operating results to be expected for the full fiscal year ending December 31, 2018 or any other period. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles (“U.S. GAAP”). Our unaudited consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

SUMMARY STATEMENTS OF OPERATIONS DATA

	For The Nine Months Ended September 30,		For The Fiscal Years Ended December 31*,
	(unaudited) 2018	(unaudited) 2017	2017	2016

Revenues:
Revenues, net	$324,982	$492,364	$657,271	$701,772
Operating Expenses:
Cost of implants and other costs	106,383	198,023	323,608	175,430
Research and development	94,765	159,030	450,722	-
Selling, general and administrative	2,799,311	1,972,521	2,739,967	2,545,311
Termination of licensing agreement			-	132,804
Depreciation and amortization	6,051	25,396	33,888	30,248
Total Operating Expenses	3,006,510	2,354,970	3,548,185	2,883,793
Total Other (Expense) Income	(1,428,318)	(26,271,084)	(26,814,755)	(3,721,961)
Net Loss	(4,109,846)	(28,133,690)	(29,705,669)	(5,903,982)
Net Loss Attributable to Common Stockholders	(4,106,473)	(28,133,690)	(29,705,669)	(5,903,982)
Net Loss Per Share
Basic and Diluted	(2.00)	(12.00)	(13.00)	(3.00)
Weighted Average Number of Common Shares Outstanding
Basic and Diluted	2,478,185	2,291,065	2,326,786	1,702,460
_____________
*	derived from audited consolidated financial statements.

The following table presents consolidated balance sheets data as of September 30, 2018 on:

•	an actual basis;

•	a pro forma basis, giving effect to the sale by us of units in this offering, each consisting of one share of Common Stock and one warrant to purchase one share of Common Stock, at an assumed public offering price of $ per unit, after deducting underwriting discounts and commissions and estimated offering expenses.

The pro forma information will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

	Actual	Pro Forma(1)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$245,373	$
Working capital (deficit)	(4,895,457)
Total assets	587,573
Total liabilities	5,420,856
Total stockholders’ equity (deficit)	(4,833,283)

_______________

(1)

A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our cash and cash equivalents, working capital (deficit), total assets and total stockholders’ equity (deficit) by approximately $________, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us.

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RISK FACTORS

Investing in our securities involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in this prospectus before deciding to purchase our securities. There are many risks that affect our business and results of operations, some of which are beyond our control. Our business, financial condition or operating results could be materially harmed by any of these risks. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. Additional risks that we do not yet know of or that we currently think are immaterial may also affect our business and results of operations.

RISKS RELATED TO OUR COMPANY

We have received an opinion from our independent registered public accounting firm expressing substantial doubt regarding our ability to continue as a going concern.

The audit report issued by our independent registered public accounting firm on our audited consolidated financial statements for the fiscal year ended December 31, 2017 contains an explanatory paragraph regarding our ability to continue as a going concern. The audit report states that our auditing firm has substantial doubt in our ability to continue as a going concern due to the risk that we may not have sufficient cash and liquid assets at December 31, 2017 to cover our operating and capital requirements for the next twelve-month period; and if sufficient cash cannot be obtained, we would have to substantially alter, or possibly even discontinue, operations. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management has developed a plan to continue operations, development of its products, acquire technologies and assets. This plan includes continued control of expenses and obtaining equity or debt financing. Although we have successfully completed equity financings and reduced expenses in the past, we cannot assure you that our plans to address these matters in the future will be successful.

The factors described above could adversely affect our ability to obtain additional financing on favorable terms, if at all, and may cause investors to have reservations about our long-term prospects, and may adversely affect our relationships with customers. There can be no assurance that our auditing firm will not issue the same opinion in the future. If we cannot successfully continue as a going concern, our stockholders may lose their entire investment.

Our revenue is dependent upon acceptance of our program by the market. The failure of such acceptance will cause us to curtail or cease operations.

Our revenue comes from the distribution and licensing of the BioCorRx® Recovery Program. As a result, we will continue to incur operating losses until such time as the use of our program reaches a mature level and we are able to generate sufficient revenue from the distribution and licensing to meet our operating expenses. There can be no assurance that licensed providers will adopt our program, or that insurance companies will agree to reimburse licensed providers for the use of our program. In the event that we are not able to significantly increase the number of licensed providers that use our program, or if we are unable to charge the necessary prices, our financial condition and results of operations will be materially and adversely affected.

The Company is also focused on the research and development of opioid antagonists to treat opioid use disorder and alcoholism. The Company’s products have not yet generated revenues. The Company’s ability to generate significant revenues and achieve profitability depends on the Company’s ability to successfully complete the development of its products, obtain market approval, and generate significant revenues.

If the Company raises additional funds through collaborations and licensing arrangements, the Company may be required to relinquish some rights to its products, or to grant licenses on terms that are not favorable to the Company.

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Our business could be adversely affected if we fail to implement and maintain effective disclosure controls and procedures and internal control over financial reporting.

We concluded that as of December 31, 2017, our disclosure controls and procedures and our internal control over financial reporting were not effective. We have determined that we have limited resources for adequate personnel to prepare and file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) within the required time periods and that material weaknesses in our internal control over financial reporting exist relating to not being able to provide for adequate review of our financial statements. If we are unable to implement and maintain effective disclosure controls and procedures and remediate the material weaknesses in a timely manner, or if we identify other material weaknesses in the future, our ability to produce accurate and timely financial statements and public reports could be impaired, which could adversely affect our business and financial condition. We identified a lack of sufficient segregation of duties. In addition, investors may lose confidence in our reported information and the market price of our Common Stock may decline.

We have a history of operating losses, anticipate future losses and may never be profitable.

We have experienced significant operating losses in each period since we began investing resources in the BioCorRx® Recovery Program. These losses have resulted principally from research and development, sales and marketing, and general and administrative expenses associated with the development of our business. During the year ended December 31, 2017, we recorded a net loss applicable to common shareholders of $29,705,669, or ($13.00) per share, as compared with $5,903,982 or ($3.00) per share, of the corresponding period in 2016. We expect to continue to incur operating losses until distribution and licensing of the BioCorRx® Recovery Program increases substantially. We cannot be certain when, if ever, we will become profitable. Even if we were to become profitable, we might not be able to sustain such profitability on a quarterly or annual basis.

If we are unable to obtain additional financing, business operations will be harmed and if we do obtain additional financing then existing shareholders may suffer substantial dilution.

We need substantial capital to implement our sales distribution strategy for our current products and to develop and commercialize future products using our pressure cycling technology products and services in the sample preparation area, as well as for applications in other areas of life sciences. Our capital requirements will depend on many factors, including but not limited to:

•	the problems, delays, expenses, and complications frequently encountered by early-stage companies;

•	market acceptance of our program;

•	the success of our sales and marketing programs; and

•	changes in economic, regulatory or competitive conditions in the markets we intend to serve.

We expect, if we sell at least $1,320,000 of our shares of Common Stock under the Investment Agreement to Northbridge per year, that the net proceeds of such sales along with our current cash position, to be able to fund our operating expenses and capital expenditure for at least the next 12 months. Thereafter, unless we achieve profitability, we anticipate that we will need to raise additional capital to fund our operations and to otherwise implement our overall business strategy. We currently do not have any contracts or commitments for additional financing. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. Any additional equity financing may involve substantial dilution to then existing shareholders.

If adequate funds are not available or if we fail to obtain acceptable additional financing, we may be required to:

•	severely limit or cease our operations or otherwise reduce planned expenditures and forego other business opportunities, which could harm our business;

•	obtain financing with terms that may have the effect of substantially diluting or adversely affecting the holdings or the rights of the holders of our capital stock; or

•	obtain funds through arrangements with future collaboration partners or others that may require us to relinquish rights to some or all of our technologies or products.

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If more licensed providers do not agree to offer our program to their patients, our program may not achieve market acceptance and we may not become profitable.

As of February 13, 2019, 18 licensed providers have agreed to offer the BioCorRx® Recovery Program. If more licensed providers do not agree to offer the BioCorRx® Recovery Program to their patients, the program may not achieve market acceptance and we may not become profitable. In addition, licensed providers have historically been slow to change their treatment practices because of perceived liability risks arising from the use of new products. Delayed adoption of our program by licensed providers could lead to a delayed adoption by patients and third-party payors. Licensed providers may not agree to offer the BioCorRx® Recovery Program to their patients until certain conditions have been satisfied including, among others:

•	there are recommendations from other prominent licensed providers, educators and/or associations that our program is safe and effective; and

•	reimbursement or insurance coverage from third-party payors is available.

We cannot predict when, if ever, licensed providers and patients may adopt our program. In addition, prolonged market exposure may also be a pre-requisite to reimbursement or insurance coverage from third-party payors. If our program does not achieve an adequate level of acceptance by patients, licensed providers and third-party payors, we may not generate significant product revenues and we may not become profitable.

The use of our program could result in product liability or similar claims that could be expensive, damage our reputation and harm our business.

Our business exposes us to an inherent risk of potential product liability or similar claims related to the naltrexone implant procedure. The hospital industry has historically been litigious, and we face financial exposure to product liability or similar claims if the use of our program were to cause or contribute to injury or death, including, without limitation, harm to the body caused by the naltrexone implant procedure. Although we do maintain product liability insurance, the coverage limits of these policies may not be adequate to cover future claims. A product liability claim, regardless of merit or ultimate outcome, or any product recall could result in substantial costs to us, damage to our reputation, customer dissatisfaction and frustration, and a substantial diversion of management attention. A successful claim brought against us in excess of, or outside of, our insurance coverage could have a material adverse effect on our business, financial condition and results of operations.

Our success is substantially dependent on the continued service of our senior management.

Our success is substantially dependent on the continued service of our Chief Executive Officer (“CEO) and President, Brady Granier, and our Chief Financial Officer (“CFO”) and Chief Operating Officer (“COO”), Lourdes Felix. The Company does not carry key person life insurance on any of its management, which would leave the Company uncompensated for the loss of any of its management. The loss of the services of any of our senior management has made, and could make it more difficult to successfully operate our business and achieve our business goals. In addition, our failure to retain qualified personnel in the diverse areas required for continuing its operations could harm our product development capabilities and customer and employee relationships, delay the growth of sales of our products and could result in the loss of key information, expertise or know-how.

We may not be able to hire or retain other key personnel required for our business, which could disrupt the development and sales of our products and limit our ability to grow.

Competition in our industry for senior management and other key personnel is intense. If we are unable to retain our existing personnel, or attract and train additional qualified personnel, either because of competition in our industry for such personnel or because of insufficient financial resources, our growth may be limited. Our success also depends in particular on our ability to identify, hire, train and retain qualified personnel with experience in development and sales of treatment programs.

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Our officers and directors have significant control over shareholder matters and the minority shareholders will have little or no control over our affairs.

Our two officers (who also serve as directors), one non-employee director, and one employee currently own approximately 89.47% of our outstanding voting equity and has significant control over shareholder matters, such as election of directors, amendments to its Articles of Incorporation, and approval of significant corporate transactions; as a result, the Company’ minority shareholders will have little or no control over its affairs.

The Unavailability, Reduction or Elimination of Government Incentives Could Have a Material Adverse Effect on Our Business, Financial Condition, Operating Results and Prospects.

As of December 31, 2018, government grants accounted for 0% and 0%, respectively, of our revenues, however, we feel they may potentially be a significant portion of our revenues in fiscal year 2019 based on a grant we received from the United States Department of Health and Human Services in support of the Company’s project to develop BICX102. Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, fiscal tightening or other reasons may result in diminished revenues from government sources and diminished demand for our products. This could materially and adversely affect our business, prospects, financial condition and operating results.

Our growth depends in part on the availability and amounts of government subsidies for our naltrexone based treatments. In the event such subsidies discontinue, our business outlook and financial conditions could be negatively impacted.

We are subject to regulations of various government agencies and if we are unable to comply with such regulations it would materially affect our business.

We outsource to a manufacturer and sell our products only if the manufacturer complies with certain regulations of government agencies. A U.S. manufacturer must operate the production facility in accordance with the requirements established by the FDA under the Federal Food, Drug, and Cosmetic Act (FD&C Act). As such, they must have a quality system implemented that is intended to comply with applicable regulations. Manufacturing plants are subject to periodic inspections by the FDA. Such requirements could change and negatively impact our ability to outsource the manufacture of our products which may materially affect our business.

The commercial success of our products will depend upon the degree of market acceptance by physicians, hospitals, third-party payors, and others in the medical community.

Ultimately, none of our current products or products in development, even if they receive approval, may ever gain market acceptance by physicians, hospitals, third-party payors or others in the medical community. If these products do not achieve an adequate level of acceptance, we may not generate significant product revenue and we may not become profitable. The degree of market acceptance of our products, if approved for commercial sale, will depend on a number of factors, including:

•	the efficacy and potential advantages over alternative treatments;

•	the ability to offer our products for sale at competitive prices;

•	the willingness of the target population to accept and adopt our products;

•	the strength of marketing and distribution support and the timing of market introduction of competitive products; and

•	Publicity concerning our products or competing products and treatments.

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Even if a potential product displays a favorable profile, market acceptance of the product will not be known until after it is launched. Our efforts to educate the medical community and third-party payors on the benefits of our products may require significant resources and may never be successful. Such efforts to educate the marketplace may require more resources than are required by conventional technologies marketed by our competitors.

We may not have sufficient resources to effectively introduce and market our services and products, which could materially harm our operating results.

Continuation of market acceptance for our existing services and products such as our BioCorRx Recovery Program and achieving future market acceptance of BICX102, upon approval by the FDA, require substantial marketing efforts and will require our sales account executives, contract partners to make significant expenditures of time and money. In some instances, we will be significantly or totally reliant on the marketing efforts and expenditures of our contract partners, outside sales agents and distributors. The Company has aligned its sales resources with the regional sales segmentation of our clinical products distributors. Although this has positively impacted sales, the large account executive territories may prove to be inefficient as we commercialize products and may hinder our revenue growth.

Because we currently have very limited marketing resources and sales capabilities, commercialization of our products, some of which require regulatory clearance prior to market entrance, we must either expand our own marketing and sales capabilities or consider collaborating with additional third parties to perform these functions. We may, in some instances, rely significantly on sales, marketing and distribution arrangements with collaborative partners and other third parties. In these instances, our future revenue will be materially dependent upon the success of the efforts of these third parties.

Should we determine that expanding our own marketing and sales capabilities is required, we may not be able to attract and retain qualified personnel to serve in our sales and marketing organization, to develop an effective distribution network or to otherwise effectively support our commercialization activities. The cost of establishing and maintaining a more comprehensive sales and marketing organization may exceed its cost effectiveness. If we fail to further develop our sales and marketing capabilities, if sales efforts are not effective or if costs of increasing sales and marketing capabilities exceed their cost effectiveness, our business, results of operations and financial condition would be materially adversely affected.

Health care legislation, including the Patient Protection and Affordable Care Act and the Health Insurance Portability and Accountability Act of 1996, may have a material adverse effect on us.

The Patient Protection and Affordable Care Act (“PPACA”) substantially changes the way healthcare is financed by government and private insurers, encourages improvements in healthcare quality, and impacts the medical device industry. The PPACA includes an excise tax on entities that manufacture or import medical devices offered for sale in the United States; a new Patient-Centered Outcomes Research Institute to conduct comparative effectiveness research; and payment system reforms.

The PPACA also imposes new reporting and disclosure requirements on device and drug manufacturers for any payment or transfer of value made or distributed to physicians or teaching hospitals. Under these provisions, known as the Physician Payment Sunshine Act, affected device and drug manufacturers need to begin data collection on August 1, 2013, with the first reports due in 2014. These provisions require, among other things, extensive tracking and maintenance of databases regarding the disclosure of relationships and payments to physicians and teaching hospitals. In addition, certain states have passed or are considering legislation restricting our interactions with health care providers and/or requiring disclosure of many payments to them. Failure to comply with these tracking and reporting laws could subject us to significant civil monetary penalties.

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The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) created new federal statutes to prevent healthcare fraud and false statements relating to healthcare matters. The healthcare fraud statute prohibits knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private payors. A violation of this statute is a felony and may result in fines, imprisonment or exclusion from government sponsored programs such as the Medicare and Medicaid programs. The false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. A violation of this statute is a felony and may result in fines or imprisonment or exclusion from government sponsored programs. HIPAA also established uniform standards governing the conduct of certain electronic healthcare transactions and protecting the security and privacy of individually identifiable health information maintained or transmitted by healthcare providers, health plans and healthcare clearinghouses.

Both federal and state government agencies are continuing heightened and coordinated civil and criminal enforcement efforts. As part of announced enforcement agency work plans, the federal government will continue to scrutinize, among other things, the billing practices of hospitals and other providers of healthcare services. The federal government also has increased funding to fight healthcare fraud, and it is coordinating its enforcement efforts among various agencies, such as the U.S. Department of Justice, the Office of Inspector General and state Medicaid fraud control units. We believe that the healthcare industry will continue to be subject to increased government scrutiny and investigations.

We may not be able to protect or enforce our intellectual property rights, which could impair our competitive position.

Our success depends significantly on our ability to protect our rights to the patents, trademarks, trade secrets, copyrights and all other intellectual property rights used in our products. Protecting our intellectual property rights is costly and time consuming. We rely primarily on patent protection and trade secrets, as well as a combination of copyright and trademark laws and nondisclosure and confidentiality agreements to protect our technology and intellectual property rights. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or maintain any competitive advantage. Despite our intellectual property rights practices, it may be possible for a third party to copy or otherwise obtain and use our technology without authorization, develop similar technology independently or design around our patents.

We cannot be assured that any of our pending patent applications will result in the issuance of a patent to us. The U.S. Patent and Trademark Office, or USPTO, may deny or require significant narrowing of claims in our pending patent applications, and patents issued as a result of the pending patent applications, if any, may not provide us with significant commercial protection or be issued in a form that is advantageous to us. We could also incur substantial costs in proceedings before the USPTO. Our issued and licensed patents and those that may be issued or licensed in the future may expire or may be challenged, invalidated or circumvented, which could limit our ability to stop competitors from marketing related technologies. Upon expiration of our issued or licensed patents, we may lose some of our rights to exclude others from making, using, selling or importing products using the technology based on the expired patents. There is no assurance that competitors will not be able to design around our patents. We also rely on unpatented proprietary technology. We cannot assure you that we can meaningfully protect all our rights in our unpatented proprietary technology or that others will not independently develop substantially equivalent proprietary products or processes or otherwise gain access to our unpatented proprietary technology. Further, we may not be able to obtain patent protection or secure other intellectual property rights in all the countries in which we operate, and under the laws of such countries, patents and other intellectual property rights may be unavailable or limited in scope. If any of our patents fail to protect our technology, it would make it easier for our competitors to offer similar products. Our trade secrets may be vulnerable to disclosure or misappropriation by employees, contractors and other persons. Any inability on our part to adequately protect our intellectual property may have a material adverse effect on our business, financial condition and results of operations.

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Expenses incurred with respect to monitoring, protecting, and defending our intellectual property rights could adversely affect our business.

Competitors and others may infringe on our intellectual property rights, or may allege that we have infringed on theirs. Monitoring infringement and misappropriation of intellectual property can be difficult and expensive, and we may not be able to detect infringement or misappropriation of our proprietary rights.

Our failure to secure trademark registrations could adversely affect our ability to market our product candidates and our business.

Our trademark applications in the United States and any other jurisdictions where we may file may not be allowed registration, and we may not be able to maintain or enforce our registered trademarks. During trademark registration proceedings, we may receive rejections. Although we are given an opportunity to respond to those rejections, we may be unable to overcome such rejections. In addition, in the USPTO and in corresponding foreign agencies, third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks. Opposition or cancellation proceedings may be filed against our applications and/or registrations, and our applications and/or registrations may not survive such proceedings. Failure to secure such trademark registrations in the United States and in foreign jurisdictions could adversely affect our ability to market our product candidates and our business.

We may not be able to adequately protect our intellectual property outside of the United States.

The laws in some foreign jurisdictions may not provide protection for our trade secrets and other intellectual property. If our trade secrets or other intellectual property are misappropriated in foreign jurisdictions, we may be without adequate remedies to address these issues. Additionally, we also rely on confidentiality and assignment of invention agreements to protect our intellectual property. These agreements may provide for contractual remedies in the event of misappropriation. We do not know to what extent, if any, these agreements and any remedies for their breach, will be enforced by a foreign or domestic court. In the event our intellectual property is misappropriated or infringed upon and an adequate remedy is not available, our future prospects will likely diminish.

Additionally, prosecuting and maintaining intellectual property, particularly patent rights, are very costly endeavors. We do not know whether legal and government fees will increase substantially and therefore are unable to predict whether cost may factor into our intellectual property strategy.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY.

We may encounter competition from local, regional or national entities, some of which have superior resources or other competitive advantages in the larger therapy space. Intense competition may adversely affect our business, financial condition or results of operations. These competitors may be larger and more highly capitalized, with greater name recognition. We will compete with such companies on brand name, quality of services, level of expertise, advertising, product and service innovation and differentiation of product and services. As a result, our ability to secure significant market share may be impeded. Although we believe our services will enable us to service more patients than traditional providers, if these more established offices or providers start offering similar services to ours, their name recognition or experience may enable them to capture a greater market share.

RISKS RELATED TO OUR SECURITIES

Sales of a significant number of shares of our Common Stock in the public market or the perception of such possible sales, could depress the market price of our Common Stock.

Sales of a substantial number of shares of our Common Stock in the public markets, which include an offering of our preferred stock or Common Stock could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity or equity-related securities. We cannot predict the effect that future sales of our Common Stock or other equity-related securities would have on the market price of our Common Stock.

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Our share price could be volatile and our trading volume may fluctuate substantially.

The price of our Common Stock has been and may in the future continue to be extremely volatile. Many factors could have a significant impact on the future price of our shares of Common Stock, including:

•	our inability to raise additional capital to fund our operations, whether through the issuance of equity securities or debt;

•	our failure to successfully implement our business objectives;

•	compliance with ongoing regulatory requirements;

•	market acceptance of our products;

•	changes in government regulations;

•	general economic conditions and other external factors;

•	actual or anticipated fluctuations in our quarterly financial and operating results; and

•	the degree of trading liquidity in our shares of Common Stock.

A decline in the price of our shares of Common Stock could affect our ability to raise further working capital and adversely impact our ability to continue operations.

The relatively low price of our shares of Common Stock, and a decline in the price of our shares of Common Stock, could result in a reduction in the liquidity of our Common Stock and a reduction in our ability to raise capital. Because a significant portion of our operations has been and will continue to be financed through the sale of equity securities, a decline in the price of our shares of Common Stock could be especially detrimental to our liquidity and our operations. Such reductions and declines may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plans and operations, including our ability to continue our current operations. If the price for our shares of Common Stock declines, it may be more difficult to raise additional capital. If we are unable to raise sufficient capital, and we are unable to generate funds from operations sufficient to meet our obligations, we will not have the resources to continue our operations.

The market price for our shares of Common Stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, may have a material adverse effect on the market price of our shares of Common Stock.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our Common Stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our Common Stock and have an adverse effect on the market for our shares.

Our Common Stock is subject to the “Penny Stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted a number of rules to regulate “penny stocks” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act of 1934, as amended. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on NASDAQ if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our securities currently constitute “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our Common Stock, which could severely limit the market liquidity of such shares and impede their sale in the secondary market.

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A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

We currently do not intend to pay dividends on our Common Stock. As result, your only opportunity to achieve a return on your investment is if the price of our Common Stock appreciates.

We currently do not expect to declare or pay dividends on our Common Stock. In addition, in the future we may enter into agreements that prohibit or restrict our ability to declare or pay dividends on our Common Stock. As a result, your only opportunity to achieve a return on your investment will be if the market price of our Common Stock appreciates and you sell your shares at a profit.

We could issue additional Common Stock, which might dilute the book value of our Common Stock.

Our Board has authority, without action or vote of our shareholders, to issue all or a part of our authorized but unissued shares. Such stock issuances could be made at a price that reflects a discount or a premium from the then-current trading price of our Common Stock. In addition, in order to raise capital, we may need to issue securities that are convertible into or exchangeable for our Common Stock. These issuances would dilute the percentage ownership interest, which would have the effect of reducing your influence on matters on which our shareholders vote, and might dilute the book value of our Common Stock. You may incur additional dilution if holders of stock warrants or options, whether currently outstanding or subsequently granted, exercise their options, or if warrant holders exercise their warrants to purchase shares of our Common Stock.

Future Issuance of Our Common Stock, Preferred Stock, Options and Warrants Could Dilute the Interests of Existing Stockholders.

We may issue additional shares of our Common Stock, preferred stock, options and warrants in the future. The issuance of a substantial amount of Common Stock, options and warrants could have the effect of substantially diluting the interests of our current stockholders. In addition, the sale of a substantial amount of Common Stock or preferred stock in the public market, or the exercise of a substantial number of warrants and options either in the initial issuance or in a subsequent resale by the target company in an acquisition which received such Common Stock as consideration or by investors who acquired such Common Stock in a private placement could have an adverse effect on the market price of our Common Stock.

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RISKS RELATED TO THE NORTHBRIDGE OFFERING

We have broad discretion in the use of the net proceeds of the sale of our shares of Common Stock under the Investment Agreement to Northbridge and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds of the sale of our shares of Common Stock under the Investment Agreement to Northbridge. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline and delay the development of our product candidates. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

We may need additional capital, and the sale of additional shares or equity or debt securities could result in additional dilution to our stockholders.

We expect, if we sell at least $1,320,000 of our shares of Common Stock under the Investment Agreement to Northbridge per year, that the net proceeds of such sales along with our current cash position, to be able to fund our operating expenses and capital expenditure for at least the next 12 months. We may, however, require additional cash resources due to changed business conditions or other future developments. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain one or more credit facilities. The sale of additional equity securities could result in additional dilution to our stockholders and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a Common Stock holder. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

If we raise additional funds through government grants, collaborations, strategic alliances, licensing arrangements or marketing and distribution arrangements, we may have to relinquish valuable rights to our technologies, future revenue stream or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market products that we would otherwise prefer to develop and market ourselves.

RISKS RELATED TO THE OFFERING

Investors in This Offering Will Experience Immediate and Substantial Dilution in Net Tangible Book Value.

The public offering price per unit will be substantially higher than the net tangible book value per share of our outstanding Common Stock. As a result, investors in this offering will incur immediate dilution of $ per unit, based on the assumed public offering price of $ per unit. Investors in this offering will pay a price per unit that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

In the Event That Our Common Stock and Warrants Are Listed on NASDAQ, Our Stock Price Could Fall and We Could Be Delisted in Which Case Broker-Dealers May Be Discouraged from Effecting Transactions in Shares of Our Common Stock Because They May Be Considered Penny Stocks and Thus Be Subject to the Penny Stock Rules.

The SEC has adopted a number of rules to regulate “penny stocks” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our securities have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our Common Stock, which could severely limit the market liquidity of such shares and impede their sale in the secondary market.

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A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Speculative Nature of Warrants.

The warrants offered in this offering do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our Common Stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the Common Stock and pay an exercise price of $ per share (150 % of the public offering price of our Common Stock and warrants in this offering), prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. Moreover, following this offering, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their public offering price. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

We May Need Additional Capital, and the Sale of Additional Shares or Equity or Debt Securities Could Result in Additional Dilution to Our Stockholders.

We believe that our existing cash, together with the net proceeds from this offering, will be sufficient to meet our anticipated cash needs for at least the next two years. We may, however, require additional cash resources due to changed business conditions or other future developments. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain one or more credit facilities. The sale of additional equity securities could result in additional dilution to our stockholders and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a Common Stock holder. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

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If we raise additional funds through government grants, collaborations, strategic alliances, licensing arrangements or marketing and distribution arrangements, we may have to relinquish valuable rights to our technologies, future revenue stream or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market products that we would otherwise prefer to develop and market ourselves.

We Have Broad Discretion in the Use of the Net Proceeds from This Offering and May Not Use Them Effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline and delay the development of our product candidates. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If securities or industry analysts do not publish research or reports about our business, or publish inaccurate or unfavorable research reports about our business, our share price and trading volume could Decline.

The trading market for our Common Stock will, to some extent, depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us from time to time should downgrade our shares or change their opinion of our business prospects, our share price would likely decline. If one or more of these analysts ceases coverage of our Company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Substantial future sales of shares of our Common Stock in the public market could cause our stock price to fall.

Holders of shares of Common Stock that we have issued, including shares of Common Stock issuable upon conversion and/or exercise of outstanding convertible notes, shares of preferred stock options and warrants, may be entitled to dispose of their shares pursuant to an exemption from registration under the Securities Act. Additional sales of a substantial number of our shares of our Common Stock in the public market, or the perception that sales could occur, could have a material adverse effect on the price of our Common Stock. Our Common Stock is quoted on the OTCQB Marketplace and there is not now, nor has there been, any significant market for shares of our Common Stock, and an active trading market for our shares may never develop or be sustained. Investors are currently able to use Rule 144 promulgated under the Securities Act to sell shares of our Common Stock and, if they do so, the then-prevailing market prices for our Common Stock may be reduced. Any substantial sales of our Common Stock may have an adverse effect on the market price of our securities.

Sales of a substantial number of shares of our Common Stock in the public market following this offering could cause the market price of our Common Stock to decline. If there are more shares of Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered shares of Common Stock and sellers remain willing to sell the shares. Following the effectiveness of the registration statement of which this prospectus forms a part, all of the shares of Common Stock sold to Northbridge pursuant to the Investment Agreement will be freely tradable without restriction or further registration under the Securities Act

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of the units, each consisting of one share of Common Stock and one warrant to purchase one share of Common Stock, in the offering will be approximately $ million, after deducting the underwriting discounts and commissions and estimated offering expenses, or $ million if the underwriters exercise their over-allotment option in full.

We intend to use the net proceeds of this offering for general corporate purposes, which may include working capital, retiring trade payables, marketing, development of product pipeline, technology development for our weight loss program, legal fees, other corporate expenses, acquisitions of complementary products, product candidates, technologies or businesses, and repayment of notes payable (used for general corporate expenses). However, we currently have no present agreements or commitments for any such acquisitions and no guarantee can be made that we will make such acquisitions in the future.

We currently expect to use the net proceeds of this offering primarily for the following purposes:

•

approximately $992,000 for the repayment of loans (used for general corporate expenses) that have the following interest rates and maturity dates: 8% and September 2019 ($525,000); 8% and August 2019 ($275,000); 12% and due upon demand ($163,600); and 0% and due upon demand ($28,500);

•	approximately $600,000 for payment of trade payables;

•	approximately $ million for;

•	approximately $ million for;

•	the remainder for working capital and other general corporate purposes.

We believe that the expected net proceeds from this offering and our existing cash and cash equivalents, together with interest thereon, will be sufficient to fund our operations for at least the next two years, although we cannot assure you that this will occur.

The amount and timing of our actual expenditures will depend on numerous factors, including the status of our development efforts, sales and marketing activities and the amount of cash generated or used by our operations. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion and flexibility in the application of the net proceeds. Pending these uses, the proceeds will be invested in short-term bank deposits.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market and Other Information

Our Common Stock is quoted on the OTCQB under the trading symbol “BICX”. The Company’s shares began trading on August 30, 2010.

As of February 13, 2019, there were approximately 134 holders of record of our Common Stock, and the last reported sale price of our Common Stock on the OTCQB was $5.00 per share.

Dividend Policy

To date, we have not paid any dividends on our Common Stock and do not anticipate paying any such dividends in the foreseeable future. The declaration and payment of dividends on the Common Stock is at the discretion of our board of directors and will depend on, among other things, our operating results, financial condition, capital requirements, contractual restrictions or such other factors as our board of directors may deem relevant. We currently expect to use all available funds to finance the future development and expansion of our business and do not anticipate paying dividends on our Common Stock in the foreseeable future.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results. Such forward-looking statements include, without limitation, statements regarding:

•	our need for, and our ability to raise, additional equity or debt financing on acceptable terms, if at all;

•	our need to take additional cost reduction measures, cease operations or sell our operating assets, if we are unable to obtain sufficient additional financing;

•	our belief that we have sufficient liquidity to finance normal operations;

•	the options we may pursue in light of our financial condition;

•	the amount of cash necessary to operate our business;

•	our plans and expectations with respect to FDA approval of BICX102;

•	the expected expenses of, and benefits and results from, our research and development efforts;

•	general economic conditions;

•	the anticipated future financial performance and business operations of our company; and

•	our ability to retain our core group of personnel.

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We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization as of September 30, 2018. Such information is set forth on the following basis:

•	on an actual basis.

•

on a pro forma basis, giving effect to the sale by us of units in this offering, each consisting of one share of Common Stock and one warrant to purchase one share of Common Stock, at an assumed public offering price of $         per unit, after deducting underwriting discounts and commissions and estimated offering expenses.

The pro forma information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	Actual	Pro Forma
Cash and cash equivalents	$245,373	$
Total indebtedness	5,420,856
Stockholders’ Deficiency:
Preferred stock, no par value and $0.001 par value; 600,000 authorized as of September 30, 2018
Preferred stock, no par value; 80,000 designated; 80,000 shares issued and outstanding as of September 30, 2018	16,000
Series B Preferred stock, no par value; 160,000 designated; 160,000 shares issued and outstanding as of September 30, 2018	5,616
Common stock, $0.001 par value; 750,000,000 shares authorized, 2,532,863 shares issued and outstanding as of September 30, 2018	2,533
Additional paid-in capital	47,696,973
Accumulated deficit	(52,771,032)
Non-controlling interest	(3,373)
Total Stockholders’ Deficiency	(4,833,283)

_____________

A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our pro forma cash, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $______ assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us.

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DILUTION

If you invest in our securities, your investment will be diluted immediately to the extent of the difference between the public offering price per share of Common Stock you pay in this offering, and the pro forma net tangible book value per share of Common Stock immediately after this offering.

Net tangible book value (deficit) represents the amount of our total tangible assets reduced by our total liabilities. Tangible assets equal our total assets less intangible assets. Pro forma net tangible book value per share represents our pro forma net tangible book value divided by the number of shares of Common Stock outstanding. As of September 30, 2018, our actual net tangible deficit value was $4,833,283 and our net tangible book deficit per share was $2.00.

After giving effect to the sale of shares of Common Stock at the assumed public offering price of $      per share, and after deducting the underwriting discount and commission and estimated offering expenses, our pro forma net tangible book value (deficit) as of September 30, 2018 would have been $      , or $       per share. This represents an immediate increase in pro forma net tangible book value (deficit) of $ per share to existing stockholders and immediate dilution of $      per share to new investors purchasing shares in the offering.

The following table illustrates this per share dilution:

	As of September 30, 2018	Pro Forma(1)
Assumed public offering price per share
Net tangible book deficit value per share as of September 30, 2018	$(2.00)	$
Increase in pro forma net tangible book value per share attributable to new investors	$
Pro forma net tangible book value per share after giving effect to this offering
Dilution in net tangible book value per share to new investors

______________

(1)	Calculated on a pro forma basis, giving effect to the conversion of all our outstanding shares of preferred stock into Common Stock.

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If the underwriter’s overallotment option is exercised, our adjusted pro forma net tangible book value following the offering will be $ per share, and the dilution to new investors in the offering will be $      per share.

A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our pro forma as adjusted net tangible book value after this offering by approximately $      , and dilution per share to new investors by approximately $      for an increase of $1.00, or $(      ) for a decrease of $1.00, after deducting the underwriting discount and estimated offering expenses payable by us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations includes a number of forward-looking statements that reflect Management’s current views with respect to future events and financial performance. You can identify these statements by forward-looking words such as “may” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. Those statements include statements regarding the intent, belief or current expectations of us and members of its management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this report and in our other reports filed with the Securities and Exchange Commission. Important factors currently known to us could cause actual results to differ materially from those in forward-looking statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in the future operating results over time. We believe that its assumptions are based upon reasonable data derived from and known about our business and operations and the business and operations of the Company. No assurances are made that actual results of operations or the results of our future activities will not differ materially from its assumptions. Factors that could cause differences include, but are not limited to, expected market demand for the Company’s services, fluctuations in pricing for materials, and competition.

Business Overview

We are an addiction healthcare solutions company and developer of the BioCorRx® Recovery Program and BICX101 and BICX102 headquartered in Anaheim, California. We were established in January 2010 and currently operating in Anaheim, California. The Company’s current treatment program is called the BioCorRx® Recovery Program and it is also developing a new injectable naltrexone product called BICX101 and an implantable naltrexone implant called BICX102 for the treatment of alcohol and opioid addiction under our subsidiary, BioCorRx Pharmaceuticals. On January 7, 2014 we changed our name to BioCorRx® Inc. to take advantage of unique branding of our BioCorRx® Recovery Program and to look to acquire other addiction programs and healthcare related products and services. We operate within the Specialty Hospitals, Expert Psychiatric industry, specifically within the industry subsets of Alcoholism Rehabilitation Hospital.

The BioCorRx® Recovery Program is a comprehensive addiction program which includes peer support and CBT modules (typically completed in 16 sessions on average but not limited to), coupled with a naltrexone implant. The implant is specifically compounded with a prescription from a medical doctor for each individual and is designed to release naltrexone into the body over multiple months. The naltrexone implant means a single administration, long acting naltrexone pellet(s) that consists of a naltrexone formulation in a biodegradable form that is suitable for subcutaneous implantation in a particular patient.

BioCorRx is not a licensed health care provider and does not provide health care services to patients. BioCorRx does not operate substance abuse clinics. BioCorRx makes the BioCorRx® Recovery Program available to health care providers to utilize when the health care provider determines it is medically appropriate and indicated for his or her patients. Any physician or licensed alcohol addiction treatment provider is solely responsible for treatment options prescribed or recommended to his or her patients. At all times, such providers retain complete and exclusive authority, responsibility, supervision and control over their medical practice, their patients, the treatment that their patients receive and any decision to prescribe the implant to any of the provider’s patients.

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BioCorRx does not condition its license to health care providers accessing the implant on their making available the CBT Program to the providers’ patients although BioCorRx certainly encourages that providers do so.

BioCorRx has issued several license and distribution agreements to several unrelated third parties involving the establishment of alcoholism and opioid addiction rehabilitation and treatment centers and creating certain addiction rehabilitation programs. The Company has continued to expand its operations in 2018 through distribution opportunities of its BioCorRx Recovery Program. There are 18 licensed providers throughout the United States that offer the BioCorRx Recovery Program. The company’s current focus will continue on wider distribution across the United States, branding of the BioCorRx Recovery Program and acquisition of healthcare related products and services. The Company is committed to continuing to provide excellent rehabilitation products and services to healthcare providers nationwide as it expands the distribution of the BioCorRx Recovery Program to a network of independent licensed clinics and licensed healthcare professionals.

Our subsidiary, BioCorRx Pharmaceuticals, is focused on acquiring and the development of sustained release naltrexone products for the treatment of addiction and other possible disorders. Specifically, the company is developing injectable and implantable naltrexone with the goal of future regulatory approval with the Food and Drug Administration. Our pipeline includes BICX101 for the treatment of opioid addiction and alcoholism as well as BICX102 for the same indications.

In August 2017, the Company announced that it had decided to seek U.S. Food and Drug Administration (the “FDA”) approval on BICX102 in advance of BICX101. Product candidate BICX102 is a long-acting naltrexone implant that can last several months being developed for opioid dependence and alcohol use disorders. The pre-IND meeting date for BICX102 took place on January 24, 2018. On February 12, 2018, the Company announced that the FDA deemed the 505(b)(2) pathway as an acceptable route for approval for BICX102; the Company plans to apply for dual indications, both opioid use disorder and alcohol use disorder, within the same application. A grant application was submitted to the National Institutes of Health on May 14, 2018 for funding the development and study plans for BICX102. On January 17, 2019, the Company received a Notice of Award from the United States Department of Health and Human Services for a grant from the National Institutes of Health (“NIH”) in support of BICX102 from the National Institute on Drug Abuse. The grant provides for (i) $2,842,430 in funding during the first year and (ii) $2,831,838 during the second year subject to the terms and conditions specified in the grant, including satisfactory progress of project and the availability of funds.

Recent Developments

On January 16, 2018, the majority stockholders holding 59% of the voting equity of the Company approved an increase in the number of authorized shares which the Company is authorized to issue to 750,600,000 shares and increase the number of authorized shares of Common Stock from five hundred and twenty five million (525,000,000) shares of Common Stock to seven hundred and fifty million (750,000,000) shares of Common Stock (the “Authorized Share Increase”) and granted the Board of Directors of the Company at any time or times for a period of 12 months after the date of the Written Consent, to adopt an amendment to our Articles of Incorporation, as amended, to effect a reverse split of our issued and outstanding Common Stock in a range of not less than 1-for-5 and not more than 1-for-500. On January 16, 2019, the Board approved and we filed an amendment to the Articles to effect the Reverse Stock Split. The Reverse Stock Split was approved by the Financial Industry Regulatory Authority on January 18, 2019 and took effect on January 22, 2019.

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Results of Operations

The following table summarizes changes in selected operating indicators of the Company, illustrating the relationship of various income and expense items to net sales for the respective periods presented (components may not add or subtract to totals due to rounding):

Three Months ended September 30, 2018 Compared with Three Months ended September 30, 2017

Three months ended September 30,	2018	2017
Net Revenues	$78,584	$147,593
Total Operating Expenses	(1,479,702)	(811,238)
Net Interest Expense	(485,395)	(463,929)
Gain on change in derivative liability	-	25,483
Non-controlling interest	3,328	-
Net loss	$(1,883,185)	$(1,102,091)

Revenues

Sales for the three months ended September 30, 2018 were $78,584 compared with $147,593 for the three months ended September 30, 2017, reflecting a decrease of 46.7%.

The decrease in revenue is directly related to the decreased number of patients treated at licensed clinics and a decrease in BioCorRx Recovery Program distribution.

Total Operating Expenses

Total operating expenses for the three months ended September 30, 2018 and 2017 were $1,479,702 and $811,238, respectively, reflecting an increase of $668,464. The primary reason for the increase in 2018 is an increase in stock based compensation and in service provider costs as compared to 2017.

In addition, comparing the three months ended September 30, 2018 to September30, 2017, consulting and investor relations fees decreased from $236,496 to $211,211, accounting and legal fees decreased from $105,993 to $44,261, advertising decreased from $41,735 to $30,052, and rent increased from $15,573 to $17,514. In addition, we incurred $950,814 in stock based compensation expense in 2018 compared to $169,804 in 2017.

Interest Expense

Interest expense for the three months ended September 30, 2018 and 2017 were $485,395 and $463,929, respectively, the increase is due to debt discount amortization incurred of $378,652 and $375,198 for the three months ended September 30, 2018 and 2017, respectively.

Gain on change in Fair Value of Derivative Liability

During the three months ended September 30, 2017, we had outstanding notes and warrants with variable conversion provisions that had the possibility of exceeding our common shares authorized when considering the number of possible shares that may be issuable to satisfy settlement provision of this note. As such, we were required to determine the fair value of this derivative and mark to market each reporting period. For the three months ended September 30, 2017, we incurred a $25,483 gain on change in fair value of our derivative liabilities. At June 29, 2017, we modified notes to eliminate the anti-dilutive provision. In addition, effective January 1, 2018, we elected ASC 2017-09 which allows us to treat warrants with certain anti-dilutive provisions as equity instruments eliminating the need for derivative accounting.

Net Loss

For the three months ended September 30, 2018, the Company experienced a net loss of $1,886,513 compared with a net loss of $1,102,091 for the three months ended September 30, 2017. The increase in net loss is primarily due to the higher operating costs; gain on change in fair value of derivative liabilities and non-cash interest incurred in 2017.

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Nine Months ended September 30, 2018 Compared with Nine Months ended September 30, 2017

Nine months ended September 30,	2018	2017
Net Revenues	$324,982	$492,364
Total Operating Expenses	(3,006,510)	(2,354,970)
Net Interest Expense	(1,428,318)	(10,684,498)
Gain on settlement of debt	-	285,924
Loss on change in derivative liability	-	(15,872,510)
Non-controlling interest	3,373	-
Net loss	$(4,106,473)	$(28,133,690)

Revenues

Sales for the nine months ended September 30, 2018 were $324,982 compared with $492,364 for the nine months ended September 30, 2017, reflecting a decrease of 34%.

The decrease in revenue is directly related to the decreased number of patients treated at licensed clinics and a decrease in BioCorRx Recovery Program distribution.

Total Operating Expenses

Total operating expenses for the nine months ended September 30, 2018 and 2017 were $3,006,510 and $2,354,970, respectively, reflecting an increase of $651,540. The primary reason for the increase in 2018 is a increase in stock based compensation and increases in service provider costs as compared to 2017.

In addition, comparing the nine months ended September 30, 2018 to September 30,2017, consulting and investor relations fees decreased from $797,993 to $635,683, accounting and legal fees increased from $198,718 to $138,878, advertising decreased from $105,506 to $72,067, and rent increased from $28,613 to $43,463. In addition, we incurred $1,556,024 in stock based compensation expense in 2018 compared to $525,782 in 2017.

Interest Expense

Interest expense for the nine months ended September 30, 2018 and 2017 were $1,428,318 and $10,684,498, respectively. In 2017, we incurred a $9,363,244 non-cash interest charge as compared with nil in the current period.

Gain on settlement of debt

During the nine months ended September 30, 2017, we settled outstanding accounts and other payables, realizing a gain on settlement of debt of $285,924 as compared to $0 for the same comparable period, current year.

Loss on change in Fair Value of Derivative Liability

During the nine months ended September 30, 2017, we had outstanding notes and warrants with variable conversion provisions that had the possibility of exceeding our common shares authorized when considering the number of possible shares that may be issuable to satisfy settlement provision of this note. As such, we were required to determine the fair value of this derivative and mark to market each reporting period. For the nine months ended September 30, 2017, we incurred a $(15,872,510) loss on change in fair value of our derivative liabilities. At June 29, 2017, we modified notes to eliminate the anti-dilutive provision. In addition, effective January 1, 2018, we elected ASC 2017-09 which allows us to treat warrants with certain anti-dilutive provisions as equity instruments eliminating the need for derivative accounting.

Net Loss

For the nine months ended September 30, 2018, the Company experienced a net loss of $4,109,846 compared with a net loss of $28,133,690 for the nine months ended September 30, 2017. The decrease in net loss is primarily due to the loss on change in fair value of derivative liabilities and non-cash interest incurred in 2017.

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Year Ended December 31, 2017 Compared with Year Ended December 31, 2016

The following table summarizes changes in selected operating indicators of the Company, illustrating the relationship of various income and expense items to net sales for the respective periods presented (components may not add or subtract to totals due to rounding):

	2017	2016
Revenues	$657,271	$701,772
Total Operating Expenses	(3,548,185)	(2,883,793)
Gain on settlement	296,592
Net Interest Expense	(11,148,525)	(1,048,013)
Loss on change in derivative liability	(15,962,822)	(2,673,948)
Income taxes
Net Loss	$(29,705,669)	$(5,903,982)

Revenues

Revenues for the year ended December 31, 2017 were $657,271 compared with $701,772 for the year ended December 31, 2016, reflecting a decrease of 6%. The decrease in revenue is directly related to the reduced number of patients treated at licensed clinics and BioCorRx® Recovery Program distribution.

Operating Expenses

Total operating expenses for the year ended December 31, 2017 and 2016 were $3,548,185 and $2,883,793, reflecting an increase of 23%. Cost of implants and other direct costs for the year ended December 31, 2017 were $323,608 compared with $175,430 for the year ended December 31, 2016, reflecting an increase of 84%. Cost of implants and other direct costs increased as a percentage of sales (from 16% to 24%) because of the new variation of the licensing and distribution revenue model.

In comparing our selling, general and administrative expenses for the year ended December 31, 2016 to December 31, 2017, consulting fees increased from $768,007 to $981,723, accounting and legal fees decreased from $363,086 to $243,627, advertising decreased from $223,728 to $134,217, and rent increased from $40,736 to $41,533. In addition, we incurred $830,788 as stock based compensation in 2017 compared to $582,348 in 2016 and loss on termination of licensing agreement of $132,804 in 2016.

Interest Expenses

Net interest expense for the year ended December 31, 2017 and 2016 were $11,148,525 and $1,048,013, respectively, reflecting additional costs incurred from our 2017 borrowings. In addition, non-cash debt discount amortization and other non-cash interest relating to our convertible debt was $10,824,298 and $749,514 for the years ended December 31, 2017 and 2016, respectively

Loss on derivative liabilities

We have issued convertible debt and certain warrants with certain anti-dilutive provisions requiring us to record and adjust to fair value at each reporting period. As such for the years ended December 31, 2017 and 2016, we recorded a loss on change in fair value of derivatives of $15,962,822 and $2,673,948, respectively.

Net Loss

For the year ended December 31, 2017, the Company experienced a loss of $29,705,669 compared with a net loss of $5,903,982 for the year ended December 31, 2016. We experienced an increase in net loss primarily from larger non-cash interest costs, losses on derivative liabilities and stock based compensation.

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Liquidity and Capital Resources

As of December 31, 2017, we had cash of approximately $11,342. The following table provides a summary of our net cash flows from operating, investing, and financing activities.

	2017	2016
Net cash (used in) provided by operating activities	$(2,540,395)	$(1,949,400)
Net cash used in investing activities	(2,970)	(328,241)
Net cash provided by financing activities	2,412,252	2,200,036
Net (decrease) increase in cash	(131,113)	(127,065)
Cash, beginning of period	142,455	220,060
Cash, end of period	$11,342	$142,455

As of September 30, 2018, we had cash of approximately $245,000. The following table provides a summary of our net cash flows from operating, investing, and financing activities.

Nine months ended September 30,	2018	2017
Net cash used in operating activities	$(1,386,206)	$(2,221,166)
Net cash used in investing activities	(29,763)	-
Net cash provided by financing activities	1,650,000	2,412,252
Net increase in cash	234,031	191,086
Cash, beginning of period	11,342	92,455
Cash, end of period	$245,373	$283,541

On January 26, 2018, we issued two unsecured promissory notes in aggregate of $250,000 bearing interest at 8% per annum with both principal and interest due December 26, 2018 (as extended).

Currently we have no material commitments for capital expenditures as of September 30, 2018. We have historically sought and continue to seek financing from private sources to move our business plan forward. In order to satisfy the financial commitments, we had relied upon private party financing that has inherent risks in terms of availability and adequacy of funding.

For the next twelve months, we anticipate that we will need to supplement our revenues with additional capital investment or debt to ensure that we will have adequate cash to provide the minimum operating cash requirements to continue as a going concern. There can be no guarantee or assurance that we can raise adequate capital from outside sources. If we are unable to raise funds when required or on acceptable terms, we have to significantly scale back, or discontinue our operations.

Net Cash Flow from Operating Activities

Net cash used in operating activities increased by $590,995 for the year ended December 31, 2017 compared to 2016 primarily due to the Company’s ability to decrease its cash flow from earned revenue that is directly attributable to licensing and distribution agreements.

Net cash used in operating activities was $1,386,206 for the nine months ended September 30, 2018 compared to $2,221,166 used in operating activities the nine months ended September 30, 2017. The decrease was primarily due to the reduced operating costs and expenses incurred in 2018 along with a net increase in operating liabilities of $2,257.

Net Cash Flow from Investing Activities

Net cash used in investing activities decreased by $325,271 for the year ended December 31, 2017 compared to 2016 primarily due payments for intellectual property, purchase of equipment and payment of lease deposit in 2016.

Net cash used in investing activities for the nine months ended September 30, 2018 of $29,763 was comprised of purchasing equipment, as compared to nil for the same period, last year.

Net Cash Flow from Financing Activities

Net cash provided by financing activities increased by $212,216 for the year ended December 31, 2017 compared to 2016 due to additional borrowings of $1,660,000 and stock sales of $940,000, net with repayments of notes payable of $187,748 as compared to borrowings of $2,664,448 and stock sales of $100,000, net with repayments of notes payable of $564,412 in 2016.

Net cash provided by financing activities decreased by $762,252, from $2,412,252 provided by financing activities for the nine months ended September 30, 2017 to $1,650,000 cash provided by financing activities for the nine months ended September 30, 2018. The decrease is primarily from $1,660,000 received from issuance of convertible note and $940,000 received from the sale of our Common Stock, net with repayments of notes payable of $187,748 during the nine months ended September 30, 2017 as compared to $250,000 from issuance of notes and $1,400,000 received from the sale of our Common Stock or receipt of Common Stock subscription in the current period.

Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As of September 30, 2018 and December 31, 2017, the Company has a working capital deficit of $4,895,457 and $1,583,971, and an accumulated deficit of $52,771,032 and $48,840,534. We will be dependent upon the raising of additional capital through placement of our Common Stock in order to implement the Company’s business plan or by using outside financing. There can be no assurance that the Company will be successful in these situations in order to continue as a going concern. The Company is funding its operations by additional borrowings and some shareholder advances.

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Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, sales or expenses, results of operations, liquidity or capital expenditures, or capital resources that are material to an investment in our securities.

Critical Accounting Policies

Use of Estimates and Assumptions

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions used in the fair value of stock-based compensation, the fair value of other equity and debt instruments and allowance for doubtful accounts.

Revenue Recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board “FASB” Accounting Standards Codification “ASC” 606. A five-step analysis a must be met as outlined in Topic 606: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations, and (v) recognize revenue when (or as) performance obligations are satisfied. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. There were no changes to our revenue recognition policy from the adoption of ASC 606.

We license proprietary products and protocols to customers under licensing agreements that allow those customers to utilize the products and protocols in services they provide to their customers. The timing and amount of revenue recognized from license agreements depends upon a variety of factors, including the specific terms of each agreement. Such agreements are reviewed for multiple performance obligations. Performance obligations can include amounts related to initial non-refundable license fees for the use of our products and protocols and additional royalties on covered services.

Revenue is only recognized after all of the following criteria are met: (1) written agreements have been executed; (2) delivery of technology or intellectual property rights has occurred; (3) fees are fixed or determinable; and (4) collectability of fees is reasonably assured.

Under these license agreements, we receive an initial non-refundable license fee and in some cases, additional running royalties. Generally, the Company defers recognition of non-refundable upfront fees if it has continuing performance obligations without which the technology, right, product or service conveyed in conjunction with the non-refundable fee has no utility to the licensee that is separate and independent of its performance under the other elements of the arrangement. License fees collected from Licensees but not yet recognized as income are recorded as deferred revenue and amortized as income earned over the expected economic life of the related contract.

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Deferred Revenue

We, from time to time, collect initial license fees when license agreements are signed and become effective. License fees collected from Licensees but not yet recognized as income are recorded as deferred revenue and amortized as income earned over the economic life of the related contract.

Stock-Based Compensation

Share-based compensation issued to employees is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period. The Company measures the fair value of the share-based compensation issued to non-employees using the stock price observed in the arms-length private placement transaction nearest the measurement date (for stock transactions) or the fair value of the award (for non-stock transactions), which were considered to be more reliably determinable measures of fair value than the value of the services being rendered. The measurement date is the earlier of (1) the date at which commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete.

Recent Accounting Pronouncements

See our discussion under Note 2-Significant Accounting Policies in our financial statements.

BUSINESS

Business Overview

We have developed and own the rights to an innovative alcoholism and opioid addiction treatment program, called BioCorRx® Recovery Program that empowers patients to succeed in their overall recovery. We offer a comprehensive medication-assisted treatment (“MAT”) program that combines non-addictive medication coupled with cognitive behavioral therapy (CBT) modules and peer recovery support and tracking. We have been operating for over 6 years and over 1,000 patients have been treated with our program since we began operating. The addiction treatment services reported cost from provider to patient is an average of $12,500 per patient and a portion is sometimes covered by insurance according to treatment providers. This amount varies due to many factors, the major ones being, type of insurance policy and patients’ out-of-network deductibles. In addition, there are the service provider expenses, and surgery center costs (if not done in the medical provider’s office). Services may also be provided to cash patients, by licensed providers, at discounted rates due to financial difficulties.

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The BioCorRx® Recovery Program is a comprehensive addiction program which includes peer support and CBT modules (typically completed in 16 sessions on average but not limited to), coupled with a naltrexone implant. The implant is specifically compounded with a prescription from a medical doctor for each individual and is designed to release naltrexone into the body over multiple months. The naltrexone implant means a single administration, long acting naltrexone pellet(s) that consists of a naltrexone formulation in a biodegradable form that is suitable for subcutaneous implantation in a particular patient.

Our subsidiary, BioCorRx Pharmaceuticals, is focused on acquiring and the development of sustained release naltrexone products for the treatment of addiction and other possible disorders. Specifically, BioCorRx Pharmaceuticals is developing injectable and implantable naltrexone with the goal of future regulatory approval with the Food and Drug Administration. Our pipeline includes BICX101 for the treatment of opioid addiction and alcoholism as well as BICX102 for the same indications.

On October 12, 2018, BioCorRx Pharmaceuticals, Inc., the Company’s majority owned subsidiary, acquired $15,200 of Therakine Biodelivery GmbH patent families consisting of approximately 11 patents pending and 1 issued patent. The patent families are subject to a Development, Commercialization and License agreement between the Company and Therakine, Ltd.

In August 2017, the Company announced that it had decided to seek FDA approval on BICX102 in advance of BICX101. Product candidate BICX102 is a long-acting naltrexone implant that can last multiple months being developed for opioid dependence and alcohol use disorders. The pre-IND meeting date for BICX102 took place on January 24, 2018. On February 12, 2018, the Company announce that the FDA deemed the 505(b)(2) pathway as an acceptable route for approval for BICX102; the Company plans to apply for dual indications, both opioid use disorder and alcohol use disorder, within the same application. A grant application was submitted to the National Institutes of Health on May 14, 2018 for funding the development and study plans for BICX102.

Treatment Philosophy

Our alcoholism and opioid addiction treatment program empowers patients to succeed. A detailed description of our treatment philosophy is as follows:

Medical Intervention: It is essential to significantly reduce a patient’s cravings for alcohol and opioids in order to fully break the cycle of addiction. We have built our BioCorRx ® Recovery Program around a state-of-the-art, minimally invasive, biodegradable implant of naltrexone. The naltrexone in the implant is an FDA-approved pharmaceutical used for the treatment of alcoholism and opioid addiction. A licensed medical professional surgically inserts a marble-sized pellet(s) under the skin in the lower abdomen. The pellet is absorbed into the body and typically dissolves within months following the procedure in most patients depending on their metabolism and other factors.

Focus on Treatment: Unlike many other addiction treatment programs, we focus primarily on the treatment of alcohol and opioid addiction.

Comprehensive Approach: Alcoholism and opioid addiction are complex diseases that need programs specifically designed to treat the body, the mind, and the spirit of one suffering from addiction. We have created a comprehensive recovery program that includes state-of-the-art medical intervention, individually tailored peer support and cognitive behavioral therapy (CBT) modules used by trained addiction specialists. Our program typically lasts for up to 6 months from the initial surgical procedure of inserting the naltrexone pellet(s) to the last peer support coaching session. We believe that through our comprehensive treatment method, clients will have the highest possible chances of full recovery from alcohol and opioid dependency.

Program Description

We offer a comprehensive and highly effective alcohol and opioid addiction treatment program. Our proprietary program is designed to offer treatment and healing to both the body and the mind of those suffering from addiction. Our alcoholism and opioid addiction treatment program is a two-part program that includes: (i) the insertion of a naltrexone implant that is believed to reduce physical cravings of alcohol and opioids by a trained physician; and (ii) peer support and CBT that focuses on the psycho-social aspects of addiction. The following is a detailed description of our treatment program.

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Naltrexone Implant: Our unique program has reduced physical cravings for numerous patients suffering from alcoholism and opioid addiction. Our implant is believed to reduce cravings over the period of multiple months in most patients depending on their metabolism and other factors. During this time, the program focuses on addressing the mental dependence on alcohol and/or opioids. The implant is a naltrexone pellet(s) that is the size of a marble and inserted via an outpatient surgical procedure into the lower abdomen of the patient. The naltrexone pellets will be absorbed by the body over time and will automatically dissolve and not need to be removed unless otherwise required.

All procedures to place the naltrexone pellets into patients are performed at several independently owned and licensed provider locations. There are approximately 18 licensed providers throughout the United States that offer the BioCorRx ® Recovery Program. Addresses of most independently owned provider locations offering our program are available on our website www.beataddiction.com. The procedures are performed by a licensed medical professional. We do not intend for this website address to be an active link or to otherwise incorporate by reference the contents of the website into this prospectus.

The naltrexone implant is produced by select compounding pharmacies contracted by BioCorRx Inc. We entered into an asset purchase agreement (the “Trinity Purchase Agreement”) dated August 20, 2018 with Trinity Compound Solutions, Inc. (“Trinity”). In accordance with the Trinity Purchase Agreement, the Company purchased the worldwide contractual rights, except for New Zealand and Australia, for the naltrexone implant formulation from Trinity. The purchase price for the naltrexone implant was $20,000 cash and 20,000 shares of the Company’s Common Stock of Company. Half of the $20,000 will be paid upon the completion of a training program and half was paid upon the transfer of the naltrexone implant. The shares were issued in December 2018. The naltrexone implant is part of the MAT program (see above). This cannot be sold in New Zealand and Australia due to the limitations imposed by the Trinity Purchase Agreement.

The naltrexone implant is one or two small pellets that are inserted beneath the skin in the subcutaneous fat located in the lower abdomen. The implant procedure is an outpatient procedure that takes approximately 20-30 minutes. A local anesthetic is administered before the pellets are implanted and the patient is free to leave the clinic and return to normal activities within a few hours of the procedure in most cases. The pellets are biodegradable and will gradually dissolve in the human body. The pellets contain a medicine called naltrexone, which has been shown to block receptors in the brain that crave alcohol and opioids. Naltrexone is an FDA approved medication and all patients are required to obtain a prescription for the medication from a medical doctor. The doctors employed by the licensed providers are responsible for evaluating the patients, determining if the patient is a candidate and, if so, writing the prescription. The prescription is then presented to compounding pharmacies contracted by Trinity that produce the pellets using naltrexone as the core ingredient. BioCorRx does not compound, manufacture or handle the naltrexone implants.

Once the pellet is implanted in the patient, they are usually free to return to work on the next business day and will be contacted by a peer support specialist and/or therapist within a few days if not prior to the procedure to begin the behavioral portion of the program.

BioCorRx® Recovery Program CBT: We developed a CBT program to assist patients in addressing their dependence on alcohol and/or opioids. Prior to, or upon receiving the naltrexone implant, each patient will typically speak with a counselor/therapist. This counselor/therapist will treat the patient for the next several weeks following the implant using the program modules in combination with their own skill sets to help them cope with and address their dependence on alcohol and/or opioids. It usually takes approximately 16 sessions to complete the program modules.

As part of the peer support and CBT program, peer support specialists/counselors focus on bringing family and friends into the recovery process. This provides emotional support for patients and allows them to understand that they have people that care for them and want them to remain sober. The peer support portion of the program typically lasts for 6 months.

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Marketing Strategy

We have and will continue to use a variety of advertising and marketing channels to increase exposure and awareness about our BioCorRx Recovery Program. In addition to word of mouth from patients and providers, we are focusing on building strategic relationships with private insurance and government payers

Competition

We believe we are one of the leading companies offering a MAT program that is focused on substance abuse treatment in the United States specific to naltrexone therapy. Many treatment providers operate in a broader behavioral healthcare sector without focusing primarily on substance abuse with MAT. We believe our core focus on MAT and scalable program gives us with an advantage over competitors in terms of building our brand and marketing our program to potential customers.

We believe the primary competitive factors affecting our business include:

•	Quality of clinical programs and services;
•	Reputation and brand recognition;
•	Senior management experience including key opinion leaders in addiction; and
•	Sustained release naltrexone products used to treat substance abuse.

Growth Strategy

There has been a significant focus on increasing access to MAT for opioid addiction. The development of new effective treatments has risen and is of great importance given the devasting effects of opioid use disorder. In February 2018, the FDA announced its plan to expand MAT for opioid dependence by providing new guidance to the industry. We believe MAT is becoming more recognized as the gold standard of care for the treatment of substance use disorder. The intended purpose of MAT for opioid use disorder includes a decrease in illicit opioid use, decreased mortality, and improved long-term sobriety.

We have developed a program that we believe helps patients battle their mental and physical addiction to alcohol and opioids more effectively than traditional methods. We are currently operating in Anaheim, California and market nationally. We are constantly seeking and contracting with additional independent treatment providers in the United States and ramping up efforts to establish pilot programs with local and state government entities.

Our strategic growth also includes product research and development pipelines with significant market opportunities being developed under our subsidiary BioCorRx Pharmaceuticals. Development of BICX102 is an essential element to grow the business and gain payer acceptance; the product candidate is a long-acting naltrexone implant that can last several months being developed for opioid dependence and alcohol use disorders.

Government Regulation and Approvals

All surgical procedures need to be performed by a licensed medical professional.

The naltrexone implant does not require regulatory approval because naltrexone is already an FDA approved medication. Once the physician writes a prescription for naltrexone implant, a pharmacist can put it into a compounded form under U.S. compounding laws and then distribute the compounded medication directly to the ordering physician treating the intended patient. The pharmacy is required to be properly licensed in each state to which the implant is being distributed.

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Intellectual Property/Licensing Rights

The naltrexone implant is produced by select compounding pharmacies contracted by BioCorRx Inc. We entered into an asset purchase agreement (the “Trinity Purchase Agreement”) dated August 20, 2018 with Trinity Compound Solutions, Inc. (“Trinity”). In accordance with the Trinity Purchase Agreement, the Company purchased the worldwide contractual rights, except for New Zealand and Australia, for the naltrexone implant formulation from Trinity. The purchase price for the naltrexone implant was $20,000 cash and 20,000 shares of the Company’s Common Stock of Company. Half of the $20,000 will be paid upon the completion of a training program and half was paid upon the transfer of the naltrexone implant. The shares were issued in December 2018. The naltrexone implant is part of the MAT program (see above). This cannot be sold in New Zealand and Australia due to the limitations imposed by the Trinity Purchase Agreement.

The BioCorRx CBT program/modules used in the BioCorRx® Recovery Program are protected by copyright.

On January 26, 2016, the Company entered into an asset purchase agreement to acquire intellectual and contractual rights for all of North America with the option for Central and South America for naltrexone implant formulas created by the Seller for 24 months upon receipt of the intellectual property for a fee of $55,648. The Company, within the first 12 months has the right to purchase perpetual rights for above territories for a one-time fee, financed over 5 years.

On July 28, 2016, the Company and Therakine, Ltd., an Irish private company limited by shares (“Therakine”), entered into a Development, Commercialization and License Agreement (the “Agreement”). Therakine has know-how and patents related to sustained release drug delivery technology (the “Technology”). Pursuant to the Agreement, Therakine granted the Company an exclusive license to utilize the Technology in developing injectable naltrexone products to treat patients suffering addiction to opioids, methamphetamines, cocaine, or alcohol. The Company is permitted to sell on a worldwide basis the products that utilize the Technology. The Agreement expires when the Company’s last valid claim to Therakine’s patents expires. Upon expiration of the Agreement, the licenses granted will become irrevocable and fully paid up.

The Company agreed to pay, in return for the license to the Technology, up to $2,750,000 in milestone payments and royalties ranging from 5% to 12% of net sales of products that use the Technology with aggregate payments per year of not less than $250,000. The Company is also required to pay a percentage of any sublicense income it receives related to products that use the Technology. In the event Therakine enters into a license agreement with a third party for products unrelated to injectable naltrexone that use the Technology, Therakine will pay the Company a percentage of its income from these products. As of December 31, 2017, the Company has paid an aggregate of $250,000 of which $75,000 is held in escrow until certain drug levels are met.

In 2016, the Company assigned and Therakine agreed to assign the rights under the Therakine Agreement, to BioCorRx Pharmaceuticals, Inc., the Company’s majority owned subsidiary.

On October 12, 2018, BioCorRx Pharmaceuticals, Inc., the Company’s majority owned subsidiary, acquired $15,200 of Therakine Biodelivery GmbH patent families consisting of approximately 11 patents pending and 1 issued patent. The patent families are subject to a Development, Commercialization and License agreement between the Company and Therakine, Ltd.

Material Agreements

On April 5, 2013, the Company granted licensing rights for ten years in the State of Arizona to Kryptonite Investments LLC. In accordance with the terms and provisions of the license agreement: (i) the license shall be granted by the Company to Kryptonite Investments upon payment of $300,000 to the Company as evidenced by that certain convertible debenture agreement (the “Debenture”); and (ii) the Company shall grant to Kryptonite Investments the exclusive rights to the License to use, sell and offer for sale in the state of Arizona. Kryptonite Investments shall pay the Company a license fee, which shall be payable as either: (i) an upfront License Fee less 10% discount for total of $270,000 if paid within 30 days of date that all principal and interest is repaid by the Company for the Debenture; or (ii) payable as the licensee performs procedures to begin within 30 days of principal and interest being paid in full for the Debenture by the Company.

On July 7, 2014, the Company and Kryptonite Investments LLC entered into a Restatement of Sublicense Agreement, which fully restates material terms of agreement. The execution date of the original License Agreement shall remain the effective date of the Restatement and all obligations.

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On November 30, 2015, the Company and Kryptonite Investments LLC entered into an amendment of Restatement of Sublicense Agreement, which amends certain terms of agreement. The execution date of the original License Agreement shall remain the effective date of the Restatement and all obligations.

On December 13, 2013, the Company granted licensing rights for ten years in the state of Connecticut for $350,000 for the up-front license fee to JPL, LLC. During the term of the license agreement, a royalty fee equal to 10% of the revenues generated as well as an agreed upon program fee upon the order of the Counseling Programs.

On December 10, 2015, the Company entered into a royalty agreement with Alpine Creek Capital Partners LLC (“Alpine Creek”). In accordance with the terms and provisions of the agreement, Alpine Creek paid the Company an aggregate of $405,000, payable as follows: (a) a deposit in the amount of $55,000, which Alpine Creek paid to the Company on November 20, 2015, (b) cancellation of that certain secured promissory note, dated October 19, 2015, issued by the Company to Alpine Creek in the aggregate principal amount of $55,000 and (c) within two (2) business days from December 10, 2015, Alpine Creek paid $295,000 to the Company.

In consideration for the $405,000 payment, with the exception of treatments conducted in certain territories, the Company agreed to pay Alpine Creek fifty percent (50%) of the Company’s gross profit for each BioCorRx® Recovery Program sold in the United States that includes procurement of the Company’s implant product until the Company has paid Alpine Creek $1,215,000. The Company agreed that, in the event it had not paid Alpine Creek $1,215,000 within twenty-four (24) months of December 10, 2015, the Company was to continue to pay Alpine Creek fifty percent (50%) of the Company’s gross profit from the sale of each treatment until the Company has paid Alpine Creek an aggregate of $1,620,000, with the exception of treatments conducted in certain territories. Upon the Company’s satisfaction of these obligations, the Company shall pay Alpine Creek $100 for each treatment sold in the United States that includes procurement of the Company’s implant product, into perpetuity. As of August 9, 2018, the Company has paid $27,800 to Alpine Creek.

Northbridge Investment Agreement

On February 9, 2018, the Company entered into the Investment Agreement and a Registration Rights Agreement with Northbridge. Under the terms of the Investment Agreement, Northbridge has agreed to provide the Company with up to ten million dollars ($10,000,000) of funding in the form of purchases of shares of the Company’s Common Stock. Northbridge will only make these purchases after a Registration Statement on Form S-1 (the “Northbridge Registration Statement” registering these future shares is declared effective by the SEC. The SEC declared the Company’s Northbridge Registration Statement effective on September 12, 2018.

Following the effectiveness of the Northbridge Registration Statement, the Company has the right to deliver drawdown notices to Northbridge and Northbridge will be obligated to purchase registered shares of the Company’s Common Stock based on the investment amount specified in each drawdown notice. The maximum amount that the Company shall be entitled to draw down in each drawdown notice shall be equal to twice the average of the daily trading volume for the Company’s Common Stock during the twelve trading days preceding the drawdown notice date, so long as such amount does not exceed 4.99% of the outstanding shares of the Company. Pursuant to the Investment Agreement, Northbridge and its affiliates will not be permitted to purchase and the Company may not deliver drawdown notices to Northbridge that would result in Northbridge’s beneficial ownership totaling more than 4.99% of the Company’s outstanding Common Stock. The price of each registered share shall be equal to 80% percent of the average of the three lowest closing prices of the Company’s Common Stock during the twelve trading days preceding the date the applicable drawdown notice is delivered to Northbridge. Drawdown notices may be delivered by the Company to Northbridge until the earlier of thirty-six (36) months after the SEC first declares the Northbridge Registration Statement effective or the date on which Northbridge has purchased an aggregate of $10,000,000 worth of put registered shares.

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Employees

We have 4 full-time employees. We believe that our relations with our employees are good. None of our employees are represented by a labor union. Our performance depends on our ability to attract and retain qualified professional, scientific and technical staff. The level of competition among employers for skilled personnel is high. Subject to our limited financial resources, we attempt to maintain employee benefit plans to enhance employee morale, professional commitment and work productivity and provide an incentive for employees to remain with us.

Corporate Information

We were incorporated as Cetrone Energy Company on January 28, 2008 in the State of Nevada. On October 31, 2011, we completed a reverse acquisition transaction through a share exchange with Fresh Start Private, Inc. (“FSP”), whereby we acquired all of the issued and outstanding shares of FSP in exchange for 370,000 shares of our Common Stock, which represented approximately 31.3% of our total shares outstanding immediately following the closing of the share exchange. As a result of the share exchange, FSP became our wholly-owned subsidiary. The share exchange transaction with FSP was treated as a reverse acquisition, with FSP as the acquirer and the Company as the acquired party.

On January 7, 2014, we filed an amendment to our articles of incorporation changing our name to BioCorRx Inc. Effective July 5, 2016, the Company amended its articles of incorporation to increase the authorized shares of capital stock of the Company from two hundred million (200,000,000) shares of Common Stock, and eighty thousand (80,000) shares of preferred stock, both $.001 par value respectively, to five hundred twenty five million (525,000,000) shares Common Stock ($0.001 par value), and six hundred thousand (600,000) shares of preferred stock (no par value), respectively.

On July 28, 2016, we formed BioCorRx Pharmaceuticals, Inc., a Nevada Corporation, for the purpose of developing certain business lines. In connection with the formation, the, the newly formed sub issued 24.2% ownership to officers of the Company with the Company retaining 75.8%.

On November 23, 2016, the Company filed a certificate of designations, rights and preferences with the Secretary of State of the State of Nevada pursuant to which the Company set forth the designation, powers, rights, privileges, preferences and restrictions of the Series B Preferred Stock.

On January 16, 2018, majority stockholders holding 59% of the voting equity voted to amend its articles of incorporation to increase the authorized shares of capital stock (the “Share Increase”) of the Company from five hundred twenty five million (525,000,000) shares of Common Stock, $.001 par value per share, and six hundred thousand (600,000) shares of preferred stock, $0.001 par value per share, to seven hundred fifty million (750,000,000) shares of Common Stock ($0.001 par value per share) and six hundred thousand (600,000) shares of preferred stock ($0.001 par value per share). The Share Increase took effect on May 10, 2018.

Also, on January 16, 2018, majority stockholders holding 59% of the voting equity voted to grant discretionary authority to the Board of Directors of the Company (the “Board”), at any time or times for a period of 12 months after the date of the Written Consent, to Adopt an amendment to our Articles to effect a reverse split of our issued and outstanding Common Stock in a range of not less than 1-for-5 and not more than 1-for-500. . On January 16, 2019, the Board approved and we filed an amendment to the Articles to effect a 1-for-100 reverse stock split. The Reverse Stock Split was approved by the Financial Industry Regulatory Authority on January 18, 2019 and took effect on January 22, 2019.

Our executive offices are located at 2390 East Orangewood Avenue, Suite 575, Anaheim, California 92806, and our telephone number is (714) 462-4880. Our website is www.biocorrx.com. Our website and the information contained in, or accessible through, our website will not be deemed to be incorporated by reference into this prospectus and does not constitute part of this prospectus.

Properties

We do not own any real estate or other physical properties material to our operations. We operate from leased space. Our executive offices are located at 2390 East Orangewood Avenue, Suite 575, Anaheim, California 92806, and our telephone number is (714) 462-4880. We lease this property. Our lease commenced effective July 1, 2016 for a term of three years. The base rent is $4,474 per month. We believe this space is sufficient to satisfy our current operations.

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Legal Proceedings

From time to time, we may be engaged in various lawsuits and legal proceedings in the ordinary course of our business. Except as described below, we are currently not aware of any legal proceedings the ultimate outcome of which, in our judgment based on information currently available, would have a material adverse effect on our business, financial condition or results of operations.

On March 9, 2016, Jorge Andrade (former Company’s Chief Executive Officer) and Terranautical Global Investments, Inc. (“TGI”) filed with the Eighth Judicial District Court in Clark County, Nevada a lawsuit claiming unpaid compensation, bonuses and previous loans in aggregate of $316,000 plus accrued interest and damages.

On March 21, 2016, Mr. Andrade, TGI and the Company entered into a settlement agreement whereby the Company agreed to settle for a cash payment of $250,000 due December 16, 2016. Subsequently, on March 8, 2017, this settlement agreement was amended with an initial payment of $190,000 to be delivered by March 15, 2017 and the remaining balance of $160,000 shall be paid in twelve (12) monthly payments of $15,000 each through April 1, 2018. This was fully satisfied in the first quarter of 2018. At March 21, 2016, the Company reclassified $195,845 accounts payable and $54,155 notes payable, related party to settlement payable in the accompanying balance sheet. As of September 30, 2018 and December 31, 2017, the outstanding balance due was $0 and $15,000, respectively.

On March 7, 2016, Jeffery D. Segal, A Professional Corporation (“Segal”) filed a complaint against the Company alleging failure to pay for legal services rendered in aggregate of $59,174 with the Superior Court of the State of California, County of Los Angeles.

In March 2017, the Company entered into a settlement agreement to pay Segal and did pay $65,000 in full settlement in fiscal year 2017. The Company had accrued the $65,000 for the year ended December 31, 2016.

With the exception of the foregoing, the Company is not involved in any disputes and does not have any litigation matters pending. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company, threatened against or affecting our Company or our Common Stock, in which an adverse decision could have a material adverse effect.

DIRECTORS AND EXECUTIVE OFFICERS

The names of our executive officers and directors and their age, title, and biography as of August 9, 2018 are set forth below. Since June 21, 2016, Mr. Thomas P. Welch has, at times, been mistakenly reported as a named executive officer of the Company in its filings with the SEC. Mr. Welch, despite his title of Vice President of Operations, does not perform any policy making function for the Company and is therefore not an executive officer.

Name	Age	Positions
Brady Granier, President, Chief Executive Officer, and Director since June 10, 2016;	46	President, Chief Executive Officer and Director
Lourdes Felix, Chief Financial Officer and Director since October 1, 2012;	51	Chief Financial Officer, Chief Operating Officer and Director
Kent Emry, Director since September 13, 2013	50	Director

Brady J. Granier, President, Chief Executive Officer, Director

During the twelve years prior to joining BioCorRx in June of 2013, Mr. Granier had been involved in sales management, media sales and business development. Mr. Granier was employed at Clear Channel Media & Entertainment (“CCME”), where he had served in several positions from Account Executive to Director of Business Development and Local Sales Manager. Mr. Granier has also served as the Healthcare Category Manager for the Los Angeles division of CCME, the largest media company in the United States. During his tenure at CCME and other media companies, Mr. Granier worked on marketing campaigns for local businesses and physicians, as well as for National brands such as Neutrogena, New Line Cinema, Paramount Pictures, Samsung, AT&T, Coke, Dr Pepper, Hansen’s, Honda, MGM, Universal Studios and more. He also managed endorsements on the radio for Ryan Seacrest. In 2006, Mr. Granier received the coveted Pinnacle Award from CCME for being the top sales executive in the Western region. While serving as Director of Business Development, Mr. Granier grew new business by 49% in his first year in that role.

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Mr. Granier was born and raised in the heart of Cajun Country in Southeast Louisiana where he started working at the age of eleven to help support his single mother and younger brother. After graduating with honors from high school, Mr. Granier attended college at Nicholls State University in Thibodaux, LA. Mr. Granier earned his Bachelor of Science Degree in Nursing in 1995 and was a member of Sigma Theta Tau Honor Society and Phi Kappa Theta. During his nursing career, Mr. Granier specialized in the critical care areas of ER/ICU/CCU and CICU. He also moonlighted as a home health nurse, critical care air transport nurse, and TV studio set medic. In 1996, Mr. Granier moved to California as a travel nurse and spent most of his remaining years in healthcare as the charge nurse in the emergency room at White Memorial Hospital in downtown Los Angeles. Mr. Granier continues to reside in the Los Angeles area with his family. Mr. Granier has also been a volunteer with Big Brothers of America.

Lourdes Felix, Chief Financial Officer, Chief Operating Officer and Director

Accomplished Chief Financial Officer and Chief Operating Officer with more than 25 years of experience. Extensive expertise in accounting, internal and external financial reporting, offering a proven track record in leadership, risk management, financing, internal controls, acquisitions, divestitures, financial and corporate strategic planning.

Proficient in leading the financial reporting, accounting, IT and control function of multi-faceted business enterprise. Comprehensive understanding of sophisticated accounting treatments with a particular emphasis on SEC reporting and regulatory compliance, including provisions of Sarbanes-Oxley. Outstanding interpersonal communication, team building and leadership skills. Analytical talent and corporate finance management experience.

Board director for the last five years with extensive experience and significant executive leadership accomplishments in business and finance.

Ms. Felix was previously the controller for a mid-size public accounting firm for over seven years and was responsible for the operations and financial management of regional offices. Her experience includes a wide variety of industries including advertising, marketing, non-profit organizations, medical practices, mortgage banking, manufacturing and SEC reporting companies. She has assisted companies with documented contributions leading to improved financial performance, heightened productivity, and enhanced internal controls.

Ms. Felix is very active in the Hispanic community and speaks fluent Spanish. Ms. Felix holds a Bachelor of Science degree in Business Management and Accounting from University of Phoenix.

Member of California Women’s Leadership Association.

Kent Emry, Director

Mr. Kent Emry served as the Chief Executive Officer of BioCorRx® Inc. from September 13, 2013 to November 14, 2014. For twelve years, Mr. Emry has been involved in the healthcare industry. Mr. Emry has specialized in identifying and securing financing for the acquisition of troubled skilled nursing and rehabilitation facilities. Mr. Emry was able to re-structure these facilities both on a clinical and financial level resulting in a profitable facility. Mr. Emry has vast knowledge of operational systems and creation and development of policies and procedures has been key in the healthcare industry. Mr. Emry has extensive experience in contract negotiations with public, private, federal and state healthcare reimbursement entities including HMOs, Medicare, Medicaid, VA and Military contracting and billing. Mr. Emry’s focuses on the acquisition and restructuring of troubled healthcare facilities, Mr. Emry owned and operated a marketing company which focused on the healthcare industry. He developed creative and concise marketing strategies. Mr. Emry’s campaigns and tactics improved corporate revenues and profits by increasing their number of patients and controlling expenses. Mr. Emry served in a number of industries outside of healthcare as well, including food processing and brokerage, construction, development, sales, marketing and property management. He has been a Director of BioCorRx® Inc. since September 13, 2013.

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He has been a Director of BioCorRx® Inc. since September 13, 2013. Mr. Emry has the ability to quickly identify operational and structural inefficiencies and replace them with systems and policies that enhance productivity and growth resulting in a more profitable business. Mr. Emry has a Bachelor’s degree in Healthcare Administration from Oregon State University.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Board Composition, Committees, and Independence

Upon the completion of this offering, our Common Stock are expected to be listed on The NASDAQ Capital Market. Under the rules of NASDAQ, “independent” directors must make up a majority of a listed company’s board of directors. In addition, applicable NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent within the meaning of the applicable NASDAQ rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our Board has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carryout out his responsibilities. As a result of this review, our Board determined that we do not have independent board members. We plan on appointing “independent” directors prior to the completion of this offering so that, a majority of our directors are independent, as required under applicable NASDAQ rules. As required under applicable NASDAQ rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees

We currently have no board committees, but we plan to institute, at minimum, an audit committee and compensation committee prior to the completion of the offering.

Code of Ethics

We have not adopted a Code of Ethics but expect to adopt a Code of Ethics and will require that each employee abide by the terms of such Code of Ethics.

A copy of our Code of Business Conduct and Ethics is available without charge, to any person desiring a copy of the Code of Business Conduct and Ethics, by written request to us at our principal offices at 2390 East Orangewood Avenue, Suite 575, Anaheim, CA 92806.

Term of Office

Our directors are appointed at the annual meeting of shareholders and hold office until the annual meeting of the shareholders next succeeding his or her election, or until his or her prior death, resignation or removal in accordance with our bylaws. Our officers are appointed by the Board and hold office until the annual meeting of the Board next succeeding his or her election, and until his or her successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a).

Based solely on our review of certain reports filed with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the reports required to be filed with respect to transactions in our Common Stock during the fiscal year ended December 31, 2018, were timely.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•

been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

All of the share and per share amounts set out in the tables included in this “Management” section have been adjusted in connection with the Reverse Stock Split described elsewhere in this prospectus.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes information concerning the compensation awarded to, earned by, or paid to, our Chief Executive Officer (Principal Executive Officer) and our other most highly compensated executive officer other than the Principal Executive Officer during fiscal years 2018 and 2017 (collectively, the “Named Executive Officers”). We do not have any executive officers other than Mr. Granier and Ms. Felix.

Name and principal position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)		Non-equity incentive plan compensation ($)	Non-qualified deferred compensation ($)	All other compensation ($)	Total ($)

Brady Granier, President, CEO and Director	2018	210,000	0	0	1,267,753	(1)	0	0	0	1,477,753
since June 10, 2016	2017	251,981	0	0	0		0	0	0	251,981

Lourdes Felix, CFO, COO and Director	2018	199,048	0	0	1,267,753	(2)	0	0	0	1,466,801
since October 1, 2012	2017	263,965	0	0	0		0	0	0	263,965

________________

(1)	On June 13, 2018, the Company granted 105,000 options to Mr. Brady Granier exercisable at $14.00 per share for ten years, vesting ratably over 12 months.
(2)	On June 13, 2018, the Company granted 105,000 options to Ms. Lourdes Felix exercisable at $14.00 per share for ten years, vesting ratably over 12 months.

Option/SAR Grants in Fiscal Year Ended December 31, 2018

None.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information for the named executive officers regarding the number of shares subject to both exercisable and unexercisable stock options, as well as the exercise prices and expiration dates thereof, as of December 31, 2018.

Options Outstanding			Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$12.10	218,000	7.46	$2.10	218,000	$2.10
10.00	100,000	5.88	10.00	100,000	10.00
14.00	210,000	9.45	14.00	210,000	14.00

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Long-Term Incentive Plans and Awards

On June 17, 2016, we awarded options to purchase an aggregate of 218,000 shares of Common Stock to key officers of the Company. These options vest monthly over 24 months and have a term of 10 years. The options have an exercise price of $2.01 per share.

On June 17, 2016, we extended the term of previously granted options in aggregate of 100,000 initially expiring from November 2019 to July 2020 by five years to November 2024 to July 2025.

Employment/Consulting Contracts, Termination of Employment, Change-in-Control Arrangements

On June 13, 2018 the Company entered into an Executive Service Agreement with the Company’s Chief Executive Officer, Mr. Brady Granier (the “Granier Executive Agreement”). Mr. Granier’s annual salary remains $175,000, includes a $500.00 per month car allowance and reimbursements for health and medical insurance. Mr. Granier was also granted a ten-year stock option to purchase an aggregate of 75,000 shares of the Company’s Common Stock at an exercise price of $14.00 per share and shall be granted to Mr. Granier (the “Granier Option”) in accordance with the terms and conditions of the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) and the applicable stock option award agreement. Mr. Granier is also eligible to participate in the Company’s Bonus Plan. The Granier Executive Agreement is at-will and may be terminated with or without cause. Mr. Granier is also eligible to receive certain severance benefits in accordance with the Granier Executive Agreement including, but not limited to, severance payments for a period of twelve months following termination and any accrued, but unpaid salary.

On June 13, 2018 the Company entered into an Executive Service Agreement with the Chief Financial Officer and Chief Operating Officer of the Company, Ms. Lourdes Felix (the “Felix Executive Agreement”). Ms. Felix’s annual salary is now $175,000, includes a $500.00 per month car allowance and reimbursements for health and medical insurance. Ms. Felix was also granted a ten-year stock option to purchase an aggregate of 75,000 shares of the Company’s Common Stock at an exercise price of $14.00 per share and shall be granted to Ms. Felix (the “Felix Option” and, together with the “Granier Option, the “Executive Options”) in accordance with the terms and conditions of the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) and the applicable stock option award agreement. Ms. Felix is also eligible to participate in the Company’s Bonus Plan. The Felix Executive Agreement is at-will and may be terminated with or without cause. Ms. Felix is also eligible to receive certain severance benefits in accordance with the Felix Executive Agreement including, but not limited to, severance payments for a period of twelve months following termination and any accrued, but unpaid salary.

Director Compensation

We have not compensated our Directors during fiscal 2018 except as described under officers as described above or in this table below.

Name	Fees Earned or Paid in Cash ($)	Equity Awards ($)		Total ($)
Kent Emry	$-	$362,215	(1)	$362,215

_______________

(1)	On June 13, 2018, the Company granted 30,000 options to Mr. Kent Emry exercisable at $14.00 per share for ten years, vesting ratably over 12 months.

On June 13, 2018 the Company entered into Directors Services Agreements (the “Director Agreements”) with Mr. Brady Granier, Mr. Kent Emry and Ms. Lourdes Felix (each a “Director”, collectively, the “Directors”) whereby the Directors are to continue to serve as members of the Board of the Company. Pursuant to the Director Agreements, the Company shall grant an aggregate of 30,000 stock options (the “Stock Options”) to each Director under its 2018 Stock Option Plan (the “Stock Option Plan”). The Stock Options shall expire in ten (10) years from the date of grant and the exercise price shall be U.S. $14.00 per share of Common Stock. The 30,000 Stock Options shall be granted to the Directors in accordance with the terms and conditions of the Company’s 2018 Stock Option Plan and the respective stock option award agreement with each Director.

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Change of Control

There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

We are not aware of any arrangements that may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 13, 2019, certain information as of the date hereof with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each of our directors and named executive officers; and (3) all directors and executive officers as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days of August 9, 2018, through an exercise of stock options or warrants. Beneficial ownership percentages are calculated based on 2,599,847, shares of our Common Stock outstanding as of February 13, 2019. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: 2390 East Orangewood Avenue, Suite 575, Anaheim, California 92806.

Name and Address of Owner	Common Stock Owned Beneficially	Percent of Class	Series A Preferred Stock Owned Beneficially		Percent of Class	Series B Preferred Stock Owned Beneficially		Percent of Class	Amount of Voting Securities (1)	Percentage of Voting Equity

Five Percent Stockholders:

Named Executive Officers and Directors
Brady J Granier (2)	335,219	11.7	10,000	(10 million votes)	12.5	40,000	(80 million votes)	25	90,074,219	22.37
Lourdes Felix (3)	292,000	10.2	10,000	(10 million votes)	12.5	40,000	(80 million votes)	25	90,025,000	22.36
Kent Emry (4)	100,420	3.8	10,000	(10 million votes)	12.5	40,000	(80 million votes)	25	90,070,420	22.37

Total	727,639	25.7	30,000	(30 million votes)	37.5	120,000	(240 million votes)	75	270,169,639	67.1

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____________

(1) (2)

The figures in this column do not include options or warrants owned.

This figure consists of: (i) 74,219 shares of Common Stock held of record; (ii) 50,000 Stock Options to purchase 50,000 fully vested shares of our Common Stock at an exercise price of $10.00 per share expiring on November 17, 2024; (iii) 106,000 Stock Options to purchase 106,000 fully vested and exercisable shares of our Common Stock at an exercise price of $2.00 per share expiring on June 17, 2026; and (iv) 105,000 Stock Options to purchase 105,000 fully vested and exercisable shares of our Common Stock at an exercise price of $14.00 per share expiring on June 13, 2028.

(3)

This figure consists of: (i) 25,000 shares of Common Stock held of record; and (ii) 50,000 Stock Options to purchase 50,000 fully vested shares of our Common Stock at an exercise price of $10.00 per share expiring on November 17, 2024; (iii) 112,000 Stock Options to purchase 112,000 fully vested and exercisable shares of our Common Stock at an exercise price of $2.00 per share expiring on June 17, 2026; and (iv) 105,000 Stock Options to purchase 105,000 fully vested and exercisable shares of our Common Stock at an exercise price of $14.00 per share expiring on June 13, 2028.

(4)

This figure consists of 70,420 shares of Common Stock held of record and 30,000 Stock Options to purchase 30,000 fully vested and exercisable shares of our Common Stock at an exercise price of $14.00 per share expiring on June 13, 2028.

There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

We are not aware of any arrangements that may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2016, other than compensation arrangements, the following is a description of transactions to which we were a participant or will be a participant to, in which:

•	the amounts involved exceeded or will exceed the lesser of 1% of our total assets or $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

The Company has an arrangement with Premier Aftercare Recovery Service, (“PARS”). PARS is a Company controlled by Neil Muller, a shareholder of the Company and prior officer of the Company, that provided consulting services to the Company. There is no formal agreement between the parties and the amount of remuneration was $14,583 per month. During the year ended December 31, 2017 and 2016, the Company incurred $-0-, as consulting fees and expense reimbursements. As of December 31, 2017 and 2016, there was an unpaid balance of $32,318 and $64,638, respectively.

The Company has an arrangement with Felix Financial Enterprises (“FFE”). FFE is a Company controlled by Lourdes Felix, an officer of the Company that provides consulting services to the Company. Until June 17, 2016, there was no formal agreement between the parties and the amount of remuneration is $14,583 per month. During the year ended December 31, 2017 and 2016, the Company incurred $204,001 and $166,756, respectively, as consulting fees. As of December 31, 2017 and 2016, there was an unpaid balance of $14,900 and $91,465, respectively.

On June 17, 2016, the Company entered into an executive service contract with Felix Financial Enterprises LLC to provide consulting services. The agreement is an at will agreement and provides for a base salary of $160,000 per year, 112,000 stock options, extended previously issued options and an auto allowance.

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The Company had an arrangement with Brady Granier, an officer of the Company. Until June 17, 2016 there was no formal agreement between the parties and the amount of remuneration is $14,583 per month. For the years ended December 31, 2017 and 2016, the Company incurred $175,000 and $30,727, respectively, as consulting fees. As of December 31, 2017 and 2016, there was an unpaid balance of $-0- and $64,481, respectively. Beginning in 2017, Mr. Granier preformed services under Soupface LLC (see below).

On June 17, 2016, the Company entered into an executive service contract with Brady Granier as the Company’s President and Chief Executive Officer. The agreement is an at will agreement and provides for a base salary of $175,000 per year, 106,000 stock options, extended previously issued options and an auto allowance.

The Company has an arrangement with Soupface LLC (“Soupface”). Soupface is a Company controlled by Brady Granier, an officer of the Company that provides consulting services to the Company. There was no formal agreement between the parties and the amount of remuneration is $14,583 per month. For the years ended December 31, 2017 and 2016 the Company incurred $203,125 and $175,000, respectively, as consulting fees. As of December 31, 2017 and 2016, there was an unpaid balance of $14,900 and $-0-, respectively.

On July 28, 2016, the Company formed BioCorRx Pharmaceuticals, Inc. for the purpose of developing certain business lines. In connection with the formation, the, the newly formed sub issued 24.2% ownership to Brady Granier, Lourdes Felix, Tom Welch and Kent Emry, current or former executives and employees of the Company, with the Company retaining 75.8%. As of December 31, 2017, there were no significant transactions, assets or liabilities in BioCorRx Pharmaceuticals, Inc., or operations since its formation.

The above related parties are compensated as independent contractors and are subject to the Internal Revenue Service regulations and applicable state law guidelines regarding independent contractor classification. These regulations and guidelines are subject to judicial and agency interpretation, and it could be determined that the independent contractor classification is inapplicable.

Director Independence

Because our Common Stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company;

•

the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

•

the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•

the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

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Disclosure of SEC Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada corporate law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital

As of February 13, 2019, we were authorized to issue 750,000,000 shares of Common Stock, $0.001 par value, and 600,000 shares of preferred stock, no par value. The Company is authorized to issue 600,000 shares of preferred stock with no par value.

Common Stock

Each share of our Common Stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the Common Stock. No share of our Common Stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our Common Stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the Common Stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors.

If we liquidate or dissolve our business, the holders of our Common Stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our Common Stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

As of February 13, 2019, there were 2,599,847 shares of Common Stock issued and outstanding.

Preferred Stock

On June 19, 2014, the Company’s Board of Directors designated 80,000 shares of preferred stock, no par value. Each share of preferred stock shall entitle the holder to one thousand (1,000) votes and is convertible into one share of Common Stock and shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters with the Company’s Common Stock.

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On June 25, 2014, the Company issued an aggregate of 80,000 shares of preferred stock to officers and directors for services rendered.

On November 16, 2016, the Company’s Board of Directors designated 160,000 preferred shares as Series B Preferred stock, no par value. Each share of Series B Preferred shall entitle the holder to two thousand (2,000) votes and is convertible into one share of Common Stock and shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters with the Company’s Common Stock but is not entitled to any dividends declared.

On November 16, 2016, the Company issued an aggregate of 160,000 shares of preferred stock to officers and directors for services rendered.

Options

Option valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option model with a volatility figure derived from using the Company’s historical stock prices. The Company accounts for the expected life of options based on the contractual life of options for non-employees. For employees, the Company accounts for the expected life of options in accordance with the “simplified” method, which is used for “plain-vanilla” options, as defined in the accounting standards codification.

The risk-free interest rate is based on the yield of Daily U.S. Treasury Yield Curve Rates with terms equal to the expected term of the options as of the grant date.

The following assumptions were used in determining the fair value of employee and vesting non-employee options during the year ended December 31, 2017 and 2016:

	2017	2016
Risk-free interest rate	1.86%	1.13%
Dividend yield	0%	0%
Stock price volatility	171.77%	163.82%
Expected life	5.00 years	5.75 years
Weighted average grant date fair value	$15.19	$1.90

On June 17, 2016, the Company awarded options to purchase an aggregate of 330,000 shares of Common Stock to key officers of the Company. These options vest monthly over 24 months and have a term of 10 years. The options have an exercise price of $2.01 per share. The options had an aggregate grant date fair value of $628,283.

On June 17, 2016, the Company extended the term of previously granted options in aggregate of 135,000 initially expiring from November 2019 to July 2020 by five years to November 2024 to July 2025. The change in fair value of $53,858 was determined using the Black Scholes option model and charged to current to operations during the year ended December 31, 2016.

On May 25, 2017, the Company awarded options to purchase 350 shares of Common Stock to key consultant of the Company. These options vest immediately and have a term of 5 years. The options have an exercise price of $16.00 per share. The options had an aggregate grant date fair value of $5,318.

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The following table summarizes the stock option activity for the two years ended December 31, 2017:

	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2016	148,500	$9.00	4.4	$-
Grants	330,000	2.00	10.0
Exercised
Canceled
Outstanding at December 31, 2016	478,500	$4.00	8.9	$326,700
Grants	350	1.60	5.0
Exercised
Expired
Outstanding at December 31, 2017	478,850	$4.00	7.5	$5,927,877
Exercisable at December 31, 2017	396,350	$5.00	7.3	$4,725,027

The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on options with an exercise price less than the Company’s stock price of $16.59 as of December 31, 2017, which would have been received by the option holders had those option holders exercised their options as of that date.

The following table presents information related to stock options at December 31, 2017:

Options Outstanding			Options Exercisable
		Weighted
		Average	Exercisable
Exercise	Number of	Remaining Life	Number of
Price	Options	In Years	Options

$1.00-2.51	330,350	9.46	247,850
2.51-5.00	35,000	8.56	35,000
5.10 and up	113,500	7.34	113,500
	478,850	8.89	396,350

The stock-based compensation expense related to option grants was $319,460 and $183,249 during the year end December 31, 2017 and 2016, respectively.

As of December 31, 2017, stock-based compensation related to options of $130,892 remains unamortized and is expected to be amortized over the weighted average remaining period of 5 months.

Warrants

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company’s Common Stock:

Warrants Outstanding			Warrants Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life (Years)

$25.00	12,750	1.52	$25.00	12,750	1.52
100.00	11,550	0.25	100.00	11,550	0.25
$61.00	24,300	0.91	$61.00	24,300	0.91

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The following table summarizes the warrant activity for the two years ended December 31, 2017:

	Number of Shares	Weighted Average Exercise Price Per Share
Outstanding at January 1, 2016	26,300	$58.00
Issued
Exercised
Canceled
Outstanding at December 31, 2016	26,300	$58.00
Issued
Exercised
Expired	(2,000)	25.00
Outstanding at December 31, 2017	24,300	$91.00

Transfer Agent

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC., whose address is 18 Lafayette Place, Woodmere, NY 11598. Their telephone number is (212) 828-8436.

Anti-Takeover Effects of Various Provisions of Nevada Law and Our Articles of Incorporation and Bylaws

Provisions of the Nevada Corporation Law and our articles of incorporation, as amended and bylaws, as amended could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of takeover practices and takeover bids our Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Blank Check Preferred

Our articles of incorporation permit our Board to issue preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our Common Stockholders. The issuance of our preferred stock could delay or prevent a change of control of our Company.

Board Vacancies to be Filled by Remaining Directors

Our bylaws provide that casual vacancies on the Board may be filled by the remaining directors then in office.

Removal of Directors by Stockholders

Our bylaws and the Nevada Corporation Law provide that directors may be removed with or without cause at any time by a vote of the stockholders entitled to vote thereon, at a special meeting of the stockholders called for that purpose.

Stockholder Action

Our bylaws provide that special meetings of the stockholders may be called by the Board or such person or persons authorized by the Board.

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Amendments to our Articles of Incorporation and Bylaws

Under the Nevada Corporation Law, our articles of incorporation may not be amended by stockholder action alone. Amendments to our articles of incorporation require a board resolution approved by the majority of the outstanding capital stock entitled to vote. Our bylaws may only be amended by a majority vote of the stockholders at any annual meeting or special meeting called for that purpose. Subject to the right of stockholders as described in the immediately preceding sentence, the Board has the power to make, adopt, alter, amend and repeal, from time to time, our bylaws.

Nevada Anti-Takeover Statute

We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Corporation Law Sections 78.411-78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

Limitations on Liability and Indemnification of Officers and Directors

Nevada Corporation Law limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Corporation Law and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our Common Stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, future sales of shares of Common Stock, or the availability for future sale of shares of Common Stock, will have on the market price of shares of our Common Stock prevailing from time to time. Future sales of substantial amounts of our Common Stock in the public market or the perception that such sales might occur may adversely affect market prices prevailing from time to time. Furthermore, there may be sales of substantial amounts of our Common Stock in the public market after the existing legal and contractual restrictions lapse. This may adversely affect the prevailing market price and our ability to raise equity capital in the future. See “Risk Factors—Risks Associated with our Common Stock— Substantial Future Sales of Shares of Our Common Stock In The Public Market Could Cause Our Stock Price To Fall.”

Based on the number of shares of Common Stock outstanding as of February 13, 2019, after giving pro forma effect to the closing of this offering we will have        shares of Common Stock outstanding, assuming (1) no exercise of the underwriters’ option to purchase additional shares of Common Stock and/or warrants and (2) no exercise of outstanding options or warrants. Of those shares, all of the shares sold in this offering will be freely tradable.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our Common Stock and warrants purchased in this offering but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our Common Stock or warrants.

This summary does not address any alternative minimum tax considerations, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	tax-exempt organizations or governmental organizations;

•	regulated investment companies and real estate investment trusts;

•	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•	brokers or dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

•	tax-qualified retirement plans;

•	certain former citizens or long-term residents of the United States;

•	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities (and investors therein);

•	persons who hold our Common Stock or warrants as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

•	persons who hold or receive our Common Stock or warrants pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons who do not hold our Common Stock or warrants as a capital asset within the meaning of Section 1221 of the Code; or

•	persons deemed to sell our Common Stock or warrants under the constructive sale provisions of the Code.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our Common Stock or warrants, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our Common Stock or warrants, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Common Stock and warrants arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

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Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our Common Stock or warrants. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our Common Stock or warrants, other than a partnership, that is:

•	an individual citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our Common Stock and do not anticipate paying any dividends on our Common Stock in the foreseeable future. However, if we do make distributions on our Common Stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our Common Stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “—Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied. Any dividends that we pay to a U.S. holder that is a corporation will qualify for a deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Constructive Distributions

The terms of the warrants allow for changes in the exercise price of the warrants under certain circumstances. A change in exercise price of a warrant that allows holders to receive more shares of Common Stock on exercise may increase a holder’s proportionate interest in our earnings and profits or assets. In that case, such holder may be treated as though it received a taxable distribution in the form of our Common Stock. A taxable constructive stock distribution would generally result, for example, if the exercise price is adjusted to compensate holders for distributions of cash or property to our stockholders.

Not all changes in the exercise price that result in a holder’s receiving more Common Stock on exercise, however, would be considered as increasing a holder’s proportionate interest in our earnings and profits or assets. For instance, a change in exercise price could simply prevent the dilution of a holder’s interest upon a stock split or other change in capital structure. Changes of this type, if made pursuant to bona fide reasonable adjustment formula, are not treated as constructive stock distributions for these purposes. Conversely, if an event occurs that dilutes a holder’s interest and the exercise price is not adjusted, the resulting increase in the proportionate interests of our stockholders could be treated as a taxable stock distribution to our stockholders.

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Any taxable constructive stock distributions resulting from a change to, or a failure to change, the exercise price of the warrants that is treated as a distribution of Common Stock would be treated for U.S federal income tax purposes in the same manner as distributions on our Common Stock paid in cash or other property, resulting in a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits (with the recipient’s tax basis in its Common Stock or warrants, as applicable, being increased by the amount of such dividend), and with any excess treated as a return of capital or as capital gain. U.S. holders should consult their own tax advisors regarding whether any taxable constructive stock dividend would be eligible for tax rates applicable to long-term capital gains or the dividends-received deduction described under “—Distributions,” as the requisite applicable holding period requirements might not be considered to be satisfied.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of our Common Stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s tax basis in such Common Stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such Common Stock. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the Common Stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Sale, Exchange, Redemption, Lapse or Other Taxable Disposition of a Warrant

Upon a sale, exchange, redemption, lapse or other taxable disposition of a warrant, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized (if any) on the disposition and such U.S. holder’s tax basis in the warrant. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for the warrant. The U.S. holder’s tax basis in the warrant generally will equal the amount the holder paid for the warrant. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the warrant for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Exercise of a Warrant

The exercise of a warrant for shares of Common Stock generally will not be a taxable event for the exercising U.S. holder, except with respect to cash, if any, received in lieu of a fractional share. A U.S. holder will have a tax basis in the shares of Common Stock received on exercise of a warrant equal to the sum of the U.S. holder’s tax basis in the warrant surrendered, reduced by any portion of the basis allocable to a fractional share, plus the exercise price of the warrant. A U.S. holder generally will have a holding period in shares of Common Stock acquired on exercise of a warrant that commences on the date of exercise of the warrant.

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a non-U.S. holder of our Common Stock or warrants. A “non-U.S. holder” is a beneficial owner of our Common Stock or warrants (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder.

Distributions

Subject to the discussion below regarding effectively connected income, any dividend, including any taxable constructive stock dividend resulting from certain adjustments, or failure to make adjustments, to the exercise price of a warrant (as described above under “Consequences to U.S. Holders—Constructive Distributions”), paid to a non-U.S. holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our Common Stock or warrants through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

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Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our Common Stock or a warrant unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

•

the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•

shares of our Common Stock or our warrants, as applicable, constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our Common Stock or warrants, as applicable.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, if our Common Stock becomes regularly traded on an established securities market (as defined by applicable Treasury regulations), such Common Stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively held more than five percent of such regularly traded Common Stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our Common Stock. In addition, provided that our Common Stock is regularly traded on an established securities market (as defined by applicable Treasury regulations), a warrant will not be treated as a U.S. real property interest with respect to a non-U.S. holder if such holder did not own, actually or constructively, warrants whose total fair market value on the date they were acquired (and on the date or dates any additional warrants were acquired) exceeded the fair market value on that date (and on the date or dates any additional warrants were acquired) of five percent of all our Common Stock.

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

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Federal Estate Tax

Common Stock or warrants beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence if you reside outside of the United States.

Payments of dividends on or of proceeds from the disposition of our Common Stock or warrants made to you may be subject to information reporting and backup withholding. Backup withholding may apply at a current rate of 24% unless you (i) provide the payor with a correct taxpayer identification number and comply with applicable certification requirements, or (ii) establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person that is not an exempt recipient.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our Common Stock or warrants paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our Common Stock or warrants paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. The withholding provisions under FATCA generally apply to dividends paid by us. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, recently proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our Common Stock or warrants.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our Common Stock or warrants, including the consequences of any proposed changes in applicable laws.

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UNDERWRITING

We intend to enter into an underwriting agreement with         , who is acting as sole bookrunner and as representative of the underwriters named below with respect to the number of units subject to this offering. Subject to certain conditions, we will agree to sell to the underwriters, and the underwriters will agree to purchase, the number of units provided below opposite their name.

Underwriters	Number of Units

Total

The underwriters are offering the units subject to their acceptance of the units from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the units offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the units if any such units are taken. A copy of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus is part.

Discounts and Expenses

The underwriters have advised us that they propose to offer the units to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $ ____ per unit. After this offering, the public offering price and concession to dealers may be changed by the representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The units are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which it exercises discretionary authority.

The following table shows the underwriting discounts payable to the underwriters by us in connection with this offering. These amounts are shown assuming both no exercise and full exercise by the underwriters of their option to purchase additional units.

Paid by BioCorRx
	No Exercise	Full Exercise
Per share	$	$
Total	$	$

In addition, we have agreed to reimburse the underwriters for certain out-of-pocket expenses not to exceed $       . We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts referred to above, will be approximately $       , which includes the reimbursement of certain out-of-pocket expenses of the underwriters.

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Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Lock-up Agreements

We, our officers, directors and certain of our stockholders have agreed, subject to limited exceptions, for a period of 90 days after the date of this prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the underwriters. This 90-day period may be extended if (1) during the last 17 days of the 90-day period, we issue an earnings release or material news or a material event regarding us occurs or (2) prior to the expiration of the 90-day period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period, then the period of such extension will be 18 days, beginning on the issuance of the earnings release or the occurrence of the material news or material event. If after any announcement described in clause (2) of the preceding sentence, we announce that we will not release earnings results during the 16-day period, the lock-up period shall expire the later of the expiration of the 90-day period and the end of any extension of such period made pursuant to clause (1) of the preceding sentence. The underwriters may, in their sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Price Stabilization, Short Positions and Penalty Bids

The underwriters may engage in syndicate covering transactions, stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities;

•	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.

•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions, and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result the price of our securities may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters also may engage in passive market making transactions in our securities in accordance with Regulation M during a period before the commencement of offers or sales of units in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker's bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we, nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transactions, once commenced will not be discontinued without notice.

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Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters, or by its affiliates. Other than this prospectus in electronic format, the information on the underwriters' website and any information contained in any other website maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Other

From time to time, the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees.

Except for the services provided in connection with this offering, the underwriters have not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus and we do not expect to retain the underwriters to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Conflicts of Interest

The underwriters are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor, as defined in the Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters or the underwriters nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

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For the purposes of this provision, the expression an "offer securities to the public" in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe to the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a "relevant person").

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Australia

This prospectus is not a disclosure document for the purposes of Australia's Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

You confirm and warrant that you are either:

•	a "sophisticated investor" under section 708(8)(a) or (b) of the Corporations Act;

•	a "sophisticated investor" under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant's certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with the Company under Section 708(12) of the Corporations Act; or

•	a "professional investor" within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

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Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to professional investors, as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong ("SFO") and any rules made under that Ordinance; or in other circumstances which do not result in the document being a prospectus, as defined in the Companies Ordinance (Cap. 32) of Hong Kong ("CO") or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors, as defined in the SFO and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the initial purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

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Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a of the CO or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing relating to the securities or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, the Company or the securities has been or will be filed with or approved by any Swiss regulatory authority.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

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TRANSFER AGENT AND REGISTRAR

The transfer agent of our Common Stock is VStock Transfer, LLC. Their address is 18 Lafayette Place, Woodmere, NY 11598.

LEGAL MATTERS

Lucosky Brookman LLP, Woodbridge, New Jersey, will pass upon the validity of the securities being offered by this prospectus.            is acting as counsel for the underwriters.

EXPERTS

The consolidated financial statements as of December 31, 2016 and 2017, and for each of the years in the two-year period ended December 31, 2017, have been included herein in reliance upon the report of Liggett & Webb, P.A., independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto.

The SEC maintains an Internet web site, which is located at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s Internet web site. We are subject the information reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC.

All documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the effectiveness of the registration statement but prior to the termination of the offering shall be deemed to be incorporated by reference into the prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost by contacting: BioCorRx Inc., Attn: Office of the Corporate Secretary, 2390 East Orangewood Avenue, Suite 575, Anaheim, California 92806. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at http://www.biocorrx.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

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BioCorRx, Inc.

F-1

  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

BioCorRx Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of BioCorRx, Inc. (the "Company") as of December 31, 2017 and 2016, the related statements of operations, shareholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company does not generate revenue and has negative cash flows from operations.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting in accordance with the standards of the PCAOB. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion in accordance with the standards of the PCAOB.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Liggett & Webb, P.A.

We have served as the Company’s auditor since 2014.

New York, NY

April 5, 2018, except as to the first paragraph of Note 2, as to which the date is February 14, 2019.

F-2

BIOCORRX INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2017 AND 2016

	2017	2016
ASSETS
Current assets:
Cash	$11,342	$92,455
Accounts receivable, net	29,950	-
Prepaid expenses	13,210	8,400
Total current assets	54,502	100,855

Property and equipment, net	19,012	22,164

Other assets:
Restricted cash	-	50,000
Intellectual property, net	251,963	279,729
Deposits, long term	13,422	17,634
Total other assets	265,385	347,363

Total assets	$338,899	$470,382

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses, including related party payables of $62,241 and $195,584, respectively	$1,199,536	$937,938
Deferred revenue, short term	237,347	432,836
Settlement payable	15,000	315,000
Convertible notes payable, short term, net of debt discount	-	87,033
Notes payable, net of debt discount, short term portion	-	172,748
Notes payable, net of debt discount, related party	186,590	210,761
Derivative liability	-	294,807
Total current liabilities	1,638,473	2,451,123

Long term debt:
Deferred revenue, long term	401,346	613,428
Convertible notes payable, long term, net of debt discount	2,016,041	688,783
Warrant liability	175,975	26,903
Derivative liability	-	4,820,473
Total long term debt	2,593,362	6,149,587

Total liabilities	4,231,835	8,600,710

Commitments and contingencies (See Note 18)	-	-

Stockholders’ deficit:
Preferred stock, no par value and $0.001 par value; 600,000 authorized as of December 31, 2017 and 2016
Preferred stock, no par value; 80,000 designated; 80,000 shares issued and outstanding as of December 31, 2017 and 2016	16,000	16,000
Series B Preferred stock, no par value; 160,000 designated; 160,000 shares issued and outstanding as of December 31, 2017 and 2016	5,616	5,616
Common stock, $0.001 par value; 525,000,000 shares authorized, 2,440,863 and 1,818,045 shares issued and outstanding as of December 31, 2017 and 2016, respectively	2,441	1,818
Common stock subscribed	100,000	100,000
Additional paid in capital	44,823,541	10,881,103
Accumulated deficit	(48,840,534)	(19,134,865)
Total stockholders’ deficit	(3,892,936)	(8,130,328)

Total liabilities and stockholders’ deficit	$338,899	$470,382

See the accompanying notes to the consolidated financial statements

F-3

BIOCORRX INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2017	2016

Revenues, net	$657,271	$701,772

Operating expenses:
Cost of implants and other costs	323,608	175,430
Research and development	450,722	-
Selling, general and administrative	2,739,967	2,545,311
Termination of licensing agreement	-	132,804
Depreciation and amortization	33,888	30,248
Total operating expenses	3,548,185	2,883,793

Loss from operations	(2,890,914)	(2,182,021)

Other income (expenses):
Gain on settlement of debt	296,592	-
Interest expense, net	(11,148,525)	(1,048,013)
Loss on change in fair value of derivative liability	(15,962,822)	(2,673,948)
Total other income (expenses)	(26,814,755)	(3,721,961)

Loss before income taxes	(29,705,669)	(5,903,982)

Income taxes	-	-

Net Loss	$(29,705,669)	$(5,903,982)

Net loss per common share, basic and diluted	$(13.00)	$(3.00)

Weighted average number of common shares outstanding, basic and diluted	2,326,786	1,702,460

See the accompanying notes to the consolidated financial statements

F-4

BIOCORRX INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
TWO YEARS ENDED DECEMBER 31, 2017

			Series B				Common	Additional
	Preferred stock		Preferred stock		Common stock		stock	Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Subscribed	Capital	Deficit	Total
Balance, December 31, 2015	80,000	$16,000	-	$-	1,641,445	$1,641	$100,000	$9,830,438	$(13,230,883)	$(3,282,804)
Common stock issued for services rendered	-	-	-	-	85,600	86	-	322,975	-	323,061
Series B preferred stock issued for services rendered	-	-	160,000	5,616	-	-	-	-	-	5,616
Common stock issued in settlement of related party accounts payable	-	-		-	30,000	30	-	80,403	-	80,433
Common stock issued in connection with convertible debt	-	-		-	8,000	8	-	29,992	-	30,000
Common stock issued in consideration of loan extension	-	-	-	-	3,000	3	-	17,967	-	17,970
Sale of common stock	-	-	-	-	50,000	50	-	99,950	-	100,000
Reclassify fair value of debt derivative at payoff of note payable	-	-	-	-	-	-	-	262,271	-	262,271
Change in fair value of modifications of options	-	-		-	-	-	-	53,858	-	53,858
Fair value of vested options	-	-	-	-	-	-	-	183,249	-	183,249
Net loss	-	-	-	-	-	-	-	-	(5,903,982)	(5,903,982)
Balance, December 31, 2016	80,000	$16,000	160,000	$5,616	1,818,045	$1,818	$100,000	$10,881,103	$(19,134,865)	$(8,130,328)

See the accompanying notes to the consolidated financial statements

F-5

BIOCORRX INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT
TWO YEARS ENDED DECEMBER 31, 2017

			Series B				Common	Additional
	Preferred stock		Preferred stock		Common stock		stock	Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Subscribed	Capital	Deficit	Total
Balance, December 31, 2016	80,000	$16,000	160,000	$5,616	1,818,045	$1,818	$100,000	$10,881,103	$(19,134,865)	$(8,130,328)
Common stock issued for services rendered	-	-	-	-	49,531	49	-	431,279	-	431,328
Common stock issued in settlement of convertible debt	-	-	-	-	136,620	137	-	1,366,063	-	1,366,200
Sale of common stock	-	-	-	-	436,667	437	-	939,563	-	940,000
Common stock issuable for services rendered	-	-	-	-	-	-	-	80,000	-	80,000
Reclassify fair value of debt derivative at modification of note payable	-	-	-	-	-	-	-	30,806,073	-	30,806,073
Fair value of vested options	-	-	-	-	-	-	-	319,460	-	319,460
Net loss	-	-	-	-	-	-	-	-	(29,705,669)	(29,705,669)
Balance, December 31, 2017	80,000	$16,000	160,000	$5,616	2,440,863	$2,441	$100,000	$44,823,541	$(48,840,534)	$(3,892,936)

See the accompanying notes to the consolidated financial statements

F-6

BIOCORRX INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(29,705,669)	$(5,903,982)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation and amortization	33,888	30,248
Bad debt expense	25,750	59,750
Termination of licensing agreement	-	132,804
Non cash interest	9,363,244	66,874
Amortization of debt discount	1,461,054	748,840
Common stock issued in connection with loan extension	-	17,970
Stock based compensation	830,788	582,348
Gain on settlement of debt	(296,592)	-
Change in fair value of option modifications	-	53,858
Change in fair value of derivative liabilities	15,962,822	2,673,948
Changes in operating assets and liabilities:
Accounts receivable	(55,700)	(32,000)
Prepaid expenses and other current assets	(4,810)	(5,996)
Security deposit	4,212	(12,300)
Accounts payable and accrued expenses	548,189	(42,740)
Settlement payable	(300,000)	65,000
Deferred revenue	(407,571)	(434,022)
Net cash used in operating activities	(2,540,395)	(1,999,400)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(2,970)	(22,594)
Payment for intellectual property	-	(305,647)
Net cash used in investing activities	(2,970)	(328,241)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	940,000	100,000
Proceeds from convertible notes payable	1,660,000	2,714,448
Repayments of notes payable	(187,748)	(564,412)
Net cash provided by financing activities	2,412,252	2,250,036

Net decrease in cash and restricted cash	(131,113)	(77,605)
Cash and restricted cash, beginning of the year	142,455	220,060

Cash and restricted cash, end of year	$11,342	$142,455

Supplemental disclosures of cash flow information:
Interest paid	$10,507	$106,333
Taxes paid	$-	$-

Non cash financing activities:
Reclassify fair value of debt derivative at payoff of note payable	$-	$262,271
Common stock issued in settlement of related party accounts payable	$-	$80,433
Common stock issued in connection with issuance of convertible notes payable	$-	$30,000
Reclassify fair value of debt derivative at note modification	$30,806,073	$-
Common stock issued in settlement of convertible notes payable	$220,000	$-

See the accompanying notes to the consolidated financial statements

F-7

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 1 – BUSINESS

BioCorRx Inc., through its subsidiaries, provides an innovative alcoholism and opioid addiction treatment program called the BioCorRx® Recovery Program, as well as research and development of related products BICX101 and BICX102 that can empower patients to succeed in their overall recovery. We offer a unique treatment philosophy that combines medical intervention and a proprietary cognitive behavioral therapy (CBT) program (plus peer support program) specifically tailored for the treatment of alcoholism and other substance abuse addictions for those receiving long-term naltrexone treatment. We are also engaged in the research and development of sustained release naltrexone products for the treatment of addiction and other possible disorders. Specifically, the company is developing an injectable and implantable naltrexone with the goal of future regulatory approval with the Food and Drug Administration.

On January 7, 2014, the Company changed its name from Fresh Start Private Management, Inc. to BioCorRx Inc. In addition, effective February 20, 2014, the Company’s quotation symbol on the Over-the-Counter Bulletin Board was changed from CEYY to BICX.

On July 28, 2016, the Company formed BioCorRx Pharmaceuticals, Inc., a Nevada Corporation, for the purpose of developing certain business lines. In connection with the formation, the newly formed sub issued 24.2% ownership to officers of the Company with the Company retaining 75.8%. As of December 31, 2017, there were certain licensing rights with a carrying value of $250,000 and no significant liabilities in BioCorRx Pharmaceuticals, Inc., or operations since its formation.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Reverse Stock Split

On January 22, 2019, the Company effected a one-for-hundred (1 for 100) reverse stock split of its outstanding shares of common stock. All of the share and per share information referenced throughout the consolidated financial statements and accompanying notes thereto have been retroactively adjusted to reflect this reverse stock split.

Basis of presentation

The consolidated financial statements include the accounts of BioCorRx Inc. and its wholly owned subsidiary, Fresh Start Private, Inc. and its majority owned subsidiary, BioCorRx Pharmaceuticals, Inc. (hereafter referred to as the “Company” or “BioCorRx”). All significant intercompany balances and transactions have been eliminated in consolidation.

Revenue Recognition

The Company generates revenue from services and product sales. Revenue is recognized in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the services delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related revenue is recorded. The Company defers any revenue for which the services has not been performed or is subject to refund until such time that the Company and the customer jointly determine that the services has been performed or no refund will be required.

We license proprietary products and protocols to customers under licensing agreements that allow those customers to utilize the products and protocols in services they provide to their customers. The timing and amount of revenue recognized from license agreements depends upon a variety of factors, including the specific terms of each agreement. Such agreements are reviewed for multiple elements. Multiple elements can include amounts related to initial non-refundable license fees for the use of our products and protocols and additional royalties on covered services.

Revenue is only recognized after all of the following criteria are met: (1) written agreements have been executed; (2) delivery of technology or intellectual property rights has occurred; (3) fees are fixed or determinable; and (4) collectability of fees is reasonably assured.

F-8

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Under these license agreements, the Company receives an initial non-refundable license fee and in some cases, additional running royalties. Generally, the Company defers recognition of non-refundable upfront fees if it has continuing performance obligations without which the technology, right, product or service conveyed in conjunction with the non-refundable fee has no utility to the licensee that is separate and independent of its performance under the other elements of the arrangement. License fees collected from Licensees but not yet recognized as income are recorded as deferred revenue and amortized as income earned over the expected economic life of the related contract.

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions used in the fair value of stock-based compensation, derivative and warrant liabilities, the fair value of other equity and debt instruments and allowance for doubtful accounts.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity date of three months or less as cash equivalents.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limit. At December 31, 2017 and 2016, the Company did not have deposits in excess of the FDIC limit.

Accounts Receivable

Accounts receivable are recorded at original invoice amount less an allowance for uncollectible accounts that management believes will be adequate to absorb estimated losses on existing balances. Management estimates the allowance based on collectability of accounts receivable and prior bad debt experience. Accounts receivable balances are written off upon management’s determination that such accounts are uncollectible. Recoveries of accounts receivable previously written off are recorded when received. Management believes that credit risks on accounts receivable will not be material to the financial position of the Company or results of operations. The allowance for doubtful accounts was $105,000 and $79,250 as of December 31, 2017 and 2016, respectively.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2017 and December 31, 2016. The respective carrying value of certain financial instruments approximated their fair values. These financial instruments include cash, stock based compensation and notes payable. The fair value of the Company’s convertible securities is based on management estimates and reasonably approximates their book value.

See Footnote 10 and 12 for derivative liabilities and Footnote 13 and 14 for stock based compensation and other equity instruments.

F-9

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Restricted Cash

The Company is required to maintain in its bank accounts at all times no less than 10% of the outstanding principle of its convertible debt issued June 10, 2016. The amount held may be reduced upon noteholder approval. The cash held must be unrestricted and not subject to any liens. As of December 31, 2016, the Company’s restricted cash balance of $50,000 was classified as other assets in the accompanying balance sheet. As of December 31, 2017, noteholder waived the deposit requirements.

Segment Information

Accounting Standards Codification subtopic Segment Reporting 280-10 (“ASC 280-10”) establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. ASC 280-10 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company’s principal operating segment.

Long-Lived Assets

The Company follows FASB ASC 360-10-15-3, “Impairment or Disposal of Long-lived Assets,” which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the asset’s estimated useful life, which is five years for furniture and all other equipment. Expenditures for maintenance and repairs are expensed as incurred.

Net (loss) Per Share

The Company accounts for net income (loss) per share in accordance with Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”), which requires presentation of basic and diluted earnings per share (“EPS”) on the face of the statement of operations for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS.

Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during each period. It excludes the dilutive effects of any potentially issuable common shares.

Diluted net loss share is calculated by including any potentially dilutive share issuances in the denominator. As of December 31, 2017 and 2016, potentially dilutive shares issuances were comprised of convertible notes, warrants and stock options.

F-10

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

The following potentially dilutive securities have been excluded from the computations of weighted average shares outstanding for the year ended December 31, 2017 and 2016, as they would be anti-dilutive:

	2017	2016
Shares underlying options outstanding	478,850	478,500
Shares underlying warrants outstanding	24,300	26,300
Shares underlying convertible notes outstanding	1,312,500	1,997,063
	1,815,650	2,501,863

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. The Company charged to operations $134,217 and $223,728 as advertising costs for the year ended December 31, 2017 and 2016, respectively.

Research and development costs

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred research and development expenses of $450,722 and $0 for the year ended December 31, 2017 and 2016, respectively.

Derivative Instrument Liability

The Company accounts for derivative instruments in accordance with ASC 815, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of relationships designated are based on the exposures hedged. At December 31, 2017 and December 31, 2016, the Company did not have any derivative instruments that were designated as hedges.

At December 31, 2017 and 2016, the Company had outstanding convertible notes and/or warrants that contained embedded derivatives. These embedded derivatives include certain conversion features and reset provisions (See Note 10 and Note 12).

Stock Based Compensation

Share-based compensation issued to employees is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period. The Company measures the fair value of the share-based compensation issued to non-employees using the stock price observed in the arms-length private placement transaction nearest the measurement date (for stock transactions) or the fair value of the award (for non-stock transactions), which were considered to be more reliably determinable measures of fair value than the value of the services being rendered. The measurement date is the earlier of (1) the date at which commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete.

As of December 31, 2017, there were 478,850 stock options outstanding, of which 396,350 were vested and exercisable. As of December 31, 2016, there were 478,500 stock options outstanding, of which 231,000 were vested and exercisable.

F-11

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Income Taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records an estimated valuation allowance on its deferred income tax assets if it is more likely than not that these deferred income tax assets will not be realized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of December 31, 2017 and 2016, the Company has not recorded any unrecognized tax benefits.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09—Revenue from Contracts with Customers (Topic 606). The guidance requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The FASB delayed the effective date to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. In addition, in March and April 2016, the FASB issued new guidance intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations. Both amendments permit the use of either a retrospective or cumulative effect transition method and are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early application permitted. The Company has determined that the impact of adoption of this standard on its consolidated financial statements will be minimal.

In February 2016, the FASB issued ASU 2016-02—Leases (Topic 842), requiring lessees to recognize a right-of-use asset and a lease liability on the balance sheet for all leases with the exception of short-term leases. For lessees, leases will continue to be classified as either operating or finance leases in the income statement. The effective date of the new standard for public companies is for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early adoption is permitted. The new standard must be adopted using a modified retrospective transition and requires application of the new guidance at the beginning of the earliest comparative period presented. The Company is evaluating the effect that the updated standard will have on its consolidated financial statements and related disclosures.

In August 2016, the FASB issued ASU 2016-15—Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for eight specific cash flow issues with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. The effective date for ASU 2016-15 is for annual periods beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. The Company has determined that the impact of adoption of this standard on its consolidated financial statements will be minimal.

F-12

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

In January 2017, the FASB issued ASU 2017-04, Intangibles – Goodwill and Other (Topic 350). The amendments in this update simplify the test for goodwill impairment by eliminating Step 2 from the impairment test, which required the entity to perform procedures to determine the fair value at the impairment testing date of its assets and liabilities following the procedure that would be required in determining fair value of assets acquired and liabilities assumed in a business combination. The amendments in this update are effective for public companies for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. We are evaluating the impact of adopting this guidance on our consolidated financial statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805); Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business to help companies evaluate whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The amendments in this update are effective for public companies for annual periods beginning after December 15, 2017, including interim periods within those periods. We are evaluating the impact of adopting this guidance on our consolidated financial statements.

In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815). The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments.

As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception.

Those amendments do not have an accounting effect. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period.

On January 1, 2018, the Company adopted ASU 2017-11 and according reclassified the fair value of the reset provisions embedded in previously issued warrants with embedded anti-dilutive provisions from liability to equity in aggregate of $175,975.

F-13

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

In November 2016, the FASB issued ASU No. 2016-18, (“ASU 2016-18”) Statement of Cash Flows (Topic 230): Restricted Cash. This ASU is intended to provide guidance on the presentation of restricted cash or restricted cash equivalents and reduce the diversity in practice. This ASU requires amounts generally described as restricted cash and restricted cash equivalents to be included with cash and cash equivalents when reconciling beginning-of-period and end-of-period total amounts on the statement of cash flows. We elected as permitted by the standard, to early adopt ASU 2016-18 retrospectively as of January 1, 2017 and have applied to all periods presented herein. The adoption of ASU 2016-18 did not have a material impact to our consolidated financial statements. The effect of the adoption of ASU 2016-18 on our consolidated statements of cash flows was to include restricted cash balances in the beginning and end of period balances of cash and cash equivalent and restricted cash. The change in restricted cash was previously disclosed in operating activities and financing activities in the consolidated statements of cash flows.

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 3 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

As of December 31, 2017, the Company had cash of $11,342 and working capital deficit of $1,583,971. During the year ended December 31, 2017, the Company used net cash in operating activities of $2,540,395. The Company has not yet generated any significant revenues, and has incurred net losses since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

During the year ended December 31, 2017, the Company raised $1,660,000 in cash proceeds from the issuance of convertible notes payable and $940,000 proceeds from the sale of common stock. The Company believes that its current cash on hand will not be sufficient to fund its projected operating requirements.

The Company’s primary source of operating funds since inception has been from proceeds from private placements of convertible and other debt and the sale of common stock. The Company intends to raise additional capital through private placements of debt and equity securities, but there can be no assurance that these funds will be available on terms acceptable to the Company, or will be sufficient to enable the Company to fully complete its development activities or sustain operations. If the Company is unable to raise sufficient additional funds, it will have to develop and implement a plan to further extend payables, reduce overhead, or scale back its current business plan until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Accordingly, the accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

F-14

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 4 – PROPERTY AND EQUIPMENT

The Company’s property and equipment at December 31, 2017 and 2016:

	2017	2016
Office equipment	$34,234	$34,234
Computer equipment	5,544	2,574
	39,778	36,808
Less accumulated depreciation	(20,766)	(14,644)
	$19,012	$22,164

Depreciation expense charged to operations amounted to $6,122 and $4,330 for the year ended December 31, 2017 and 2016, respectively.

NOTE 5 – INTELLECTUAL PROPERTY/ LICENSING RIGHTS

On June 30, 2015, the Company acquired the complete rights, title and interest in the Naltrexone Implant Formulation used specifically in the BioCorRx Recovery Program for an aggregate purchase price of $1,132,000 comprised of an obligation to pay $1,000,000 over 14 months starting October 1, 2015 and 30,000 of the Company’s common stock at the market value of $4.40 per share as of the date of the agreement. The Company estimated a useful life of 10 years.

On March 31, 2016, the parties agreed to terminate the above described acquisition and to cancel any and all obligations assumed under the agreement. In connection with the cancellation, the Company recorded a loss on termination of licensing agreement of $132,804.

On January 26, 2016, the Company entered into an asset purchase agreement to acquire intellectual and contractual rights for all of North America with the option for Central and South America for Naltrexone Implants formulas created by the Seller for 24 months upon receipt of the intellectual property for a fee of $55,648. The Company, within the first 12 months has the right to purchase perpetual rights for above territories for a one-time fee, financed over 5 years. The rights are amortized over the 24 month contract life. Amortization charged to operations amounted to $27,767 and $25,918, as of December 31, 2017 and 2016, respectively.

On July 28, 2016, the Company and Therakine, Ltd., an Irish private company limited by shares (“Therakine”), entered into a Development, Commercialization and License Agreement (the “Agreement”). Therakine has know-how and patents related to sustained release drug delivery technology (the “Technology”). Pursuant to the Agreement, Therakine granted the Company an exclusive license to utilize the Technology in developing injectable naltrexone products to treat patients suffering addiction to opioids, methamphetamines, cocaine, or alcohol. The Company is permitted to sell on a worldwide basis the products that utilize the Technology. The Agreement expires when the Company’s last valid claim to Therakine’s patents expires. Upon expiration of the Agreement, the licenses granted will become irrevocable and fully paid up.

The Company agreed to pay, in return for the license to the Technology, up to $2,750,000 in milestone payments and royalties ranging from 5% to 12% of net sales of products that use the Technology with aggregate payments per year of not less than $250,000. The Company is also required to pay a percentage of any sublicense income it receives related to products that use the Technology. In the event Therakine enters into a license agreement with a third party for products unrelated to injectable naltrexone that use the Technology, Therakine will pay the Company a percentage of its income from these products. As of December 31, 2017 and 2016, the Company has paid an aggregate of $250,000 of which $75,000 was held in escrow until certain drug levels are met at December 31, 2017.

In 2016, the Company assigned and Therakine agreed to assign the rights under the Therakine Agreement, to BioCorRx Pharmaceuticals, Inc., the Company majority owned subsidiary.

F-15

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Amortization expense charged to operations amounted to $27,767 and $25,918 for the year ended December 31, 2017 and 2016, respectively.

Estimated future amortization expense as of December 31, 2017 is as follows:

2018	$18,630
2019	16,667
2020	16,667
2021	16,667
2022 and thereafter	183,332
Total	$251,963

NOTE 6 – DEFERRED REVENUE

The Company granted license and sub-license agreements for various regions or States in the United States allowing the licensee to market, distribute and sell solely in the defined license territory, as defined, the products provided by the Company. The agreements are granted for a defined period or perpetual and are effective as long as annual milestones are achieved.

Terms for payments for licensee agreements vary from full cash payment to defined terms. In cases where license or sub-license fees are uncollected or deferred; the Company nets those uncollected fees with the deferred revenue for balance sheet presentation.

The Company amortizes license fees over the shorter of the economic life of the related contract life or contract terms for each licensee. The remaining unamortized aggregate balance of deferred revenue as of December 31, 2017 and 2016 was $638,693 and $1,046,264, respectively.

NOTE 7 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following as of December 31, 2017 and 2016:

	2017	2016
Amounts payable	$714,823	$768,345
Interest payable on notes payable	483,075	168,785
Deferred rent	1,638	808
	$1,199,536	$937,938

During the year ended December 31, 2017, the Company settled old outstanding debt with vendors recognizing a $296,592 gain on settlement of debt.

NOTE 8 – SETTLEMENT PAYABLE

On March 9, 2016, Jorge Andrade (former Company’s Chief Executive Officer) and Terranautical Global Investments, Inc. filed with the Eighth Judicial District Court in Clark County, Nevada a lawsuit claiming unpaid compensation, bonuses and previous loans in aggregate of $316,000 plus accrued interest and damages.

On March 21, 2016, the Plaintiff and the Company entered into a settlement agreement whereby the Company agreed to settle for a cash payment of $250,000 due December 16, 2016. On March 8, 2017, the settlement agreement was amended with an initial payment of $190,000 to be delivered by March 15, 2017 and the remaining balance of $60,000 shall be paid in twelve (12) monthly payments of $5,000 each through April 1, 2018. At March 21, 2016, the Company reclassified $195,845 accounts payable and $54,155 notes payable, related party to settlement payable in the accompanying balance sheet. As of December 31, 2017 and 2016, the outstanding balance due was $15,000 and $250,000, respectively.

F-16

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

On March 7, 2016, Jeffery D. Segal, A Professional Corporation (“Segal”) filed a complaint against the Company alleging failure to pay for legal services rendered in aggregate of $59,174 with the Superior Court of the State of California, County of Los Angeles.

In March 2017, the Company entered into a settlement agreement to pay the plaintiff and did pay $65,000 in full settlement. The Company has accrued the $65,000 for the year ended December 31, 2016.

NOTE 9 – NOTES PAYABLE

On July 7, 2014, the Company issued unsecured promissory notes in aggregate of $545,218 in settlement of previously issued convertible debentures dated April 3, 2013 and related accrued interest. The promissory notes include monthly payments of principal and interest, at 12% per annum, of $10,658 beginning August 15, 2014 through July 15, 2016 with the remaining unpaid balance due on or before July 15, 2016. The balance as of December 31, 2016 was $172,748. During year ended December 31, 2017, the Company paid as full settlement the remaining outstanding promissory note of $172,748.

In August 15, 2016, the Company issued 3,000 shares of its common stock for loan extension till December 15, 2016 in connection with the remaining outstanding note holder. The fair value of the issued common shares of $17,970 was charged to current period interest expense.

As described in Note 5, the Company acquired the complete rights, title and interest for the Naltrexone Implant formula for an aggregate purchase price of $1,132,000 comprised, in part, of an obligation to pay $1,000,000. The obligation was payable over approximately 14 months. During the year ended December 31, 2015, the Company applied a previously paid deposit of $57,404 towards the payment on the note. The remaining unpaid balance as of December 31, 2015 was $942,596. On March 31, 2016, the parties agreed to terminate the above described acquisition and to cancel any and all obligations assumed under the agreement. In connection with the cancellation, the Company recorded a loss on termination of licensing agreement of $132,804 during the year ended December 31, 2016.

On March 15, 2016, the Company issued a secured promissory note for $360,000 due 90 days from the date of issuance. Proceeds received were $300,000, net of Original Issuance Discount (“OID”) of $60,000. The promissory note is secured by all accounts, all proceeds and all accessions for rents, profits and products. On June 10, 2016, in connection with the issuance of a secured convertible note, the outstanding balance was settled in full. During the year ended December 31, 2016, the Company amortized $60,000 of the OID to interest expense. As of December 31, 2016, the promissory note was paid in full.

NOTE 10– CONVERTIBLE NOTES PAYABLE AND DERIVATIVE LIABILITIES

JMJ Financial

On February 3, 2015, the Company sold to JMJ Financial a $250,000 Convertible Promissory Note. The JMJ note provides up to an aggregate of $225,000 in gross proceeds after taking into consideration an Original Issue Discount (“OID”) of $25,000. The maturity date is two years from the effective date of each payment paid under the promissory note.

The Company, at its sole discretion, has an option to repay all consideration received pursuant to the JMJ note within 120 days of the effective date, there will be zero percent interest charged under the JMJ Note. Otherwise, there will be a one-time interest charge of 12% for all consideration received by the Company pursuant to the JMJ Note.

The Notes earn an interest rate of 12% per annum after four months of each advance and are convertible six months after the issuance date of each advance at a conversion price equal to 60% discount to the lowest trading price of the common stock for the 25 trading days immediately prior the conversion date.

F-17

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

In the event of default, the Purchaser has the right to require the Company to repay in cash all or a portion of the Note at a price equal to 125% of the aggregate principal amount of the Note plus all accrued but unpaid interest.

As of December 31, 2015, the Company has been funded by the purchaser as aggregate of, in the principal amount of $121,000, consisting of the aggregate principal sum of $110,000 advanced by the holder and $11,000 in OID.

The Company has identified the embedded derivatives related to the above described notes. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the Notes and to fair value as of each subsequent reporting date.

At the funding dates of the JMJ note tranches, the Company determined the aggregate fair value of $239,511 of embedded derivatives. The fair value of the embedded derivatives was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 144.83% to 172.85%, (3) weighted average risk-free interest rate of 0.52% to 0.70%, (4) expected life of 2.00 years, and (5) estimated fair value of the Company’s common stock from $4.90 to $9.30 per share.

The determined fair value of the debt derivatives of $239,511 was charged as a debt discount up to the net proceeds of the note with the remainder of $134,554 charged to 2015 operations as non-cash interest expense.

In 2015, the Company paid off an aggregate of $75,000 of the outstanding notes. At the date of payoff, the Company marked to market the fair value of the debt derivatives and determined a fair value of $158,959 and transferred to equity. The fair value of the embedded derivatives was determined using Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 148.32% to 151.27%, (3) weighted average risk-free interest rate of 0.60% to 0.68%, (4) expected life of 1.58 to 1.67 years, and (5) estimated fair value of the Company’s common stock of $4.00 to $5.00 per share.

In 2016, the Company paid off the remaining of $35,000 of the outstanding note. At the date of payoff, the Company marked to market the fair value of the debt derivatives and determined a fair value of $61,113 and transferred to equity. The fair value of the embedded derivatives was determined using Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 148.16%, (3) weighted average risk-free interest rate of 0.99%, (4) expected life of 1.70 years, and (5) estimated fair value of the Company’s common stock of $2.70 per share.

St. George Investments, LLC

On October 1, 2015, the Company sold to St. George Investments, LLC a $85,000 Convertible Promissory Note. Net proceeds received were $70,500 after taking into consideration an Original Issue Discount (“OID”) of $7,500 and other fees. The maturity date is one year from the effective date of the promissory note. The lender has the right, with the consent of the Company, to lend additional two additional tranches at any time up to one year.

The Company may repay the Note at any time on or before 120 days from issuance. If unpaid at 120 days, a one-time interest charge of 12% shall be applied to the outstanding balance. After 120 days the Company can repay only with the consent of the lender at 125% allowed to repay.

The Note is convertible 120 days from issuance date at a conversion price equal to 60% discount to the lowest trading price of the common stock for the 25 trading days immediately prior the conversion date.

The Company has identified the embedded derivatives related to the above described note. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the Notes and to fair value as of each subsequent reporting date.

F-18

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

On October 1, 2015, the Company determined the aggregate fair value of $105,988 of embedded derivatives of the St. George Note. The fair value of the embedded derivatives was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 146.21%, (3) weighted average risk-free interest rate of 0.31%, (4) expected life of 1.00 year, and (5) estimated fair value of the Company’s common stock of $3.91 per share.

The determined fair value of the debt derivatives of $105,988 was charged as a debt discount up to the net proceeds of the note with the remainder of $35,488 charged to current period operations as non-cash interest expense.

At December 31, 2015, the Company marked to market the fair value of the debt derivatives and determined a fair value of $170,531. The Company recorded a gain from change in fair value of debt derivatives of $21,051 for the year ended December 31, 2015. The fair value of the embedded derivatives was determined using Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 148.92%, (3) weighted average risk-free interest rate of 0.65% to 1.06%, (4) expected life from 0.75 to 1.72 years, and (5) estimated fair value of the Company’s common stock of $2.65 per share.

In 2016, the Company paid off the St George Note. At the date of payoff, the Company marked to market the fair value of the debt derivatives and determined a fair value of $112,673 and transferred to equity. The fair value of the embedded derivatives was determined using Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 147.99%, (3) weighted average risk-free interest rate of 0.41%, (4) expected life of 0.69 years, and (5) estimated fair value of the Company’s common stock of $2.70 per share.

Iconic Holdings, LLC

On February 1, 2016, the Company issued to Iconic Holdings, LLC a $88,000 Convertible Promissory Note. The proceeds from the Iconic note provides was up to an aggregate of $79,200 in net proceeds after taking into consideration an Original Issue Discount (“OID”) of $8,800. The maturity date is one year from the date of issuance.

The Company, at its sole discretion, has an option to repay the Iconic note within 90 days of the effective date at a rate of 110% of unpaid principal or 135% from 91-180 days of effective date. After 180 days, the note may not be prepaid without the consent of the holder.

The Note is convertible after 180 days into shares of the Company’s common stock at a conversion price equal to 60% discount to the lowest closing price of the common stock for the 10 trading days immediately prior the conversion date.

The Company has identified the embedded derivatives related to the above described note. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the Notes and to fair value as of each subsequent reporting date.

At inception, the Company determined the aggregate fair value of $96,170 of embedded derivatives. The fair value of the embedded derivatives was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 150.09%, (3) weighted average risk-free interest rate of 0.47%, (4) expected life of 1.00 year, and (5) estimated fair value of the Company’s common stock of $1.21 per share.

The determined fair value of the debt derivatives of $96,170 was charged as a debt discount up to the net proceeds of the note with the remainder of $21,722 charged to current period operations as non-cash interest expense.

F-19

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

In 2016, the Company paid off the Iconic Note. At the date of payoff, the Company marked to market the fair value of the debt derivatives and determined a fair value of $88,484 and transferred to equity. The fair value of the embedded derivatives was determined using Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 164.09%, (3) weighted average risk-free interest rate of 0.48%, (4) expected life of 0.67 years, and (5) estimated fair value of the Company’s common stock of $1.66 per share.

BICX Holding Company LLC

On June 10, 2016, the Company issued to BICX Holding Company, LLC a $2,500,000 senior secured convertible promissory note due June 10, 2019 and bearing interest at 8% per annum due annually beginning June 10, 2018.

Under the terms of the note, the note holder may, at any time, convert the unpaid principal of the note, or any portion thereof, into shares of the Company’s common stock at an initial conversion price equal to 25% of the Company’s total authorized common stock, determined at $1.90 per share at the date of issuance. In addition, the note contained certain anti-dilution provisions, as defined.

The Company was required to maintain a cash balance of $50,000 of the outstanding principal amount at all times, unrestricted and lien free (as amended) until December 31, 2017.

BICX Holding had the right, until December 10, 2016, to purchase another convertible note from the Company in a principal amount of up to $2,500,000 for a total aggregate purchase price of $5,000,000 (the “Maximum Purchase Price”). The Company and BICX Holding agreed to extend this deadline and, on March 3, 2017, the parties entered into a First Amendment to the Note (the “First Amendment”).

Pursuant to the First Amendment, BIXC Holding invested another $1,660,000 for a total aggregate purchase price of $4,160,000. Based on the amount invested, BICX Holding will return the Note and the Company will issue BICX Holding a new note for $4,160,000 convertible into 42.43% of the Company’s total authorized common stock. The other terms of the new note will be identical to the Note. Pursuant to the First Amendment, the parties agreed that BICX Holding does not have the right to appoint a consultant or, if the Company’s common stock is listed on a national securities exchange, an independent member of the Board. In addition, the Company is not entitled to a break-up fee.

On June 29, 2017, the parties entered into the Second Amendment to the Note Purchase Agreement and the March 2017 Note (the “Second Amendment”). The Second Amendment amends the March 2017 Note such that there is no longer an anti-dilution provision in the note. This provision in the March 2017 Note created a derivative liability for the Company which is no longer present.

In addition, the Second Amendment amends the March 2017 Note and the Note Purchase Agreement such that the Company agreed to not engage in any financing at a purchase price below the BIXC Holding purchase price. Finally, the Second Amendment amends the Note Purchase Agreement such that BICX Holding no longer has a right to participate in a subsequent financing in which the Company engages.

The note is secured by all of assets of the Company and is ranked senior to all of the Company’s debt currently outstanding or hereafter, unless prohibited by law.

The Company had identified the embedded derivatives related to the above described note. These embedded derivatives included certain conversion and reset features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the Notes and to fair value as of each subsequent reporting date.

At inception of the 2017 additions, the Company determined the aggregate fair value of $11,023,244 of embedded derivatives. The fair value of the embedded derivatives was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 167.85% to 168.32%, (3) weighted average risk-free interest rate of 1.26% to 1.37%, (4) expected life of 2.21 to 2.25 years, and (5) estimated fair value of the Company’s common stock of $9.00 to 11.22 per share.

F-20

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

The determined fair value of the debt derivatives of $11,023,244 was charged as a debt discount up to the net proceeds of the note with the remainder of $9,363,244 charged to current period operations as non-cash interest expense.

At June 29, 2017, the date of the Second Amendment modifying the above described note to eliminate the anti-dilutive provision, the Company determined the aggregate fair value the embedded derivatives of $30,806,073, recognizing a gain on change in fair value of $12,217,004 and reclassifying the determined fair value at June 29, 2017 of $30,806,073 to equity. The fair value of the embedded derivatives was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 169.77%, (3) weighted average risk-free interest rate of 1.38%, (4) expected life of 1.95 years, and (5) estimated fair value of the Company’s common stock of $10.80 per share.

Hoppel/Vista Capital Promissory Notes payable

On October 20, 2016, the Company issued to an aggregate of $220,000 Convertible Promissory Notes. The proceeds from the notes provides was up to an aggregate of $200,000 in net proceeds after taking into consideration an Original Issue Discount (“OID”) of $20,000. The maturity date is six months from the date of issuance.

In connection with the issuance of the promissory notes, the Company issued 800,000 shares of its common stock as an inducement and is obligated to issue an additional 250,000 shares should the Company’s common stock close below $2.50 per share prior to full pay off of the notes. The fair value of the issued shares was charged as a debt discount at the time of issuance.

The Note is convertible after 180 days into shares of the Company’s common stock at a conversion price equal to 60% discount to the lowest closing price of the common stock for the 25 trading days immediately prior the conversion date.

During the year ended December 31, 2017, the Company issued an aggregate of 136,620 shares of its common stock in full settlement of the above described notes.

Summary:

At December 31, 2017, the Company did not have convertible notes with embedded derivatives. The charge of the amortization of debt discounts and costs for the year ended December 31, 2017 and 2016 was $1,460,225, and $686,560, respectively, which was accounted for as interest expense.

NOTE 11 – NOTES PAYABLE-RELATED PARTY

As of December 31, 2017 and 2016, the Company received advances from Kent Emry (the former CEO of the Company), Scott Carley, and Neil Muller (the former President of the Company) as loans from related parties. The loans are payable on demand and without interest. In addition, the Company has issued unsecured, non-interest bearing demand notes to related parties. During the year December 31, 2017, the Company paid $15,000 on Mr. Emry’s note and Neil Muller settled $10,000 of outstanding debt. The balance outstanding as of December 31, 2017 and December 31, 2016 was $22,980 and $47,980, respectively.

On January 22, 2013, the Company issued a unsecured promissory note payable to Kent Emry for $200,000 due January 1, 2018, with a stated interest rate of 12% per annum beginning three months from issuance, payable monthly. Principal payments were due starting February 1, 2015 at $6,650 per month. The lender has an option to convert the note to licensing rights for the State of Oregon. The Company currently is in default of the required interest payments initially due starting April 22, 2013. During the year ended December 31, 2014, the Company paid $36,390 principal and accrued interest towards the promissory note.

F-21

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

In connection with the issuance of the above described promissory note, the Company issued 9,500 (as amended) of its common stock as interest payment on March 31, 2014.

The Company recorded a debt discount of $11,250 based on the fair value of the Company’s common stock at the issuance date of the promissory note. The discount is amortized ratably over the term on the notes. The note holder subsequently became an officer of the Company. The balance outstanding as of December 31, 2017 and 2016 was $163,610, with unamortized debt discount of $0 and $1,037, respectively.

NOTE 12 – WARRANT LIABILITY

The Company issued warrants in conjunction with the issuance of certain convertible debentures. These warrants contain certain reset provisions. Therefore, in accordance with ASC 815-40, the Company reclassified the fair value of the warrant from equity to a liability at the date of issuance. Subsequent to the initial issuance date, the Company is required to adjust to fair value the warrant as an adjustment to current period operations.

At December 31, 2017, the fair value of the 11,550 warrants containing certain reset provisions were determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 154.88%, (3) weighted average risk-free interest rate of 1.39%, (4) expected life of 0.27 years, and (5) estimated fair value of the Company’s common stock of $16.59 per share.

The Company recorded a loss from change in fair value of warrant liability of debt derivatives of $149,072 for the year ended December 31, 2017.

At December 31, 2017, the warrant liability valued at $175,975, the Company believes an event under the contract that would create an obligation to settle in cash or other current assets is remote and has classified the obligation as a long term liability.

NOTE 13 – STOCKHOLDERS’ DEFICIT

Effective July 5, 2016, the Company amended its articles of incorporation to increase the authorized shares of capital stock of the Company from two hundred million (200,000,000) shares of common stock, and eighty thousand (80,000) shares of preferred stock, both $.001 par value respectively, to five hundred twenty five million (525,000,000) shares common stock ($0.001 par value), and six hundred thousand (600,000) shares of preferred stock (no par value), respectively.

Preferred stock

The Company is authorized to issue 600,000 shares of preferred stock with no par value.

On June 19, 2014, the Company’s Board of Directors designated 80,000 shares of preferred stock, no par value. Each share of preferred stock shall entitle the holder to one thousand (1,000) votes and is convertible into one share of common stock and shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters with the Company’s common stock.

On June 25, 2014, the Company issued an aggregate of 80,000 shares of preferred stock to officers and directors for services rendered.

On November 16, 2016, the Company’s Board of Directors designated 160,000 preferred shares as Series B Preferred stock, no par value. Each share of Series B Preferred shall entitle the holder to one thousand (2,000) votes and is convertible into one share of common stock and shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters with the Company’s common stock but is not entitled to any dividends declared.

On November 16, 2016, the Company issued an aggregate of 160,000 shares of preferred stock to officers and directors for services rendered.

F-22

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Common stock

In February 2016, the Company issued an aggregate of 12,500 shares of its common stock for services rendered valued at $25,000 based on the underlying market value of the common stock at the date of issuance.

In July 2016, the Company issued an aggregate of 37,000 shares of its common stock for services rendered valued at $101,090 based on the underlying market value of the common stock at the date of issuance.

In July 2016, the Company issued 30,000 shares of its common stock as conversion for outstanding accounts payable to related party valued at $80,433 based on the underlying market value of the common stock at the date of issuance.

In August 2016, the Company issued 3,000 shares of its common stock for as loan extension valued at $17,970 based on the underlying market value of the common stock at the date of issuance.

In August 2016, the Company issued an aggregate of 31,500 shares of its common stock for services rendered valued at $182,725 based on the underlying market value of the common stock at the date of issuance.

In October 2016, the Company issued an aggregate of 8,000 shares of its common stock for in connection with the issuance of convertible debt valued at $30,000 based on the underlying market value of the common stock at the date of issuance.

In October 2016, the Company issued 600 shares of its common stock for services rendered valued at $2,346 based on the underlying market value of the common stock at the date of issuance.

In December 2016, the Company issued an aggregate of 4,000 shares of its common stock for services rendered valued at $11,900 based on the underlying market value of the common stock at the date of issuance.

In December 2016, the Company issued 50,000 shares of its common stock in exchange for proceeds of $100,000.

In January 2017, the Company issued an aggregate of 2,281 shares of its common stock for services rendered valued at $7,478 based on the underlying market value of the common stock at the date of issuance.

In February 2017, the Company issued 3,500 shares of its common stock for services rendered valued at $25,830 based on the underlying market value of the common stock at the date of issuance.

In February 2017, the Company issued 436,667 shares of its common stock in exchange for proceeds of $940,000.

In March 2017, the Company issued an aggregate of 136,620 shares of its common stock in settlement of $220,000 convertible notes payable.

In April 2017, the Company issued an aggregate of 16,750 shares of its common stock for services rendered valued at $62,850 based on the underlying market value of the common stock at the date of issuance.

In May 2017, the Company issued 7,500 shares of its common stock for services rendered valued at $102,750 based on the underlying market value of the common stock at the date of issuance.

F-23

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

In August 2017, the Company issued 5,000 shares of its common stock for services rendered valued at $43,000 based on the underlying market value of the common stock at the date of issuance.

In September 2017, the Company issued an aggregate of 5,500 shares of its common stock for services rendered valued at $47,245 based on the underlying market value of the common stock at the date of issuance.

In October 2017, the Company issued 500 shares of its common stock for services rendered valued at $5,005 based on the underlying market value of the common stock at the date of issuance.

In November 2017, the Company issued 500 shares of its common stock for services rendered valued at $4,450 based on the underlying market value of the common stock at the date of issuance.

In December 2017, the Company issued 8,000 shares of its common stock for services rendered valued at $132,720 based on the underlying market value of the common stock at the date of issuance.

NOTE 14 – STOCK OPTIONS AND WARRANTS

Options

Option valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option model with a volatility figure derived from using the Company’s historical stock prices. The Company accounts for the expected life of options based on the contractual life of options for non-employees. For employees, the Company accounts for the expected life of options in accordance with the “simplified” method, which is used for “plain-vanilla” options, as defined in the accounting standards codification.

The risk-free interest rate is based on the yield of Daily U.S. Treasury Yield Curve Rates with terms equal to the expected term of the options as of the grant date.

The following assumptions were used in determining the fair value of employee and vesting non-employee options during the year ended December 31, 2017 and 2016:

	2017	2016
Risk-free interest rate	1.86%	1.13%
Dividend yield	0%	0%
Stock price volatility	171.77%	163.82%
Expected life	5.00 years	5.75 years
Weighted average grant date fair value	$15.19	$1.90

On June 17, 2016, the Company awarded options to purchase an aggregate of 330,000 shares of common stock to key officers of the Company. These options vest monthly over 24 months and have a term of 10 years. The options have an exercise price of $2.01 per share. The options had an aggregate grant date fair value of $628,283.

On June 17, 2016, the Company extended the term of previously granted options in aggregate of 135,000 initially expiring from November 2019 to July 2020 by five years to November 2024 to July 2025. The change in fair value of $53,858 was determined using the Black Scholes option model and charged to current to operations during the year ended December 31, 2016.

On May 25, 2017, the Company awarded options to purchase 350 shares of common stock to key consultant of the Company. These options vest immediately and have a term of 5 years. The options have an exercise price of $1.60 per share. The options had an aggregate grant date fair value of $5,318.

F-24

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

The following table summarizes the stock option activity for the two years ended December 31, 2017:

	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2016	148,500	$9.00	4.4	$ -
Grants	330,000	2.00	10.0	-
Exercised	-
Canceled	-
Outstanding at December 31, 2016	478,500	$4.00	8.9	$326,700
Grants	350	1.60	5.0	-
Exercised	-
Expired	-		-	-
Outstanding at December 31, 2017	478,850	$4.00	7.5	$5,927,877
Exercisable at December 31, 2017	396,350	$5.00	7.3	$4,725,027

The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on options with an exercise price less than the Company’s stock price of $16.59 as of December 31, 2017, which would have been received by the option holders had those option holders exercised their options as of that date.

The following table presents information related to stock options at December 31, 2017:

Options Outstanding			Options Exercisable
		Weighted
		Average	Exercisable
Exercise	Number of	Remaining Life	Number of
Price	Options	In Years	Options

$1.00-2.50	330,350	9.46	247,850
2.51-5.00	35,000	8.56	35,000
5.01 and up	113,500	7.34	113,500
	478,850	8.89	396,350

The stock-based compensation expense related to option grants was $319,460 and $183,249 during the year end December 31, 2017 and 2016, respectively.

As of December 31, 2017, stock-based compensation related to options of $130,892 remains unamortized and is expected to be amortized over the weighted average remaining period of 5 months.

F-25

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Warrants:

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company’s common stock:

Warrants Outstanding			Warrants Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life (Years)

$25.00	12,750	1.52	$25.00	12,750	1.52
100.00	11,550	0.25	100.00	11,550	0.25
$61.00	24,300	0.91	$61.00	24,300	0.91

The following table summarizes the warrant activity for the two years ended December 31, 2017:

	Number of Shares	Weighted Average Exercise Price Per Share
Outstanding at January 1, 2016	26,300	$58.00
Issued	-
Exercised	-
Canceled	-
Outstanding at December 31, 2016	26,300	$58.00
Issued	-	-
Exercised	-	-
Expired	(2,000)	25.00
Outstanding at December 31, 2017	24,300	$61.00

NOTE 15 – RELATED PARTY TRANSACTIONS

The Company has an arrangement with Premier Aftercare Recovery Service, (“PARS”). PARS is a Company controlled by Neil Muller, a shareholder of the Company and prior officer of the Company, that provided consulting services to the Company. There is no formal agreement between the parties and the amount of remuneration was $14,583 per month. During the year ended December 31, 2017 and 2016, the Company incurred $-0-, as consulting fees and expense reimbursements. As of December 31, 2017 and 2016, there was an unpaid balance of $32,318 and $64,638, respectively.

The Company has an arrangement with Felix Financial Enterprises (“FFE”). FFE is a Company controlled by Lourdes Felix, an officer of the Company that provides consulting services to the Company. Until June 17, 2016, there was no formal agreement between the parties and the amount of remuneration is $14,583 per month. During the year ended December 31, 2017 and 2016, the Company incurred $204,001 and $166,756, respectively, as consulting fees. As of December 31, 2017 and 2016, there was an unpaid balance of $14,900 and $91,465, respectively.

On June 17, 2016, the Company entered into an executive service contract with Felix Financial Enterprises LLC to provide consulting services. The agreement is an at will agreement and provides for a base salary of $160,000 per year, 112,000 stock options, extended previously issued options and an auto allowance.

F-26

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

The Company had an arrangement with Brady Granier, an officer of the Company. Until June 17, 2016 there was no formal agreement between the parties and the amount of remuneration is $14,583 per month. For the years ended December 31, 2017 and 2016, the Company incurred $30,727 and $175,000, respectively, as consulting fees. As of December 31, 2017 and 2016, there was an unpaid balance of $-0- and $64,481, respectively. Beginning in 2017, Mr. Granier preformed services under Soupface LLC (see below).

On June 17, 2016, the Company entered into an executive service contract with Brady Granier as the Company’s President and Chief Executive Officer. The agreement is an at will agreement and provides for a base salary of $175,000 per year, 106,000 stock options, extended previously issued options and an auto allowance.

The Company has an arrangement with Soupface LLC (“Soupface”). Soupface is a Company controlled by Brady Granier, an officer of the Company that provides consulting services to the Company. There was no formal agreement between the parties and the amount of remuneration is $14,583 per month. For the years ended December 31, 2017 and 2016 the Company incurred $203,125 and $175,000, respectively, as consulting fees. As of December 31, 2017 and 2016, there was an unpaid balance of $14,900 and $-0-, respectively.

On June 17, 2016, the Company entered into an executive service contract with Tom Welch as the Company’s Vice President of Operations. The agreement is an at will agreement and provides for a base salary of $140,000 per year, 112,000 stock options, extended previously issued options and an auto allowance.

On July 28, 2016, the Company formed BioCorRx Pharmaceuticals, Inc. for the purpose of developing certain business lines. In connection with the formation, the, the newly formed sub issued 21.9% ownership to Brady Granier, Lourdes Felix and Kent Emry, current or former officers of the Company, with the Company retaining 78.1%. As of December 31, 2017, there were no significant transactions, assets or liabilities in BioCorRx Pharmaceuticals, Inc., or operations since its formation.

The above related parties are compensated as independent contractors and are subject to the Internal Revenue Service regulations and applicable state law guidelines regarding independent contractor classification. These regulations and guidelines are subject to judicial and agency interpretation, and it could be determined that the independent contractor classification is inapplicable.

NOTE 16 – CONCENTRATIONS

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

The Company’s revenues earned from sale of products and services for the year ended December 31, 2017 included 12%, 12%, 31%, 12% and 13% (aggregate of 80%) from five customers of the Company’s total revenues.

The Company’s revenues earned from sale of products and services for the year ended December 31, 2016 included 12% and 17% (aggregate of 29%) from two customers of the Company’s total revenues.

Three customers accounted for 12%, 19% and 13% (aggregate of 44%) of the Company’s total accounts receivable at December 31, 2017 and three customers accounted for 27%, 11% and 18% (aggregate of 56%) of the Company’s total accounts receivable at December 31, 2016.

The Company relies on Trinity Rx as its sole supplier of its Naltrexone implant.

F-27

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 17 – NON CONTROLLING INTEREST

On July 28, 2016, the Company formed BioCorRx Pharmaceuticals, Inc., a Nevada Corporation, for the purpose of developing certain business lines. In connection with the formation, the, the newly formed sub issued 21.9% ownership to officers of the Company with the Company retaining 78.1%. From inception through December 31, 2017, there were no significant transactions, assets or liabilities in BioCorRx Pharmaceuticals, Inc., or operations since its formation.

NOTE 18 – COMMITMENTS AND CONTINGENCIES

Operating leases

On March 9, 2016, the Company entered into a lease amendment and expansion agreement, whereby the Company agreed to lease office space in Anaheim, California, commencing July 1, 2016 and expiring on June 30, 2019.

Rent expense charged to operations, which differs from rent paid due to rent credits and to increasing amounts of base rent, is calculated by allocating total rental payments on a straight-line basis over the term of the lease. During the year ended December 31, 2017 and 2016, rent expense was $41,533 and $40,736.

As of December 31, 2017, future minimum lease payments for office space are as follows:

Year ended December 31, 2018	$52,903
Year ended December 31, 2019	26,844
Year ended December 31, 2019	$79,747

Royalty agreement

Alpine Creek Capital Partners LLC

On December 10, 2015. The Company entered into a royalty agreement with Alpine Creek Capital Partners LLC (“Alpine Creek”). The Company is in the business of selling a distinct implementation of the BioCorRx Recovery Program, a two-tiered comprehensive MAT program, which includes a counseling program, coupled with its proprietary Naltrexone Implant (the “Treatment”).

In accordance with the terms and provisions of the agreement, Alpine Creek will pay the Company an aggregate of $405,000 , payable as follows: (a) a deposit in the amount of $55,000, which Alpine Creek paid to the Company on November 20, 2015, (b) cancellation of that certain secured promissory note, dated October 19, 2015, issued by the Company to Alpine Creek in the aggregate principal amount of $55,000 and (c) within two (2) business days from the effective date, Alpine Creek will pay $295,000 to the Company.

In consideration for the payment, with the exception of treatments conducted in certain territories, the Company will pay Alpine Creek fifty percent (50%) of the Company’s gross profit for each Treatment sold in the United States that includes procurement of the Company’s implant product until the Company has paid Alpine Creek $1,215,000. In the event that the Company has not paid Alpine Creek $1,215,000 within 24 months of the Effective Date, then the Company shall continue to pay Alpine Creek fifty percent (50%) for each Treatment following the Effective Date until the Company has paid Alpine Creek an aggregate of $1,620,000, with the exception of treatments conducted in certain territories. Upon the Company’s satisfaction of these obligations, the Company shall pay Alpine Creek $100 for each treatment sold in the United States that includes procurement of the Company’s implant product, into perpetuity.

F-28

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Therakine, Ltd

On July 28, 2016, the Company and Therakine, Ltd. entered into a Development, Commercialization and License Agreement. Pursuant to the Agreement, Therakine granted the Company an exclusive license to treat patients suffering addiction to opioids, methamphetamines, cocaine, or alcohol. The Company is permitted to sell on a worldwide basis the products that utilize the Technology. The Agreement expires when the Company’s last valid claim to Therakine’s patents expires. Upon expiration of the Agreement, the licenses granted will become irrevocable and fully paid up.

The Company agreed to pay, in return for the license to the Technology, up to $2,750,000 in milestone payments and royalties ranging from 5% to 12% of net sales of products that use the Technology with an aggregate payments of not less than $250,000. The Company is also required to pay a percentage of any sublicense income it receives related to products that use the Technology. In the event Therakine enters into a license agreement with a third party for products unrelated to injectable naltrexone that use the Technology, Therakine will pay the Company a percentage of its income from these products. As of December 31, 2016, the Company has paid an aggregate of $250,000, of which $75,000 is held in escrow with certain drug levels are met. (See Note 5)

In 2016, the Company transferred the rights under the Therakine, Ltd contract to BioCorRx Pharmaceuticals, Inc., a majority owned subsidiary of the Company.

Employment and consulting agreements

On September 1, 2015, the Company entered into an employment agreement with Kent Emry for the full time position of Chief Executive Officer of the Company for 12 months with automatic renewals. Compensation at $75,000 per annum (See Note 14). In 2016, Mr. Emry resigned as Chief Executive Officer.

Lourdes Felix, Chief Financial Officer and Chief Operating Officer and Brady Granier, Chief Executive Officer and President of the Company, entered into Executive Service Agreements with the Company on June 17, 2016 (the “Executive Agreements”).

The Executive Agreements provided, among other things, (i) the remuneration to be received in exchange for services provided to the Company; (ii) a general description of the services to be provided to the Company; and (iii) other obligations, terms, and conditions relating to the professional relationship between Felix and Granier, as applicable, and the Company.

Litigation

On March 7, 2016, Jeffery D. Segal, A Professional Corporation (“Segal”) filed a complaint against the Company alleging failure to pay for legal services rendered in aggregate of $59,174 with the Superior Court of the State of California, County of Los Angeles.

F-29

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

On March 9, 2016, Jorge Andrade (former Company’s Chief Executive Officer) and Terranautical Global Investments, Inc. filed with the Eighth Judicial District Court in Clark County, Nevada a lawsuit claiming unpaid compensation, bonuses and previous loans in aggregate of $316,000 plus accrued interest and damages.

On March 21, 2016, the Plaintiff and the Company entered into a settlement agreement whereby the Company agreed to settle for a cash payment of $250,000 due December 16, 2016. Subsequently, on March 8, 2017, the settlement agreement was amended with an initial payment of $190,000 to be delivered by March 15, 2017 and the remaining balance of $60,000 shall be paid in twelve (12) monthly payments of $5,000 each through April 1, 2018. At March 21, 2016, the Company reclassified $195,845 accounts payable and $54,155 notes payable, related party to settlement payable in the accompanying balance sheet. As of December 31, 2017, the outstanding balance due was $15,000.

In March 2017, the Company entered into a settlement agreement to pay the plaintiff and did pay $65,000 in full settlement. The Company had accrued the $65,000 for the year ended December 31, 2016.

The Company is subject at times to other legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity. There was no other outstanding litigation as of December 31, 2017.

Uncertain Tax Positions

The Company uses a number of independent contractors in our operations in which it does not pay or withhold any federal, state or provincial employment tax. There are a number of different tests used in determining whether an individual is an employee or an independent contractor and such tests generally take into account multiple factors. There can be no assurance that legislative, judicial or regulatory (including tax) authorities will not introduce proposals or assert interpretations of existing rules and regulations that would change, or at least challenge, the classification of our independent contractors. As of December 31, 2017 and 2016, the Company has reviewed the various independent contractor relationships and has determined to not accrue any additional liabilities related to the above contingency.

NOTE 19 – INCOME TAXES

The components of the income tax provisions for 2017 and 2016 are as follows:

	2017	2016
Current provision:
Federal	$-	$-
State	-	-

Deferred benefit:
Federal	(660,421)	(548,876)
State	(119,597)	(93,632)
	(780,018)	(642,508)
Change in valuation allowance	780,018	642,508
Total Provision	$-	$-

The difference between the income tax provision and income taxes computed using the U. S. federal income tax rate of 34% consisted of the following:

	2017	2016
Provision at statutory rate	34.0%	34.0%
State taxes, net of federal benefit	5.8%	5.8%
Nondeductible and other items	(18.8)%	(8.9)%
Change in valuation allowance	(21.0)%	(30.9)%
Total	(0.0)%	(0.0)%

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company’s deferred taxes as of December 31, 2017 and 2016 are as follows:

F-30

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

	2017	2016
Deferred tax assets:
Net operating loss carry forwards	$746,919	$548,876
Share-based compensation	174,465	216,310
Accrual to cash	(45,292)	(158,698)
Other	2,278,510	1,396,446
Total deferred tax assets	3,154,602	2,002,934
Valuation allowance	(3,098,002)	(1,946,334)
	56,600	56,600

Deferred tax liabilities:
Tax deductible licensing agreement	(56,600)	(56,600)
Accrual to cash	-	-
Other	-	-

Total deferred tax liabilities	(56,600)	(56,600)

Net deferred tax assets (liabilities)	$-	$-

A full valuation allowance has been provided against the Company’s deferred tax assets at December 31, 2017 as the Company believes it is more likely than not that sufficient taxable income will not be generated to realize these temporary differences.

The Company has Federal net operating losses (NOLs) of approximately $7.8 million which begin to expire in the years beginning in 2032. Pursuant to Section 382 of the Internal Revenue Code, use of the Company’s NOLs and credit carry forwards may be limited if the Company experiences a cumulative change in ownership of greater than 50% in a moving three-year period.

The Company also has federal credits that begin to expire 2030 and state tax credits that may be carried forward indefinitely.

The Company provides for uncertain tax positions when such tax positions do not meet the recognition thresholds or measurement standards as set forth in ASC Topic 740. Income Taxes, regarding accounting for uncertainty in income taxes. Amounts for uncertain tax positions are adjusted in periods when new information becomes available or when positions are effectively settled. There are no unrecognized benefits related to uncertain tax positions as of December 31, 2017. The Company does not anticipate that there will be material change in the liability for unrecognized tax benefits within the next 12 months.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cut and Jobs Act (the “Tax Act”). The Tax Act establishes new tax laws that affects 2018 and future years, including a reduction in the U.S. federal corporate income tax rate to 21%, effective January 1, 2018. For certain deferred tax assets and deferred tax liabilities, we have recorded a provisional decrease of $462,378, with a corresponding net adjustment to valuation allowance of $462,378 as of December 31, 2017.

NOTE 20 – FAIR VALUE MEASUREMENTS

ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1—Quoted prices in active markets for identical assets or liabilities.

F-31

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Level 2—Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

Items recorded or measured at fair value on a recurring basis in the accompanying consolidated financial statements consisted of the following items as of December 31, 2017:

	Level 1	Level 2	Level 3	Total
Derivative liability	$-	$-	$-	$-
Warrant liability			175,975	175,975
Total	$-	$-	$175,975	$175,975

Items recorded or measured at fair value on a recurring basis in the accompanying consolidated financial statements consisted of the following items as of December 31, 2016:

	Level 1	Level 2	Level 3	Total
Derivative liability	$-	$-	$5,115,280	$5,115,280
Warrant liability			26,903	26,903
Total	$-	$-	$5,142,183	$5,142,183

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 financial liabilities from December 31, 2015 through December 31, 2017:

	Debt Derivative Liability	Warrant Liability
Balance, December 31, 2015	$170,531	$22,746
Transfers in (out):
Initial fair value of debt derivative at note issuance	2,537,229	-
Transfers out of Level 3 upon conversion and settlement of notes	(262,271)	-
Mark-to-market at December 31, 2016:
Embedded derivative	2,669,971	4,157
Balance, December 31, 2016	5,115,280	26,903
Transfers in (out):
Initial fair value of debt derivative at note issuance	11,023,244	-
Transfers out of Level 3 upon conversion and settlement of notes	(1,146,201)	-
Transfers out of Level 3 upon note modification	(30,806,073)	-
Mark-to-market at December 31, 2017:
Embedded derivative	15,813,750	149,072
Balance, December 31, 2017	$0	$175,975

F-32

BIOCORRX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 21 – SUBSEQUENT EVENTS

Sale of common stock

In January 2018, the Company entered into subscription agreements with two investors, pursuant to which the Investors purchased shares of the Company’s common stock. The investors purchased a total of 12,500 shares at a purchase price of $12.00 per share for a total of $150,000 invested.

Issuance of common stock

In January and February 2018, the Company issued an aggregate of 500 common shares for consulting services.

In January 2018, the Company issued 1,250 common shares as employee compensation.

In January 2018, the Company issued an aggregate of 1,000 common shares as commitment fees towards debt financing.

In January 2018, the Company issued 10,000 common shares in connection with a distribution agreement.

On February 9, 2018, the Company entered into a Investment Agreement and a Registration Rights Agreement with Northbridge Financial Inc. Under the terms of the Investment Agreement, Northbridge has agreed to provide the Company with up to ten million dollars ($10,000,000) of funding in the form of purchases of shares of the Company’s common stock. Northbridge will only make these purchases after a registration statement on Form S-1 registering these future shares is declared effective by the SEC. A registration statement on Form S-1 registering these future shares was declared effective by the Securities and Exchange Commission (the “SEC”) on September 12, 2018.

Debt financing

On January 26, 2018, the Comany issued and sold two promissory notes, each in the principal amount of $125,000 or $250,000 in the aggregate (the “Notes”), to two investors, (the “Investors”) The Notes bear interest at a rate of eight percent (8%) per annum. The Notes are due and payable on or before July 26, 2018 and may be prepaid at any time without penalty.

In the event the Company fails to make any payment due or to perform any terms of the Notes, the Investors have the right to (i) to declare the full, unpaid balance of the Notes, plus interest and other charges; accruing thereon, immediately due and payable; (ii) to specifically enforce the terms of the Notes by suit in equity; (iii) to bring an action for the unpaid and overdue payments without waiving the right to pursue the principal balance, interest, and additions thereto which are due pursuant to the terms of the Notes; and (iv) to pursue any and all other rights and remedies provided in law or equity.

As additional consideration for the Notes, the Company will issue an aggregate of 1,000 shares of the Company’s common stock (the “Inducement Shares”) to the Investors within fifteen (15) days of receipt of funds from the Investors.

F-33

BIOCORRX INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2018	2017
	(unaudited)
ASSETS
Current assets:
Cash	$245,373	$11,342
Accounts receivable, net	15,750	29,950
Prepaid expenses	18,341	13,210
Total current assets	279,464	54,502

Property and equipment, net	44,687	19,012

Other assets:
Intellectual property, net	250,000	251,963
Deposits, long term	13,422	13,422
Total other assets	263,422	265,385

Total assets	$587,573	$338,899

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses, including related party payables of $56,318 and $62,241, respectively	$1,394,315	$1,199,536
Deferred revenue, short term	215,236	237,347
Settlement payable	-	15,000
Convertible notes payable, short term portion, net of debt discount	3,128,780	-
Notes payable, short term portion	250,000	-
Notes payable, related party	186,590	186,590
Total current liabilities	5,174,921	1,638,473

Long term debt:
Deferred revenue, long term	245,935	401,346
Convertible notes payable, long term, net of debt discount	-	2,016,041
Warrant liability	-	175,975
Total long term debt	245,935	2,593,362

Total liabilities	5,420,856	4,231,835

Deficit:
Preferred stock, no par value and $0.001 par value; 600,000 authorized as of September 30, 2018 and December 31, 2017
Preferred stock, no par value; 80,000 designated; 80,000 shares issued and outstanding as of September 30, 2018 and December 31, 2017	16,000	16,000
Series B Preferred stock, no par value; 160,000 designated; 160,000 shares issued and outstanding as of September 30, 2018 and December 31, 2017	5,616	5,616
Common stock, $0.001 par value; 750,000,000 shares authorized, 2,532,863 and 2,440,863 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	2,533	2,441
Common stock subscribed	200,000	100,000
Additional paid in capital	47,716,973	44,823,541
Accumulated deficit	(52,771,032)	(48,840,534)
Total stockholders' deficit attributable to BioCorRx, Inc.	(4,829,910)	(3,892,936)
Non-controlling interest	(3,373)	-
Total deficit	(4,833,283)	(3,892,936)

Total liabilities and deficit	$587,573	$338,899

See the accompanying notes to the unaudited condensed consolidated financial statements

F-34

BIOCORRX INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017

Revenues, net	$78,584	$147,593	$324,982	$492,364

Operating expenses:
Cost of implants and other costs	20,585	8,008	106,383	198,023
Research and development	35,759	107,460	94,765	159,030
Selling, general and administrative	1,422,055	687,228	2,799,311	1,972,521
Depreciation and amortization	1,303	8,542	6,051	25,396
Total operating expenses	1,479,702	811,238	3,006,510	2,354,970

Loss from operations	(1,401,118)	(663,645)	(2,681,528)	(1,862,606)

Other income (expenses):
Interest expense, net	(485,395)	(463,929)	(1,428,318)	(10,684,498)
Gain on settlement of debt	-	-		285,924
Gain (loss) on change in fair value of derivative liability	-	25,483	-	(15,872,510)
Total other income (expenses)	(485,394)	(438,446)	(1,428,318)	(26,271,084)

Net loss before provision for income taxes	(1,886,513)	(1,102,091)	(4,109,846)	(28,133,690)

Income taxes	-	-	-	-

Net loss	(1,886,513)	(1,102,091)	(4,109,846)	(28,133,690)

Non-controlling interest	3,328	-	3,373	-

NET LOSS ATTRIBUTIBLE TO BIOCORRX, INC.	$(1,883,185)	$(1,102,091)	$(4,106,473)	$(28,133,690)

Net loss per common share, basic and diluted	$(0.75)	$(0.45)	$(1.65)	$(12.28)

Weighted average number of common shares outstanding, basic and diluted	2,499,320	2,425,385	2,478,185	2,291,065

See the accompanying notes to the unaudited condensed consolidated financial statements

F-35

BIOCORRX INC.
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
NINE MONTHS ENDED SEPTEMBER 30, 2018

			Series B				Common	Additional		Non-
	Preferred stock		Preferred stock		Common stock		stock	Paid in	Accumulated	Controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Subscribed	Capital	Deficit	Interest	Total
Balance, December 31, 2017	80,000	$16,000	160,000	$5,616	2,440,863	$2,441	$100,000	$44,823,541	$(48,840,534)	$-	$(3,892,936)
Effect of adoption of Accounting Codification Standard 2017-11	-		-	-	-	-	-	-	175,975	-	175,975
Common stock issued for services rendered	-	-	-	-	10,000	10	-	157,400	-	-	157,410
Common stock issued for services accrued in 2017	-	-	-	-	10,000	10	-	(10)	-	-	-
Sale of common stock	-	-	-	-	70,000	70	-	1,299,930	-	-	1,300,000
Common stock issued in connection with notes payable	-	-	-	-	1,000	1	-	25,499	-	-	25,500
Common stock issued in connection with note payable extension	-	-	-	-	1,000	1	-	11,999	-	-	12,000
Proceeds from common stock subscription	-	-	-	-	-	-	100,000	-	-	-	100,000
Stock based compensation	-	-	-	-	-	-	-	1,398,614	-	-	1,398,614
Net loss	-	-	-	-	-	-	-	-	(4,106,473)	(3,373)	(4,109,846)
Balance, September 30, 2018 (unaudited)	80,000	$16,000	160,000	$5,616	2,532,863	$2,533	$200,000	$47,716,973	$(52,771,032)	$(3,373)	$(4,833,283)

See the accompanying notes to the unaudited condensed consolidated financial statements

F-36

BIOCORRX INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine months ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,109,846)	$(28,133,690)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation and amortization	6,051	25,396
Bad debt expense	15,750	20,375
Non cash interest	-	9,363,244
Amortization of debt discount	1,138,239	1,085,856
Stock based compensation	1,556,024	525,782
Common stock issued with loan extension	12,000	-
Gain on settlement of debt	-	(285,924)
Change in fair value of derivative liabilities	-	15,872,510
Changes in operating assets and liabilities:
Accounts receivable	(1,550)	(39,750)
Prepaid expenses and other current assets	(5,131)	(4,924)
Accounts payable and accrued expenses	194,779	13,823
Settlement payable	(15,000)	(285,000)
Deferred revenue	(177,522)	(378,864)
Net cash used in operating activities	(1,386,206)	(2,221,166)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(29,763)	-
Net cash used in investing activities	(29,763)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	1,300,000	940,000
Proceeds from common stock subscriptions	100,000	-
Proceeds from notes payable	250,000	-
Proceeds from convertible notes payable	-	1,660,000
Repayments of notes payable	-	(187,748)
Net cash provided by financing activities	1,650,000	2,412,252

Net increase in cash and restricted cash	234,031	191,086
Cash, beginning of the period	11,342	92,455

Cash and restricted cash, end of period	$245,373	$283,541

Supplemental disclosures of cash flow information:
Interest paid	$-	$10,507
Taxes paid	$-	$-

Non cash financing activities:
Reclassify fair value of debt derivative at note modification	$-	$30,806,073
Common stock issued in connection with issuance of notes payable	$25,500	$220,000
Reclassify fair value of warrant liability upon adoption of ASC 2017-11	$175,975	$-

See the accompanying notes to the unaudited condensed consolidated financial statements

F-37

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

NOTE 1 – BUSINESS

BioCorRx Inc., through its subsidiaries, provides an innovative alcoholism and opioid addiction treatment program called the BioCorRx® Recovery Program, as well as research and development of related products BICX101 and BICX102 that can empower patients to succeed in their overall recovery. We offer a unique treatment philosophy that combines medical intervention and a proprietary cognitive behavioral therapy (CBT) program (plus peer support program) specifically tailored for the treatment of alcoholism and other substance abuse addictions for those receiving long-term naltrexone treatment. We are also engaged in the research and development of sustained release naltrexone products for the treatment of addiction and other possible disorders. Specifically, the company is developing an injectable and implantable naltrexone with the goal of future regulatory approval with the Food and Drug Administration.

On January 7, 2014, the Company changed its name from Fresh Start Private Management, Inc. to BioCorRx Inc. In addition, effective February 20, 2014, the Company’s quotation symbol on the Over-the-Counter Bulletin Board was changed from CEYY to BICX.

On July 28, 2016, the Company formed BioCorRx Pharmaceuticals, Inc., a Nevada Corporation, for the purpose of developing certain business lines. In connection with the formation, the newly formed sub issued 24.2% ownership to officers of the Company with the Company retaining 75.8%. As of December 31, 2017, there were certain licensing rights with a carrying value of $250,000 and no significant liabilities in BioCorRx Pharmaceuticals, Inc., or operations since its formation. In 2018, BioCorRx Pharmaceuticals, Inc. began operating activities (Note 16).

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Reverse Stock Split

On January 22, 2019, the Company effected a one-for-hundred (1 for 100) reverse stock split of its outstanding shares of common stock. All of the share and per share information referenced throughout the condensed consolidated financial statements and accompanying notes thereto have been retroactively adjusted to reflect this reverse stock split.

Interim Financial Statements

The following (a) condensed consolidated balance sheet as of December 31, 2017, which has been derived from audited financial statements, and (b) the unaudited condensed consolidated interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2018 are not necessarily indicative of results that may be expected for the year ending December 31, 2018. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2017 included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on April 5, 2018.

Basis of presentation

The consolidated financial statements include the accounts of BioCorRx Inc. and its wholly owned subsidiary, Fresh Start Private, Inc. and its majority owned subsidiary, BioCorRx Pharmaceuticals, Inc. (hereafter referred to as the “Company” or “BioCorRx”). All significant intercompany balances and transactions have been eliminated in consolidation.

F-38

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

Revenue Recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board “FASB” Accounting Standards Codification “ASC” 606. A five-step analysis a must be met as outlined in Topic 606: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations, and (v) recognize revenue when (or as) performance obligations are satisfied. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. There were no changes to our revenue recognition policy from the adoption of ASC 606.

The Company’s net sales are disaggregated by product category. The sales/access fees consist of product sales. The licensee / distribution rights income consists of the income recognized from the amortization of distribution agreements entered into for our products.

The following table presents our net sales by product category for the three months ended September 30, 2018 and 2017:

	Three months Ended
	September 30, 2018	September 30, 2017
Sales/access fees	$18,760	$46,249
Distribution rights income	59,824	101,344
Net sales	$78,584	$147,593

The following table presents our net sales by product category for the nine months ended September 30, 2018 and 2017:

	Nine months Ended
	September 30, 2018	September 30, 2017
Sales/access fees	$122,460	$113,500
Distribution rights income	202,522	378,864
Net sales	$324,982	$492,364

Deferred revenue:

We license proprietary products and protocols to customers under licensing agreements that allow those customers to utilize the products and protocols in services they provide to their customers. The timing and amount of revenue recognized from license agreements depends upon a variety of factors, including the specific terms of each agreement. Such agreements are reviewed for multiple performance obligations. Performance obligations can include amounts related to initial non-refundable license fees for the use of our products and protocols and additional royalties on covered services.

The Company granted license and sub-license agreements for various regions or States in the United States allowing the licensee to market, distribute and sell solely in the defined license territory, as defined, the products provided by the Company. The agreements are granted for a defined period or perpetual and are effective as long as annual milestones are achieved.

F-39

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

Terms for payments for licensee agreements vary from full cash payment to defined terms. In cases where license or sub-license fees are uncollected or deferred; the Company nets those uncollected fees with the deferred revenue for balance sheet presentation.

The Company amortizes license fees over the shorter of the economic life of the related contract life or contract terms for each licensee.

The following table presents the changes in deferred revenue, reflected as current and long term liabilities on the Company’s consolidated balance sheet:

Balance as of December 31, 2017:
Short term	$237,347
Long term	401,346
Total as of December 31, 2017	638,693
Cash payments received	25,000
Net sales recognized	(202,522)
Balance as of September 30, 2018	461,171
Less short term	215,236
Long term	$245,935

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions used in the fair value of stock-based compensation, the fair value of other equity and debt instruments and allowance for doubtful accounts.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limit. At September 30, 2018 and December 31, 2017, the Company’s deposits in excess of the FDIC limit were $0.

Accounts Receivable

Accounts receivable are recorded at original invoice amount less an allowance for uncollectible accounts that management believes will be adequate to absorb estimated losses on existing balances. Management estimates the allowance based on collectability of accounts receivable and prior bad debt experience. Accounts receivable balances are written off upon management’s determination that such accounts are uncollectible. Recoveries of accounts receivable previously written off are recorded when received. Management believes that credit risks on accounts receivable will not be material to the financial position of the Company or results of operations. The allowance for doubtful accounts was $3,500 and $105,000 as of September 30, 2018 and December 31, 2017, respectively.

F-40

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2018 and December 31, 2017. The respective carrying value of certain financial instruments approximated their fair values. These financial instruments include cash, stock based compensation and notes payable. The fair value of the Company’s convertible securities is based on management estimates and reasonably approximates their book value.

See Footnote 9 and 11 for derivative liabilities and Footnote 12 and 13 for stock based compensation and other equity instruments.

Segment Information

Accounting Standards Codification subtopic Segment Reporting 280-10 (“ASC 280-10”) establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. ASC 280-10 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company’s principal operating segment.

Long-Lived Assets

The Company follows FASB ASC 360-10-15-3, “Impairment or Disposal of Long-lived Assets,” which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the asset’s estimated useful life, which is five years for furniture and all other equipment. Expenditures for maintenance and repairs are expensed as incurred.

Net Income (loss) Per Share

The Company accounts for net income (loss) per share in accordance with Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”), which requires presentation of basic and diluted earnings per share (“EPS”) on the face of the statement of operations for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS.

Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during each period. It excludes the dilutive effects of any potentially issuable common shares.

F-41

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

Diluted net loss share is calculated by including any potentially dilutive share issuances in the denominator. As of September 30, 2018 and 2017, potentially dilutive shares issuances were comprised of convertible notes, warrants and stock options.

The following potentially dilutive securities have been excluded from the computations of weighted average shares outstanding for the three and nine months ended September 30, 2018 and 2017, as they would be anti-dilutive:

	September 30, 2018	September 30, 2017
Shares underlying options outstanding	793,850	478,500
Shares underlying warrants outstanding	70,250	24,300
Shares underlying convertible notes outstanding	1,875,000	1,312,500
	2,739,100	1,815,650

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. The Company charged to operations $30,052 and $72,067 as advertising costs for the three and nine months ended September 30, 2018 and $41,735 and $105,506 for the three and nine months ended September 30, 2017, respectively.

Research and development costs

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred research and development expenses of $35,759 and $94,765 for the three and nine months ended September 30, 2018, respectively, and $107,460 and $159,030 for the three and nine months ended September 30, 2017, respectively.

Derivative Instrument Liability

The Company accounts for derivative instruments in accordance with ASC 815, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of relationships designated are based on the exposures hedged. At September 30, 2018 and December 31, 2017, the Company did not have any derivative instruments that were designated as hedges.

In 2017 and prior and in accordance with ASC 815, certain convertible notes and warrants with anti-dilutive provisions were deemed to be derivatives. The value of the derivative instrument will fluctuate with the price of the Company’s common stock and is recorded as a current liability on the Company’s Consolidated Balance Sheet. The change in the value of the liability is recorded as “unrealized gain (loss) on derivative liability” on the Consolidated Statements of Operations.

F-42

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

Effective January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815). The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features.

When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature.

For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception.

On January 1, 2018, the Company adopted ASU 2017-11 by electing the retrospective method to the outstanding financial instruments with a down round feature by means of a cumulative-effect adjustment to the statement of financial position as of the beginning of the fiscal year. Accordingly, the Company reclassified the fair value of the reset provisions embedded in previously issued warrants with embedded anti-dilutive provisions from liability to equity (accumulated deficit) in aggregate of $175,975.

Stock Based Compensation

Share-based compensation issued to employees is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period. The Company measures the fair value of the share-based compensation issued to non-employees using the stock price observed in the arms-length private placement transaction nearest the measurement date (for stock transactions) or the fair value of the award (for non-stock transactions), which were considered to be more reliably determinable measures of fair value than the value of the services being rendered. The measurement date is the earlier of (1) the date at which commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete.

As of September 30, 2018, there were 793,850 stock options outstanding, of which 557,600 were vested and exercisable. As of September 30, 2017, there were 478,850 stock options outstanding, of which 355,100 were vested and exercisable.

Income Taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records an estimated valuation allowance on its deferred income tax assets if it is more likely than not that these deferred income tax assets will not be realized.

F-43

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of September 30, 2018 and December 31, 2017, the Company has not recorded any unrecognized tax benefits.

Recent Accounting Pronouncements

In June 2018, the FASB issued ASU No. 2018-07 to simplify the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees, with certain exceptions. The new guidance expands the scope of Accounting Standards Codification, or ASC, 718 to include share-based payments granted to nonemployees in exchange for goods or services used or consumed in an entity’s own operations and supersedes the guidance in ASC 505-50. The guidance is effective for public business entities in annual periods beginning after December 15, 2018, and interim periods within those annual periods. Early adoption is permitted, including in an interim period for which financial statements have not been issued, but not before an entity adopts ASC 606. The Company is currently evaluating the effect of this guidance on its consolidated financial statements and disclosures.

In February 2016, the FASB issued ASU 2016-02—Leases (Topic 842), requiring lessees to recognize a right-of-use asset and a lease liability on the balance sheet for all leases except for short-term leases. For lessees, leases will continue to be classified as either operating or finance leases in the income statement. The effective date of the new standard for public companies is for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early adoption is permitted. The new standard must be adopted using a modified retrospective transition and requires application of the new guidance at the beginning of the earliest comparative period presented. The Company is evaluating the effect that the updated standard will have on its financial statements and related disclosures.

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 3 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

As of September 30, 2018, the Company had cash of $245,373 and working capital deficit of $4,895,457. During the nine months ended September 30, 2018, the Company used net cash in operating activities of $1,386,206 including payment of $43,463 for leased space. The Company has not yet generated any significant revenues, and has incurred net losses since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

During the nine months ended September 30, 2018, the Company raised $250,000 in cash proceeds from the issuance of notes payable and $1,400,000 proceeds from the sale of common stock or receipt of common stock subscriptions. The Company believes that its current cash on hand will not be sufficient to fund its projected operating requirements.

The Company’s primary source of operating funds since inception has been from proceeds from private placements of convertible and other debt and the sale of common stock. The Company intends to raise additional capital through private placements of debt and equity securities, but there can be no assurance that these funds will be available on terms acceptable to the Company, or will be sufficient to enable the Company to fully complete its development activities or sustain operations. If the Company is unable to raise sufficient additional funds, it will have to develop and implement a plan to further extend payables, reduce overhead, or scale back its current business plan until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Accordingly, the accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

F-44

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

NOTE 4 – PROPERTY AND EQUIPMENT

The Company’s property and equipment at September 30, 2018 and December 31, 2017:

	September 30, 2018	December 31, 2017
Office equipment	$34,234	$34,234
Computer equipment	5,544	5,544
Manufacturing equipment	29,763	-
	69,541	39,778
Less accumulated depreciation	(24,854)	(20,766)
	$44,687	$19,012

Depreciation expense charged to operations amounted to $1,303 and $4,088, respectively, for the three and nine months ended September 30, 2018; and $1,529 and $4,586, respectively, for the three and nine months ended September 30, 2017.

NOTE 5 – INTELLECTUAL PROPERTY/ LICENSING RIGHTS

On January 26, 2016, the Company entered into an asset purchase agreement to acquire intellectual and contractual rights for all of North America with the option for Central and South America for Naltrexone Implants formulas created by the Seller for 24 months upon receipt of the intellectual property for a fee of $55,648. The Company, within the first 12 months has the right to purchase perpetual rights for above territories for a one-time fee, financed over 5 years. The rights are amortized over the 24 month contract life. Amortization charged to operations amounted to $0 and $1,963 for the three and nine months ended September 30, 2018, and $7,013 and $20,810 for the three and nine months ended September 30, 2017, respectively.

On July 28, 2016, the Company and Therakine, Ltd., an Irish private company limited by shares (“Therakine”), entered into a Development, Commercialization and License Agreement (the “Agreement”). Therakine has know-how and patents related to sustained release drug delivery technology (the “Technology”). Pursuant to the Agreement, Therakine granted the Company an exclusive license to utilize the Technology in developing injectable naltrexone products to treat patients suffering addiction to opioids, methamphetamines, cocaine, or alcohol. The Company is permitted to sell on a worldwide basis the products that utilize the Technology. The Agreement expires when the Company’s last valid claim to Therakine’s patents expires. Upon expiration of the Agreement, the licenses granted will become irrevocable and fully paid up.

The Company agreed to pay, in return for the license to the Technology, up to $2,750,000 in milestone payments and royalties ranging from 5% to 12% of net sales of products that use the Technology with aggregate payments per year of not less than $250,000. The Company is also required to pay a percentage of any sublicense income it receives related to products that use the Technology. In the event Therakine enters into a license agreement with a third party for products unrelated to injectable naltrexone that use the Technology, Therakine will pay the Company a percentage of its income from these products. As of September 30, 2018 and December 31, 2017, the Company has paid an aggregate of $250,000 of which $75,000 was held in escrow until certain drug levels are met..

In 2016, the Company assigned and Therakine agreed to assign the rights under the Therakine Agreement, to BioCorRx Pharmaceuticals, Inc., the Company majority owned subsidiary.

On October 12, 2018, BioCorRx Pharmaceuticals, Inc., the Company’s majority owned subsidiary, acquired $15,200 of Therakine Biodelivery GmbH patent families consisting of approximately 11 patents pending and 1 issued patent. The patent families are subject to a Development, Commercialization and License agreement between the Company and Therakine, Ltd.

F-45

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

NOTE 6 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following as of September 30, 2018 and December 31, 2017:

	September 30, 2018	December 31, 2017
Accounts payable	$632,846	$714,823
Interest payable on notes payable	760,322	483,075
Deferred rent	1,147	1,638
	$1,394,315	$1,199,536

NOTE 7 – SETTLEMENT PAYABLE

On March 9, 2016, Jorge Andrade (former Company’s Chief Executive Officer) and Terranautical Global Investments, Inc. filed with the Eighth Judicial District Court in Clark County, Nevada a lawsuit claiming unpaid compensation, bonuses and previous loans in aggregate of $316,000 plus accrued interest and damages.

On March 21, 2016, the Plaintiff and the Company entered into a settlement agreement whereby the Company agreed to settle for a cash payment of $250,000 due December 16, 2016. On March 8, 2017, the settlement agreement was amended with an initial payment of $190,000 to be delivered by March 15, 2017 and the remaining balance of $60,000 shall be paid in twelve (12) monthly payments of $5,000 each through April 1, 2018. At March 21, 2016, the Company reclassified $195,845 accounts payable and $54,155 notes payable, related party to settlement payable in the accompanying balance sheet. As of September 30, 2018 and December 31, 2017, the outstanding balance due was $0 and $15,000, respectively.

NOTE 8 – NOTES PAYABLE

On January 26, 2018, the Company issued two unsecured promissory notes in aggregate of $250,000 bearing interest at 8% per annum with both principal and initially interest due July 26, 2018. In connection with the note issuance, the Company issued an aggregate of 1,000 shares of the Company’s common stock to the note holders. The fair value of the common stock at the date of issuance of $25,500 was recorded as a debt discount and is amortized as interest expense over the term of the notes. On July 26, 2018, the Company issued 1,000 shares in connection with extending the notes till December 26, 2018, the fair value of the common stock of $12,000 was charged to current period interest.

NOTE 9 – CONVERTIBLE NOTES PAYABLE

On June 10, 2016, the Company issued to BICX Holding Company, LLC a $2,500,000 senior secured convertible promissory note due June 10, 2019 and bearing interest at 8% per annum due annually beginning June 10, 2018.

Under the terms of the note, the note holder may, at any time, convert the unpaid principal of the note, or any portion thereof, into shares of the Company’s common stock at an initial conversion price equal to 25% of the Company’s total authorized common stock, determined at $1.90 per share at the date of issuance. In addition, the note contained certain anti-dilution provisions, as defined.

The Company was required to maintain a cash balance of $50,000 of the outstanding principal amount at all times, unrestricted and lien free (as amended) until December 31, 2017.

F-46

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

BICX Holding had the right, until December 10, 2016, to purchase another convertible note from the Company in a principal amount of up to $2,500,000 for a total aggregate purchase price of $5,000,000 (the “Maximum Purchase Price”). The Company and BICX Holding agreed to extend this deadline and, on March 3, 2017, the parties entered into a First Amendment to the Note (the “First Amendment”).

Pursuant to the First Amendment, BIXC Holding invested another $1,660,000 for a total aggregate purchase price of $4,160,000. Based on the amount invested, BICX Holding will return the Note and the Company will issue BICX Holding a new note for $4,160,000 convertible into 42.43% of the Company’s total authorized common stock. The other terms of the new note will be identical to the Note. Pursuant to the First Amendment, the parties agreed that BICX Holding does not have the right to appoint a consultant or, if the Company’s common stock is listed on a national securities exchange, an independent member of the Board. In addition, the Company is not entitled to a break-up fee.

On June 29, 2017, the parties entered into the Second Amendment to the Note Purchase Agreement and the March 2017 Note (the “Second Amendment”). The Second Amendment amends the March 2017 Note such that there is no longer an anti-dilution provision in the note. This provision in the March 2017 Note created a derivative liability for the Company which is no longer present.

In addition, the Second Amendment amends the March 2017 Note and the Note Purchase Agreement such that the Company agreed to not engage in any financing at a purchase price below the BIXC Holding purchase price. Finally, the Second Amendment amends the Note Purchase Agreement such that BICX Holding no longer has a right to participate in a subsequent financing in which the Company engages.

The note is secured by all of assets of the Company and is ranked senior to all of the Company’s debt currently outstanding or hereafter, unless prohibited by law.

The Company had identified the embedded derivatives related to the above described note. These embedded derivatives included certain conversion and reset features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the Notes and to fair value as of each subsequent reporting date.

At inception of the 2017 additions, the Company determined the aggregate fair value of $11,023,244 of embedded derivatives. The fair value of the embedded derivatives was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 167.85% to 168.32%, (3) weighted average risk-free interest rate of 1.26% to 1.37%, (4) expected life of 2.21 to 2.25 years, and (5) estimated fair value of the Company’s common stock of $9.00 to 11.22 per share.

The determined fair value of the debt derivatives of $11,023,244 was charged as a debt discount up to the net proceeds of the note with the remainder of $9,363,244 charged to current period operations as non-cash interest expense.

At June 29, 2017, the date of the Second Amendment modifying the above described note to eliminate the anti-dilutive provision, the Company determined the aggregate fair value the embedded derivatives of $30,806,073, recognizing a gain on change in fair value of $12,217,004 and reclassifying the determined fair value at June 29, 2017 of $30,806,073 to equity. The fair value of the embedded derivatives was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 169.77%, (3) weighted average risk-free interest rate of 1.38%, (4) expected life of 1.95 years, and (5) estimated fair value of the Company’s common stock of $10.80 per share.

F-47

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

NOTE 10 – NOTES PAYABLE-RELATED PARTY

As of September 30, 2018 and December 31, 2017, the Company received advances from Kent Emry (the former CEO of the Company), Scott Carley, and Neil Muller (the former President of the Company) as loans from related parties. The loans are payable on demand and without interest. In addition, the Company has issued unsecured, non-interest bearing demand notes to related parties. During the year December 31, 2017, the Company paid $15,000 on Mr. Emry’s note and Neil Muller settled $10,000 of outstanding debt. The balance outstanding as of September 30, 2018 and December 31, 2017 was $22,980.

On January 22, 2013, the Company issued a unsecured promissory note payable to Kent Emry for $200,000 due January 1, 2018, with a stated interest rate of 12% per annum beginning three months from issuance, payable monthly. Principal payments were due starting February 1, 2015 at $6,650 per month. The lender has an option to convert the note to licensing rights for the State of Oregon. The Company currently is in default of the principal and interest. During the year ended December 31, 2014, the Company paid $36,390 principal and accrued interest towards the promissory note.

In connection with the issuance of the above described promissory note, the Company issued 950,000 (as amended) of its common stock as interest payment on March 31, 2014.

The Company recorded a debt discount of $11,250 based on the fair value of the Company’s common stock at the issuance date of the promissory note. The discount is amortized ratably over the term on the notes. The note holder subsequently became an officer of the Company. The balance outstanding as of September 30, 2018 and December 31, 2017 was $163,610.

NOTE 11 – WARRANT LIABILITY

The Company issued warrants in conjunction with the issuance of certain convertible debentures. These warrants contain certain reset provisions. Therefore, in accordance with ASC 815-40, the Company had reclassified the fair value of the warrant from equity to a liability at the date of issuance. Subsequent to the initial issuance date, the Company is required to adjust to fair value the warrant as an adjustment to current period operations.

At December 31, 2017, the fair value of the 11,550 warrants containing certain reset provisions were determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 154.88%, (3) weighted average risk-free interest rate of 1.39%, (4) expected life of 0.27 years, and (5) estimated fair value of the Company’s common stock of $16.59 per share.

At December 31, 2017, the warrant liability valued at $175,975, the Company believes an event under the contract that would create an obligation to settle in cash or other current assets is remote and has classified the obligation as a long term liability.

Effective January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815). The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features.

When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments.

F-48

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception.

On January 1, 2018, the Company adopted ASU 2017-11 by electing the retrospective method to the outstanding financial instruments with a down round feature by means of a cumulative-effect adjustment to the statement of financial position as of the beginning of the fiscal year. Accordingly, the Company reclassified the fair value of the reset provisions embedded in previously issued warrants with embedded anti-dilutive provisions from liability to equity (accumulated deficit) in aggregate of $175,975.

NOTE 12 – STOCKHOLDERS’ DEFICIT

Preferred stock

The Company is authorized to issue 600,000 shares of preferred stock with no par value. As of September 30, 2018 and December 31, 2017, the Company had 80,000 shares of preferred stock and 160,000 shares of Series B preferred stock issued and outstanding.

Common stock

On May 10, 2018, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada increasing the total number of shares which the Company is authorized to issue from five hundred twenty five million six hundred thousand (525,600,000) shares to seven hundred fifty million six hundred thousand (750,600,000) shares and increasing the number of authorized shares of common stock from five hundred and twenty five million (525,000,000) shares of common stock, $0.001 par value, to seven hundred and fifty million (750,000,000) shares of common stock.

As of September 30, 2018 and December 31, 2017, the Company had 2,532,863 shares and 2,440,863 shares of common stock issued and outstanding.

During the nine months ended September 30, 2018, the Company issued an aggregate of 10,000 shares of its common stock for services rendered valued at $157,410 based on the underlying market value of the common stock at the date of issuance.

During the nine months ended September 30, 2018, the Company issued 10,000 shares of its common stock in connection with a distribution agreement previously accrued during the year ended December 31, 2017.

During the nine months ended September 30, 2018, the Company issued an aggregate of 1,000 shares of its common stock in connection with the issuance of promissory notes payable valued at $25,500 based on the underlying market value of the common stock at the date of issuance.

F-49

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

During the nine months ended September 30, 2018, the Company issued an aggregate of 1,000 shares of its common stock in connection with the extension of a promissory note payable valued at $12,000 based on the underlying market value of the common stock at the date of issuance.

During the nine months ended September 30, 2018, the Company issued 70,000 shares of its common stock in exchange for proceeds of $1,300,000. Of this amount: (1) the company issued 57,500 units of the Company’s securities at a price per unit of $2.00 for total proceeds of $1,150,000 with each unit consisting of one share of the Company’s common stock an a three-year warrant to purchase one share of the Company’s Common Stock at an exercise price of $100.00 per share; and (2) the Company issued 12,500 shares of its common stock at a price per share of $12.00 for proceeds of $150,000. and the Company received $100,000 common stock subscriptions for 5,000 shares of its common stock and 5,000 three year warrants with an exercise price of $100.00 per share.

NOTE 13 – STOCK OPTIONS AND WARRANTS

Options

On May 15, 2018, the Board of Directors approved and adopted the BioCorRx Inc. 2018 Equity Incentive Plan (the “Plan”). The Plan provides for the issuance of up to 450,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), through the grant of non-qualified options (the “Non-qualified Options”), incentive options (the “Incentive Options” and together with the Non-qualified Options, the “Options”), restricted stock (the “Restricted Stock”) and unrestricted stock to directors, officers, consultants, advisors and employees.

The Plan shall be administered by the Board or, in the Board’s sole discretion, by the committee administering the Plan (the “Committee”). Subject to the terms of the Plan, the Committee’s charter and applicable laws, and in addition to other express powers and authorization conferred by the Plan.

Options are subject to the following conditions:

(i) The Board or the Committee determines the strike price of Incentive Options at the time the Incentive Options are granted. The assigned strike price must be no less than 100% of the Fair Market Value (as defined in the Plan) of the Common Stock. In the event that the recipient is a Ten Percent Owner (as defined in the Plan), the strike price must be no less than 110% of the Fair Market Value of the Company.

(ii) The strike price of each Option will be at least 100% of the Fair Market Value of such share of the Company’s Common Stock on the date the Non-qualified Option is granted.

(iii) The Committee fixes the term of Options, provided that Options may not be exercisable more than ten years from the date the Option is granted, and provided further that Incentive Options granted to a Ten Percent Owner may not be exercisable more than five years from the date the Incentive Option is granted.

(iv) The Committee may designate the vesting period of Options.

(v) A Non-qualified Stock Option may, in the sole discretion of the Board, be transferable to a Permitted Transferee, upon written approval by the Board to the extent provided in the Award Agreement (as defined in the Plan). If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

(vi) Incentive Options may not be issued in an amount or manner where the amount of Incentive Options exercisable in one year entitles the holder to Common Stock of the Company with an aggregate Fair Market value of greater than $100,000.

F-50

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

Awards of Restricted Stock are subject to the following conditions:

(i) The Committee grants Restricted Stock and determines the restrictions on each Restricted Stock Award (as defined in the Plan). Upon the grant of a Restricted Stock Award and the payment of any applicable purchase price, grantee is considered the record owner of the Restricted Stock and entitled to vote the Restricted Stock if such Restricted Stock is entitled to voting rights.

(ii) The Restricted Period shall commence on the Grant Date (as defined in the Plan) and end at the time or times set forth on a schedule established by the Board in the applicable Award Agreement; provided, however, that notwithstanding any such vesting dates, the Board may in its sole discretion accelerate the vesting of any Restricted Award at any time and for any reason.

Option valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option model with a volatility figure derived from using the Company’s historical stock prices. The Company accounts for the expected life of options based on the contractual life of options for non-employees. For employees, the Company accounts for the expected life of options in accordance with the “simplified” method, which is used for “plain-vanilla” options, as defined in the accounting standards codification.

The risk-free interest rate was determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the options.

On June 13, 2018, the Company awarded options to purchase an aggregate of 315,000 shares of common stock to key officers and directors of the Company. These options vest monthly over 12 months and have a term of 10 years. The options have an exercise price of $14.00 per share. The options had an aggregate grant date fair value of $3,803,258.

The following assumptions were used in determining the change in fair value of extended options during the nine months ended September 30, 2018:

Risk-free interest rate	2.85%
Dividend yield	0%
Stock price volatility	135.18%
Expected life	5.50 years

The following table summarizes the stock option activity for the nine months ended September 30, 2018:

	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2017	478,850	$4.00	7.5	$5,927,877
Grants	315,000	14.00	10.0	-
Exercised	-
Expired	-		-	-
Outstanding at September 30, 2018	793,850	$8.10	7.9	$2,832,140
Exercisable at September 30, 2018	557,600	$6.00	7.2	$2,832,140

F-51

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on options with an exercise price less than the Company’s stock price of $10.00 as of September 30, 2018, which would have been received by the option holders had those option holders exercised their options as of that date.

The following table presents information related to stock options at September 30, 2018:

Options Outstanding			Options
		Weighted Average	Exercisable Exercisable
Exercise	Number of	Remaining Life	Number of
Price	Options	In Years	Options

$1.00-2.50	330,350	8.0	330,350
2.51-5.00	35,000	2.1	35,000
5.10-14.00	428,500	8.9	192,250
	793,850	8.2	557,600

The stock-based compensation expense related to option grants was $950,814 and $1,398,614 during the three and nine months ended September 30, 2018 and $83,853 and $240,924 for the three and nine months ended September 30, 2017, respectively.

As of September 30, 2018, stock-based compensation related to options of $2,535,505 remains unamortized and is expected to be amortized over the weighted average remaining period of 8 months.

Warrants

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company’s common stock:

Warrants Outstanding				Warrants Exercisable
Exercise Prices		Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life (Years)
	$25.00	12,750	0.77	$25.00	12,750	0.77
	100.00	57,500	2.61	100.00	57,500	2.61
$		70,250	2.27	$86.00	70,250	2.27

During the nine months ended September 30, 2018, the Company issued an aggregate of 57,500 warrants to purchase the Company’s common stock at an exercise price of $100.00, expiring 3 years from the date of issuance in connection with the sale of common stock.

F-52

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

The following table summarizes the warrant activity for the nine months ended September 30, 2018:

	Number of Shares	Weighted Average Exercise Price Per Share
Outstanding at January 1, 2018	24,300	$91.00
Issued	57,500	100.00
Exercised	-
Expired	(11,550)	100.00
Outstanding at September 30, 2018	70,250	$86.00

NOTE 14 – RELATED PARTY TRANSACTIONS

The Company has an arrangement with Premier Aftercare Recovery Service, (“PARS”). PARS is a Company controlled by Neil Muller, a shareholder of the Company and prior officer of the Company, that provided consulting services to the Company. There is no formal agreement between the parties and the amount of remuneration was $14,583 per month. During the three and nine months ended September 30, 2018 and 2017, the Company incurred $-0- as consulting fees and expense reimbursements. As of September 30, 2018 and December 31, 2017, there was an unpaid balance of $32,318.

The Company has an arrangement with Felix Financial Enterprises (“FFE”). FFE is a Company controlled by Lourdes Felix, an officer of the Company that provides consulting services to the Company. Until June 17, 2016, there was no formal agreement between the parties and the amount of remuneration is $14,583 per month. During the three and nine months ended September 30, 2018 and 2017, the Company incurred $70,750, $151,548, $40,000 and $146,500, respectively, as consulting fees. As of September 30, 2018 and December 31, 2017, there was an unpaid balance of $9,000 and $14,900, respectively.

The Company had an arrangement with Brady Granier, an officer of the Company. Until June 17, 2016 there was no formal agreement between the parties and the amount of remuneration is $14,583 per month. For the three and nine months ended September 30, 2018 and 2017, the Company incurred $-0-, $-0-, $-0- and $30,727, respectively, as consulting fees. As of September 30, 2018 and December 31, 2017, there was an unpaid balance of $-0-. Beginning in 2017, Mr. Granier preformed services under Soupface LLC (see below).

The Company has an arrangement with Soupface LLC (“Soupface”). Soupface is a Company controlled by Brady Granier, an officer of the Company that provides consulting services to the Company. There was no formal agreement between the parties and the amount of remuneration is $14,583 per month. For the three and nine months ended September 30, 2018 and 2017, the Company incurred $75,000, $162,500, $43,750 and $134,375, respectively, as consulting fees. As of September 30, 2018 and December 31, 2017, there was an unpaid balance of $9,000 and $14,900, respectively.

The Company has an arrangement with Mr. Tom Welch, VP of Operations. Until June 17, 2016 there was no formal agreement between the parties and the amount of remuneration is $12,500 per month. For the three and nine months ended September 30, 2018 and 2017, the Company incurred $57,500, 128,032, $45,000 and $140,000 respectively, as consulting fees. As of September 30, 2018 and December 31, 2017, there was an unpaid balance of $6,000 and $9,900, respectively.

On July 28, 2016, the Company formed BioCorRx Pharmaceuticals, Inc. for the purpose of developing certain business lines. In connection with the formation, the newly formed sub issued 24.2% ownership to current or former officers of the Company, with the Company retaining 75.8%. As of December 31, 2017, there were no significant transactions, assets or liabilities in BioCorRx Pharmaceuticals, Inc., or operations since its formation. During the nine month months ended September 30, 2018, BioCorRx Pharmaceuticals, Inc. began limited operations.

The above related parties are compensated as independent contractors and are subject to the Internal Revenue Service regulations and applicable state law guidelines regarding independent contractor classification. These regulations and guidelines are subject to judicial and agency interpretation, and it could be determined that the independent contractor classification is inapplicable.

F-53

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

NOTE 15 – CONCENTRATIONS

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

The Company’s revenues earned from sale of products and services for the three months ended September 30, 2018 included 24%, 11%, 27% and 26% (aggregate of 88%) from four customers of the Company’s total revenues.

The Company’s revenues earned from sale of products and services for the nine months ended September 30, 2018 included 20%, 21%, 20% and 18% (aggregate of 79%) from four customers of the Company’s total revenues.

The Company's revenues earned from sale of products and services for the three months ended September 30, 2017 included 21% from one customer of the Company's total revenues.

The Company did not have a concentration for the nine months ended September 30, 2017.

Four customers accounted for 47%, 18%, 18% and 17% (aggregate of 100%) of the Company’s total accounts receivable at September 30, 2018 and three customers accounted for 12%, 19% and 13% (aggregate of 44%) of the Company’s total accounts receivable at December 31, 2017.

The Company relies on Trinity Rx as its sole supplier of its Naltrexone implant.

NOTE 16 – NON CONTROLLING INTEREST

On July 28, 2016, the Company formed BioCorRx Pharmaceuticals, Inc., a Nevada Corporation, for the purpose of developing certain business lines. In connection with the formation, the, the newly formed sub issued 24.2% ownership to current or former officers of the Company with the Company retaining 75.8%. From inception through December 31, 2017, there were no significant transactions. There were certain licensing rights with a carrying value of $250,000 and no significant liabilities in BioCorRx Pharmaceuticals, Inc. In 2018, BioCorRx Pharmaceuticals, Inc. began operations.

A reconciliation of the BioCorRx Pharmaceuticals, Inc. non-controlling loss attributable to the Company:

Net loss attributable to the non-controlling interest for the three months ended September 30, 2018:

Net loss	$(13,754)
Average Non-controlling interest percentage of profit/losses	24.2%
Net loss attributable to the non-controlling interest	$(3,328)

Net loss attributable to the non-controlling interest for the nine months ended September 30, 2018:

Net loss	$(13,938)
Average Non-controlling interest percentage of profit/losses	24.2%
Net loss attributable to the non-controlling interest	$(3,373)

F-54

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

The following table summarizes the changes in non-controlling interest for the nine months ended September 30, 2018:

Balance, December 31, 2017	$-
Net loss attributable to the non-controlling interest	(3,373)
Balance, September 30, 2018	$(3,373)

NOTE 17 – COMMITMENTS AND CONTINGENCIES

Employment agreements

On June 13, 2018, the Company entered into an Executive Service Agreement with the Company’s Chief Executive Officer, Mr. Brady Granier (the “Granier Executive Agreement”). Mr. Granier’s annual salary remains $175,000, includes a $500 per month car allowance and reimbursements for health and medical insurance. Mr. Granier was also granted a ten-year stock option to purchase an aggregate of 75,000 shares of the Company’s common stock at an exercise price of $14.00 per share and shall be granted to Mr. Granier (the “Granier Option”) in accordance with the terms and conditions of the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) and the applicable stock option award agreement. Mr. Granier is also eligible to participate in the Company’s Bonus Plan. The Granier Executive Agreement is at-will and may be terminated with or without cause. Mr. Granier is also eligible to receive certain severance benefits in accordance with the Granier Executive Agreement including, but not limited to, severance payments for a period of twelve months following termination and any accrued, but unpaid salary.

On June 13, 2018, the Company entered into an Executive Service Agreement with the Chief Financial Officer and Chief Operating Officer of the Company, Ms. Lourdes Felix (the “Felix Executive Agreement”). Ms. Felix’s annual salary is now $175,000 includes a $500 per month car allowance and reimbursements for health and medical insurance. Ms. Felix was also granted a ten-year stock option to purchase an aggregate of 75,000 shares of the Company’s common stock at an exercise price of $14.00 per share and shall be granted to Ms. Felix (the “Felix Option”, together with the “Granier Option” and “Welch Option”, the “Executive Options”) in accordance with the terms and conditions of the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) and the applicable stock option award agreement. Ms. Felix is also eligible to participate in the Company’s Bonus Plan. The Felix Executive Agreement is at-will and may be terminated with or without cause. Ms. Felix is also eligible to receive certain severance benefits in accordance with the Felix Executive Agreement including, but not limited to, severance payments for a period of twelve months following termination and any accrued, but unpaid salary.

On June 13, 2018, the Company entered into an Executive Service Agreement with the Company’s Vice President of Operations, Mr. Tom Welch (the “Welch Executive Agreement”). Mr. Welch’s annual salary is now $150,000, includes a $500 per month car allowance and reimbursements for health and medical insurance. Mr. Welch was also granted a ten-year stock option to purchase an aggregate of 75,000 shares of the Company’s common stock at an exercise price of $14.00 per share and shall be granted to Mr. Welch (the “Welch Option”) in accordance with the terms and conditions of the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) and the applicable stock option award agreement. Mr. Welch is also eligible to participate in the Company’s Bonus Plan. The Welch Executive Agreement is at-will and may be terminated with or without cause. Mr. Welch is also eligible to receive certain severance benefits in accordance with the Welch Executive Agreement including, but not limited to, severance payments for a period of twelve months following termination and any accrued, but unpaid salary.

Lease agreement

The Company operates from leased space. Our executive offices are located at 2390 East Orangewood Avenue, Suite 575, Anaheim, California 92806, and our telephone number is (714) 462-4880. Our lease commenced effective July 1, 2016 for a term of three years. The base rent is $4,474 per month.

F-55

BIOCORRX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

NOTE 18 – FAIR VALUE MEASUREMENTS

ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

There no items recorded or measured at fair value on a recurring basis in the accompanying consolidated financial statements consisted of the following items as of September 30, 2018 (See Note 11).

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 financial liabilities from December 31, 2017 through September 30, 2018:

Warrant Liability
Balance, December 31, 2017	$175,975
Transfers in (out):
Transfers out of Level 3 upon election of ASC 2017-11	(175,975)
Balance, September 30, 2018	$-

NOTE 19 – SUBSEQUENT EVENTS

On October 4, 2018, the Company filed a provisional patent for subcutaneous biodegradable naltrexone implant and behavioral program for weight loss.

On October 12, 2018, BioCorRx Pharmaceuticals, Inc., the Company’s majority owned subsidiary, acquired $15,200 of Therakine Biodelivery GmbH patent families consisting of approximately 11 patents pending and 1 issued patent. The patent families are subject to a Development, Commercialization and License agreement between the Company and Therakine, Ltd.

F-56

Units

The date of this prospectus is _______, 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the Common Stock and warrants being registered. All amounts other than the SEC registration fees and FINRA fees are estimates.

Amount to be Paid
SEC Registration Fees	$3,484.50
FINRA Fees	*
NASDAQ Capital Markets Listing Fee	55,000
Printing and Engraving Expenses	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Transfer Agent Fees	*
Miscellaneous	*
Total	$ *

* To be provided by amendment.

Item 14. Indemnification of Directors and Officers

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

II-1

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

II-2

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

Item 15. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold by us in transactions that were exempt from the requirements of the Securities Act in the last three years. Except where noted, all of the securities discussed in this Item 15 were all issued in reliance on the exemption under Section 4(a)(2) of the Securities Act.

2016

In February 2016, the Company issued an aggregate of 12,500 shares of its common stock for current and future services valued at $25,000 based on the underlying market value of the common stock at the date of issuance.

On February 1, 2016, the Company issued to Iconic Holdings, LLC a $88,000 Convertible Promissory Note. The proceeds from the Iconic note provides was up to an aggregate of $79,200 in net proceeds after taking into consideration an Original Issue Discount (“OID”) of $8,800. The maturity date is one year from the date of issuance.

The Company, at its sole discretion, has an option to repay the Iconic note within 90 days of the effective date at a rate of 110% of unpaid principal or 135% from 91-180 days of effective date. After 180 days, the note may not be prepaid without the consent of the holder. The Note is convertible after 180 days into shares of the Company’s common stock at a conversion price equal to 60% discount to the lowest closing price of the common stock for the 10 trading days immediately prior the conversion date.

II-3

On June 10, 2016, the Company issued to BICX Holding Company, LLC (“BICX Holding”) a $2,500,000 senior secured convertible promissory note due June 10, 2019 and bearing interest at 8% per annum due annually beginning June 10, 2018. BICX Holding is controlled by Alpine Creek. Under the terms of the note, the note holder may, at any time, convert the unpaid principal of the note, or any portion thereof, into shares of the Company’s common stock at an initial conversion price equal to 25% of the Company’s total authorized common stock, determined at $1.90 per share at the date of issuance. In addition, the note contains certain anti-dilution provisions, as defined. The Company is required to maintain a cash balance of $50,000 of the outstanding principal amount at all times, unrestricted and lien free (as amended). The note holder has the right, until December 10, 2016, to purchase another convertible note from the Company in a principal amount of up to $2,500,000 for a total aggregate purchase price of $5,000,000. Based on the percentage of the maximum purchase price the note holder invests, they will receive another convertible note for a pro rata percentage the Company’s total authorized common stock (up to another 26% of the Company’s total authorized common stock, for a total of 51%, if the note holder invests the maximum purchase price). If the note holder does not exercise the right to pay the maximum purchase price, the note holder will pay the Company a break-up fee equal to 5% of the remaining balance of the maximum purchase price. The note is secured by all of assets of the Company and is ranked senior to all of the Company’s debt currently outstanding or hereafter, unless prohibited by law.

On June 17, 2016, the Company awarded options to purchase an aggregate of 330,000 shares of common stock to key officers of the Company. These options vest monthly over 24 months and have a term of 10 years. The options have an exercise price of $2.00 per share. The options had an aggregate grant date fair value of $628,283.

On June 17, 2016, the Company extended the term of previously granted options in aggregate of 135,000 initially expiring from November 2019 to July 2020 by five years to November 2024 to July 2025. The change in fair value of $53,858 was determined using the Black Scholes option model and charged to current to operations during the year ended December 31, 2016.

On June 17, 2016, the Company entered into an executive service contract with Brady Granier as the Company’s President and Chief Executive Officer. The agreement is an at will agreement and provides for a base salary of $175,000 per year, 106,000 stock options, extended previously issued options and an auto allowance.

On June 17, 2016, the Company entered into an executive service contract with Tom Welch as the Company’s Vice President of Operations. The agreement is an at will agreement and provides for a base salary of $140,000 per year, 112,000 stock options, extended previously issued options and an auto allowance.

In July 2016, the Company issued an aggregate of 37,000 shares of its common stock for services rendered valued at $101,090 based on the underlying market value of the common stock at the date of issuance.

In July 2016, the Company issued 30,000 shares of its common stock as conversion for outstanding accounts payable to related party valued at $80,433 based on the underlying market value of the common stock at the date of issuance.

II-4

In August 2016, the Company issued 3,000 shares of its common stock for as loan extension valued at $17,970 based on the underlying market value of the common stock at the date of issuance.

In August 2016, the Company issued an aggregate of 31,500 shares of its common stock for services rendered valued at $182,725 based on the underlying market value of the common stock at the date of issuance.

In October 2016, the Company issued an aggregate of 8,000 shares of its common stock for in connection with the issuance of convertible debt valued at $30,000 based on the underlying market value of the common stock at the date of issuance.

In October 2016, the Company issued 600 shares of its common stock for services rendered valued at $2,346 based on the underlying market value of the common stock at the date of issuance.

On October 20, 2016, the Company issued to an aggregate of $220,000 Convertible Promissory Notes. The proceeds from the notes provides was up to an aggregate of $200,000 in net proceeds after taking into consideration an Original Issue Discount (“OID”) of $20,000. The maturity date is six months from the date of issuance. In connection with the issuance of the promissory notes, the Company issued 8,000 shares of its common stock as an inducement and is obligated to issue an additional 2,500 shares should the Company’s common stock close below $2.50 per share prior to full pay off of the notes. The fair value of the issued shares was charged as a debt discount at the time of issuance. The Note is convertible after 180 days into shares of the Company’s common stock at a conversion price equal to 60% discount to the lowest closing price of the common stock for the 25 trading days immediately prior the conversion date.

On November 16, 2016, the Company issued an aggregate of 1,600 shares of preferred stock to officers and directors for services rendered.

In December 2016, the Company issued an aggregate of 4,000 shares of its common stock for services rendered valued at $11,900 based on the underlying market value of the common stock at the date of issuance.

In December 2016, the Company issued 50,000 shares of its common stock in exchange for proceeds of $100,000.

2017

In January 2017, the Company issued an aggregate of 2,281 shares of its common stock for services rendered valued at $7,478 based on the underlying market value of the common stock at the date of issuance.

In February 2017, the Company issued 3,500 shares of its common stock for services rendered valued at $25,830 based on the underlying market value of the common stock at the date of issuance.

In February 2017, the Company issued 436,667 shares of its common stock in exchange for proceeds of $940,000.

In March 2017, the Company issued an aggregate of 136,620 shares of its common stock in settlement of $220,000 convertible notes payable.

On March 3, 2017, the Company and BICX Holding entered into the First Amendment to the Note Purchase Agreement date June 10, 2016. Pursuant to the First Amendment, BIXC Holding invested another $1,660,000 for a total aggregate purchase price of $4,160,000. Based on the amount invested, the Company issued a new note to replace the June 2016 Note (the “March 2017 Note”). The main differences between the June 2016 Note and the March 2017 Note are that the principal owed to BICX Holding is now $4,160,000 and the percentage of the Company’s total authorized common stock as of March 3, 2017 into which the March 2017 Note is convertible is now 42.43%. The March 2017 Note matures on March 3, 2020.

In April 2017, the Company issued an aggregate of 16,750 shares of its common stock for services rendered valued at $62,850 based on the underlying market value of the common stock at the date of issuance.

II-5

In May 2017, the Company issued 7,500 shares of its common stock for services rendered valued at $102,750 based on the underlying market value of the common stock at the date of issuance.

On May 25, 2017, the Company awarded options to purchase 350 shares of common stock to key consultant of the Company. These options vest immediately and have a term of 5 years. The options have an exercise price of $16.00 per share. The options had an aggregate grant date fair value of $5,318.

On June 29, 2017, the Company and BICX Holding entered into the Second Amendment to the Note Purchase Agreement and the March 2017 Note (the “Second Amendment”). The Second Amendment amends the March 2017 Note such that there is no longer an anti-dilution provision in the note. This provision in the March 2017 Note created a derivative liability for the Company which is no longer present.

In addition, the Second Amendment amends the March 2017 Note and the Note Purchase Agreement such that the Company agreed to not engage in any financing at a purchase price below the BIXC Holding purchase price. Finally, the Second Amendment amends the Note Purchase Agreement such that BICX Holding no longer has a right to participate in a subsequent financing in which the Company engages.

In August 2017, the Company issued 5,000 shares of its common stock for services rendered valued at $43,000 based on the underlying market value of the common stock at the date of issuance.

In September 2017, the Company issued an aggregate of 5,500 shares of its common stock for services rendered valued at $47,245 based on the underlying market value of the common stock at the date of issuance.

In October 2017, the Company issued 500 shares of its common stock for services rendered valued at $5,005 based on the underlying market value of the common stock at the date of issuance.

In November 2017, the Company issued 500 shares of its common stock for services rendered valued at $4,450 based on the underlying market value of the common stock at the date of issuance.

In December 2017, the Company issued 8,000 shares of its common stock for services rendered valued at $132,720 based on the underlying market value of the common stock at the date of issuance.

2018

In January 2018, the Company entered into subscription agreements with two investors, pursuant to which the Investors purchased shares of the Company’s common stock. The investors purchased a total of 12,500 shares at a purchase price of $12.00 per share for a total of $150,000 invested.

In January and February 2018, the Company issued an aggregate of 500 shares of Common Stock for consulting services.

In February and March 2018, the Company issued 3,250 shares of Common Stock to three consultants pursuant to consulting agreements.

In January 2018, the Company issued 1,250 shares of Common Stock as employee compensation.

In January 2018, the Company issued an aggregate of 1,000 common shares as commitment fees towards debt financing.

In January 2018, the Company issued 10,000 common shares in connection with a distribution agreement.

II-6

On February 9, 2018, the Company entered into the Investment Agreement and the Registration Rights Agreement with Northbridge. Under the terms of the Investment Agreement, Northbridge has agreed to provide the Company with up to ten million dollars ($10,000,000) of funding in the form of purchases of shares of the Common Stock. Northbridge will only make these purchases after a registration statement on Form S-1 registering these future shares is declared effective by the Commission. The SEC declared the Company’s Northbridge Registration Statement effective on September 12, 2018.

Between April 24, 2018 and May 16, 2018, the Company entered into subscription agreements with five individuals, (the “Investors”) in the aggregate amount of $1,100,000, pursuant to which the Investors purchased units of the Company’s securities (the “Units”) at a purchase price per Unit of $20.00. Each Unit consisted of (i) one share of Common Stock and (ii) a three-year warrant to purchase shares of the Common Stock at an exercise price of $100.00 per share. In total, 55,000 shares of Common Stock were issued.

From April to December 2018, the Company issued an aggregate of 28,405 shares of Common Stock to three consultants with a value per share of approximately $10.00.

On June 13, 2018, the Company granted 105,000 options to Mr. Brady Granier exercisable at $14.00 per share for ten years, vesting ratably over 12 months.
On June 13, 2018, the Company granted 105,000 options to Ms. Lourdes Felix exercisable at $14.00 per share for ten years, vesting ratably over 12 months.

On June 13, 2018, the Company granted 75,000 options to Mr. Tom Welch exercisable at $14.00 per share for ten years, vesting ratably over 12 months.
On June 13, 2018, the Company granted 105,000 options to Ms. Lourdes Felix exercisable at $14.00 per share for ten years, vesting ratably over 12 months.

On June 13, 2018, the Company granted 30,000 options to Mr. Kent Emry exercisable at $14.00 per share for ten years, vesting ratably over 12 months.

In June 2018, the Company entered into a subscription agreement with an investor in the amount of $50,000, pursuant to which the investor purchased Units at a purchase price per Unit of $20.00. Each Unit consisted of (i) one share of Common Stock and (ii) a three-year warrant to purchase shares of the Common Stock at an exercise price of $100.00 per share. In total, 2,500 shares of Common Stock were issued.

In June 2018, the Company entered into a subscription agreement with an investor in the amount of $64,500, pursuant to which the investor purchased 5,000 shares at a price per share of approximately $13.00.

In July 2018, the Company issued 1,000 shares of Common Stock to one lender in connection with the extension of the maturity date of a $12,000 promissory note.

In October 2018, the Company issued 592 shares to a service provider with a value per share of approximately $8.00.

In November 2018, the Company issued an aggregate of 2,500 common shares as commitment fees towards debt financing. As part of the same debt financing, the Company issued a three-year warrant to purchase 5,000 shares of the Common Stock at an exercise price of $20.00 per share.

In December 2018, the Company issued 1,250 shares of Common Stock to a non-executive employee as bonus compensation with a value per share of $7.00.

In December 2018, the Company issued 4,236 shares of Common Stock to a consultant with a value per share of approximately $7.00.

In December 2018, the Company issued an aggregate of 2,500 common shares as commitment fees towards debt financing. As part of the same debt financing, the Company issued a three-year warrant to purchase 5,000 shares of the Common Stock at an exercise price of $20.00 per share.

In December 2018, the Company issued 20,000 shares to Trinity in connection with the Company’s acquisition the worldwide contractual rights, except for New Zealand and Australia, for the naltrexone implant formulation. The shares had a value per share of approximately $7.00.

2019

In January 2019, the Company issued 2,500 shares of Common Stock to one consultant with a value per share of approximately $6.00.

In February 2019, the Company issued an aggregate of 833 shares of Common Stock to shareholder who held an amount of shares prior to the Reverse Stock Split not evenly divisible by the reverse split ratio of 1-for-100. These 833 shares were issued to round up such shareholders to the next whole share.

II-7

Item 16. Exhibits and Financial Statement Schedules

(a)	EXHIBITS

We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement and below in this Item 16:

Exhibit		Incorporated by Reference			Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Articles of Incorporation, filed May 7, 2014.	8-K	3.2	07/06/2016
3.2	Certificate of Amendment to the Articles of Incorporation, filed July 5, 2016.	8-K	3.1	07/06/2016
3.3	Certificate of Amendment to Articles of Incorporation, dated May 10, 2018.	8-K	3.1	05/16/2018
3.4	Certificate of Amendment to Articles of Incorporation, filed January 16, 2019.	8-K	3.1	01/18/2019
3.5	Amended and Restated Bylaws, effective as of May 13, 2016.	8-K	3.2	05/20/2016
4.1	Certificate of Designation, filed July 1, 2014, as corrected July 7, 2014.	8-K	4.1	07/06/2016
4.2	Certificate of Designation, filed November 23, 2016.	8-K	4.1	11/30/2016
5.1*	Opinion of Lucosky Brookman LLP.
10.1	Asset Purchase Agreement by and between the Company and Well Advised, signed January 26, 2016.	8-K	10.1	01/29/2016
10.2	8% Senior Secured Convertible Promissory Note, dated June 10, 2016, issued by the Company to BICX Holding Company LLC.	8-K	10.1	06/21/2016
10.3	Senior Secured Convertible Note Purchase Agreement by and among the Company and BICX Holding Company LLC, dated June 10, 2016.	8-K	10.2	06/21/2016
10.4	Security Agreement by and among the Company and BICX Holding Company LLC, dated June 10, 2016.	8-K	10.3	06/21/2016
10.5	Form of 8% Convertible Promissory Note, dated October 20, 2016, issued by the Company	8-K	10.1	10/27/2016
10.6	Form of Securities Purchase Agreement by and among the Company and the Investors, dated June 10, 2016.	8-K	10.2	10/27/2016
10.7	Subscription Agreement with David de Csepel dated December 22, 2016.	8-K	10.1	01/06/2017
10.8	First Amendment to Senior Secured Convertible Note Purchase Agreement by and between the Company and BICX Holding Company LLC, dated March 3, 2017.	8-K	10.1	03/09/2017
10.9	Form of Subscription Agreement entered into between the Company and Investors during February and March 2017.	8-K	10.2	03/09/2017
10.10	Settlement Agreement with Lucas Hoppel, dated March 16, 2017.	8-K	10.1	03/22/2017
10.11	Settlement Agreement with Vista Capital Investments, LLC dated March 20, 2017.	8-K	10.2	03/22/2017
10.12	Second Amendment to Senior Secured Convertible Note Purchase Agreement and Senior Secured Convertible Note by and between the Company and BICX Holding Company LLC, dated June 29, 2017.	8-K	10.1	07/06/2017
10.13	Distributor Agreement with CereCare, LLC, dated December 8, 2017.	8-K	10.1	12/14/2017
10.14	Form of Subscription Agreement.	8-K	10.1	01/23/2018
10.15	Form of Promissory Note.	8-K	10.1	02/01/2018
10.16	Investment Agreement by and between the Company and Northbridge Financial Inc., dated February 9, 2018.	8-K	10.1	02/20/2018
10.17	Registration Rights Agreement by and between the Company and Northbridge Financial Inc., dated February 9, 2018.	8-K	10.2	02/20/2018
10.18	Form of Subscription Agreement.	8-K	10.1	06/06/2018
10.19	Form of Warrant.	8-K	10.2	06/06/2018
10.20**	Fresh Start Private Management, Inc. 2013 Stock Option Plan.	S-8	99.1	01/10/2014
10.21**	2014 Stock Option Plan.	S-8	10.1	11/19/2014
10.22**	Form of BioCorRx Inc. 2018 Equity Incentive Plan.	8-K	10.1	05/21/2018
10.23**	Executive Management Bonus Plan effective June 13, 2018.	8-K	10.1	06/15/2018
10.24**	Executive Service Agreement by and between the Company and Brady Granier, dated June 13, 2018.	8-K	10.2	06/15/2018
10.25**	Executive Service Agreement by and between the Company and Lourdes Felix, dated June 13, 2018.	8-K	10.3	06/15/2018
10.26**	Director Compensation Agreement by and between the Company and Kent Emry, dated June 13, 2018.	8-K	10.5	06/15/2018
10.27**	Director Compensation Agreement by and between the Company and Brady Granier dated June 13, 2018.	8-K	10.6	06/15/2018
10.28**	Director Compensation Agreement by and between the Company and Lourdes Felix, dated June 13, 2018.	8-K	10.7	06/15/2018
10.29	Stock Purchase Agreement, dated November 15, 2018.	8-K	10.1	11/21/2018
10.30	Form of Promissory Note, dated November 15, 2018.	8-K	10.2	11/21/2018
10.31	Common Stock Purchase Warrant, dated November 15, 2018.	8-K	10.3	11/21/2018
10.32	Stock Purchase Agreement, dated December 12, 2018.	8-K	10.1	12/14/2018
10.33	Form of Promissory Note, dated December 12, 2018.	8-K	10.2	12/14/2018
10.34	Common Stock Purchase Warrant, dated December 12, 2018.	8-K	10.3	12/14/2018

14.1	Code of Conduct.	10-K	14.1	03/31/2009
21.1	List of Subsidiaries.	S-1	21.1	08/24/2018
23.1	Consent of Liggett & Webb, P.A., Independent Registered Public Accounting Firm.				☒
23.2*	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)

_______________

* To be filed by amendment.

** Indicates a management contract or compensatory plan or arrangement.

II-8

(b) Financial statement schedules.

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

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The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(i) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Anaheim, California, on February 14, 2019.

BioCorRx Inc.

By:	/s/ Brady Granier
Brady Granier
President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Lourdes Felix
Lourdes Felix
Chief Financial Officer, Chief Operating Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Brady Granier	President and Chief Executive Officer, Director (Principal Executive Officer)	February 14, 2019
Brady Granier

/s/ Lourdes Felix	Chief Financial Officer, Chief Operating Officer, Director (Principal Financial and Accounting Officer)	February 14, 2019
Lourdes Felix

/s/ Kent Emry	Director	February 14, 2019
Kent Emry

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